The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities is effective under the Securities Act of 1933, as amended. We are not using this preliminary prospectus supplement and the accompanying prospectus to offer to sell or to solicit offers to buy these securities in any jurisdiction where the offer or sale is not permitted.
 Filed Pursuant to Rule 424(b)(2)
 Registration Nos. 333-288227; 333-288227-01; 333-288227-02
SUBJECT TO COMPLETION
PRELIMINARY PROSPECTUS SUPPLEMENT DATED JUNE 24, 2025
PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated June 23, 2025)
LADDER CAPITAL FINANCE HOLDINGS LLLP
LADDER CAPITAL FINANCE CORPORATION
$                % Senior Notes due 20
guaranteed by
LADDER CAPITAL CORP

Ladder Capital Finance Holdings LLLP, a Delaware limited liability limited partnership (“LCFH”), and Ladder Capital Finance Corporation, a Delaware corporation and a wholly-owned subsidiary of LCFH (the “Co-Issuer” and, together with LCFH, the “Issuers”), are offering $           aggregate principal amount of     % Senior Notes due 20  (the “notes”). Interest on the notes will be paid semi-annually in arrears on          and        of each year, beginning on          , 2026. The notes will mature on          , 20  . The Issuers may redeem the notes, in whole or in part, at any time and from time to time, prior to their stated maturity at the applicable redemption price described in this prospectus supplement in the section entitled “Description of Notes — Redemption Rights.”
The notes will be unsecured and will rank equally in right of payment to all of the Issuers’ existing and future unsecured unsubordinated debt and senior in right of payment to all of the Issuers’ existing and future debt that is by its terms expressly subordinated in right of payment to the notes. The notes will be effectively subordinated to any of the Issuers’ existing and future secured debt to the extent of the value of the assets securing such debt. The obligations to make payments of principal and interest on the notes will be structurally subordinated to any obligations of the Issuers’ subsidiaries.
The notes will be fully and unconditionally guaranteed on a senior unsecured basis by LCFH’s parent company, Ladder Capital Corp (the “Parent”). Parent does not have any material assets other than its investment in LCFH.
The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system.
Investing in the notes involves a high degree of risk. See “Risk Factors” beginning on page S-10 of this prospectus supplement and the information set forth in Parent’s filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated herein by reference.
	Per note	Total
Public offering price(1)	%	$
Underwriting discount	%	$
Proceeds, before expenses, to the Issuers	%	$

(1)
Plus accrued interest from          , 2025, if any, if settlement occurs after that date.

Neither the Securities and Exchange Commission (the “SEC”) nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The underwriters expect to deliver the notes in book-entry only form through The Depository Trust Company, Clearstream Banking S.A, and Euroclear Bank, S.A./N.V. as operator of the Euroclear System on or about         , 2025.

Joint Book-Running Managers
J.P. Morgan	Wells Fargo Securities	BofA Securities	SOCIETE GENERALE
The date of this prospectus supplement is         , 2025.

The Issuers, the Parent and the underwriters have not authorized anyone to provide you with any information that is not contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any permitted free writing prospectus. The Issuers, the Parent and the underwriters take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. The Issuers and the underwriters are offering to sell the notes only in jurisdictions where offers and sales are permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or any permitted free writing prospectus is accurate as of any date other than the date on the front cover of this prospectus supplement or the accompanying prospectus, or the date of any such permitted free writing prospectus, as the case may be, or that the information incorporated by reference herein or therein is accurate as of any date other than the date of the relevant report or other document in which such information is contained. Our business, financial condition, results of operations and prospects may have changed since those dates.
You should not consider any information included or incorporated by reference in this prospectus supplement or the accompanying prospectus to be legal, tax or investment advice. You should consult your counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding any purchase of the common stock. Neither we nor any of the underwriters makes any representation regarding the legality of an investment in the notes by any person under applicable investment or similar laws.
Unless otherwise indicated or unless the context requires otherwise, references in this prospectus supplement to (i) “we,” “us” and “our” mean Ladder Capital Corp and its consolidated subsidiaries, including the Issuers, (ii) the “Issuers” mean LCFH and the Co-Issuer and not any of their respective subsidiaries, and (iii) “Parent” mean Ladder Capital Corp and not any of its subsidiaries. When we refer to “you,” we mean the potential purchasers of the notes in this offering.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus. The second part is the accompanying prospectus, which describes more general information about securities we may offer from time to time, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with the additional information described below under the caption “Where You Can Find More Information.”
If the information set forth in this prospectus supplement varies from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement. Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement or the accompanying prospectus to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus supplement certain information we file with the SEC prior to the termination of this offering pursuant to this prospectus supplement, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement. This prospectus supplement incorporates by reference the documents and reports listed below (other than any such filings or portions thereof, including any corresponding exhibits, that are not deemed filed with the SEC, including any information furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, unless otherwise indicated therein):
•
the Parent’s Annual Report on Form 10-K for the year ended December 31, 2024 (our “Annual Report”), filed with the SEC on February 10, 2025;

•
the Parent’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, filed with the SEC on April 28, 2025;

•
the Parent’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 21, 2025; and

•
the Parent’s Current Report on Form 8-K, filed with the SEC on June 6, 2025.

We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any such filings or portions thereof, including any corresponding exhibits, that are not deemed filed with the SEC, including any information furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, unless otherwise indicated therein), after the date of this prospectus supplement until we have sold all of the securities to which this prospectus supplement relates or this offering is otherwise terminated.
Our filings with the SEC, including our Annual Report, and amendments to those filings, are available free of charge on our website www.laddercapital.com as soon as reasonably practicable after they are filed with, or furnished to, the SEC. The information contained on our website is not intended to form a part of, or be incorporated by reference into, this prospectus supplement. You may also obtain a copy of these filings at no cost by writing or telephoning us at the following address:
c/o Ladder Capital Corp
320 Park Avenue, 15th Floor
New York, New York 10022
Attention: Investor Relations
Telephone: (917) 369-3207

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. All statements other than statements of historical fact contained in this prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference, including statements regarding our future results of operations and financial position, strategy and plans, and our expectations for future operations, are forward-looking statements. The words “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “might,” “will,” “should,” “can have,” “likely,” “continue,” “design,” and other words and terms of similar expressions are intended to identify forward-looking statements.
We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, strategy, short-term and long-term business operations and objectives and financial needs. Although we believe that the expectations reflected in our forward-looking statements are reasonable, actual results could differ from those expressed in our forward-looking statements. Our future financial position and results of operations, as well as any forward-looking statements are subject to change and have inherent risks and uncertainties. You should consider our forward-looking statements in light of a number of factors that may cause actual results to vary from our forward-looking statements, including, but not limited to:
•
the risk factors included in this prospectus supplement and the documents incorporated herein by reference, including those set forth under the heading “Risk Factors”;

•
the use of proceeds from the offering of the notes pursuant to this prospectus supplement;

•
heightened market volatility driven by escalating global trade tensions and increased tariffs;

•
actions by the new United States (“U.S.”) presidential administration that have contributed to increased policy uncertainty, impacting the regulatory landscape, capital markets, and consumer confidence;

•
labor shortages, supply chain imbalances, inflation, and the potential for a global economic recession or further downgrades to the credit ratings of the U.S.;

•
increasing geopolitical uncertainty, including the broader impacts of the Ukraine-Russia and Hamas-Israel conflicts and escalating global tensions such as those between the U.S. and China;

•
changes or volatility in general economic conditions and in the commercial finance and the real estate markets;

•
risks inherent in the ownership and operation of real estate, including risks related to property management, leasing, tenant defaults, property maintenance, renovation costs, property taxes and compliance with environmental laws and regulations;

•
Acts of God such as hurricanes, earthquakes, droughts, wildfires and other natural disasters, pandemics or outbreaks of infectious disease, acts of war or terrorism, and other events that may cause unanticipated and uninsured performance declines or losses to us or the owners and operators of the real estate securing our investments;

•
changes in credit spreads;

•
changes to our business and investment strategy and increased operating costs;

•
our ability to obtain and maintain financing arrangements;

•
the financing and advance rates for our assets, including the potential need for additional collateral;

•
our actual and expected leverage and liquidity;

•
the availability of investment opportunities in mortgage-related and real estate-related instruments and other securities;

•
the adequacy and performance of collateral securing our loan portfolio and a decline in the fair value of our assets;

•
interest rate and duration mismatches between our assets and our borrowings used to fund such investments;

•
changes in interest rates affecting the market value of our assets and the related impacts on our borrowers;

•
changes in prepayment rates on our mortgages and the loans underlying our commercial mortgage-backed and other asset-backed securities;

•
difficulty or delays in redeploying the proceeds from repayments of our existing investments, which may cause our financial performance to decline and impact our ability to maintain consistent returns to our stockholders;

•
the effects of hedging instruments and the degree to which our hedging strategies may or may not protect us from interest rate and credit risk volatility;

•
the increased rate of default and non-accrual or decreased recovery rates on our assets and the potential insufficiency of our provision for loan loss reserves;

•
the adequacy of our policies, procedures and systems for managing risk effectively;

•
a potential downgrade in the credit ratings assigned to the Parent’s subsidiaries or our investments or corporate debt;

•
our compliance with, and the impact of, and changes in laws, governmental regulations, tax laws and rates, accounting guidance and similar matters;

•
our ability to maintain our qualification as a real estate investment trust (“REIT”) for U.S. federal income tax purposes and our ability and the ability of our subsidiaries to operate in compliance with REIT requirements;

•
our ability and the ability of our subsidiaries to maintain our and their exemptions from registration under the Investment Company Act of 1940, as amended;

•
the effects of climate change or the potential liability relating to environmental matters that impact the value of properties we may acquire or the properties underlying our investments;

•
the inability of insurance covering real estate underlying our loans and investments to cover all losses;

•
fraud by potential borrowers or their inability to complete their business plans;

•
our ability to attract and retain qualified originators;

•
cybersecurity risks, including the possibility of system outages resulting from cyber incidents;

•
our ability to maintain strategic business alliances;

•
the impact of any tax legislation or guidance by the Internal Revenue Service (the “IRS”);

•
the degree and nature of our competition; and

•
the market trends in our industry, interest rates, real estate values and the notes markets.

You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements contained in this prospectus supplement are made as of the date hereof, and we assume no obligation to update or supplement any forward-looking statements except as required by law. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect us in the future.
Investors should also carefully read the factors described under “Risk Factors” herein and incorporated from our Annual Report and the other filings we make with the SEC for a more complete discussion of the risks and uncertainties mentioned above and for a discussion of other risks and uncertainties. All forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements as well as others made in this prospectus supplement and our Annual Report and hereafter in our other SEC filings and public communications. You should evaluate all forward-looking statements made by us in the context of these risks and uncertainties. Note that forward-looking statements speak only as of the date of this prospectus supplement or, in the case of documents incorporated by reference, the date of any such document. We do not undertake any obligation to publicly correct or update any forward-looking statements except as required by law.

SUMMARY
This summary highlights important information about this offering and some of the information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. It does not contain all the information that you should consider before making a decision to invest in the notes. You should read carefully the more detailed information in this prospectus supplement and the accompanying prospectus and the information incorporated by reference into this prospectus supplement and the accompanying prospectus, including “Risk Factors” beginning on page S-10 of this prospectus supplement and the information set forth under the caption “Item 1A. Risk Factors” in the Annual Report, as well as the other information set forth in our other filings under the Exchange Act that is incorporated herein by reference.
Our Company
We are an internally-managed investment grade rated REIT and a leader in commercial real estate finance. We originate and invest in a diverse portfolio of commercial real estate and real estate-related assets, focusing on senior secured assets. Our investment activities include: (i) our primary business of originating senior first mortgage fixed and floating rate loans collateralized by commercial real estate with flexible loan structures; (ii) owning and operating commercial real estate, including net leased commercial properties; and (iii) investing in investment grade securities secured by first mortgage loans on commercial real estate. We believe that our in-house origination platform, ability to flexibly allocate capital among complementary product lines, credit-centric underwriting approach, access to diversified financing sources, and experienced management team position us well to deliver attractive returns on equity to our stockholders through economic and credit cycles.
Corporate Information
Parent was incorporated on May 21, 2013 in Delaware. Parent, as the general partner of LCFH, operates our business through LCFH and its subsidiaries. LCFH was formed as a Delaware limited liability limited partnership on August 9, 2011 and is a direct wholly-owned subsidiary of the Parent. As of the date of this prospectus supplement, Parent has a 100% economic interest in LCFH and controls the management of LCFH as a result of its ability to appoint its board members. Parent has no material assets other than its investments in LCFH. The Co-Issuer was incorporated as a Delaware corporation on August 23, 2012 and is a direct wholly-owned subsidiary of LCFH. Parent consolidates the financial results of LCFH and its subsidiaries, including the Co-Issuer.
Our principal executive offices are located at 320 Park Avenue, 15th Floor, New York, New York 10022, and our telephone number is (917) 369-3207. We maintain a website at www.laddercapital.com. The information contained on our website is not intended to form a part of, or be incorporated by reference into, this prospectus supplement or the accompanying prospectus.
The foregoing information about us is only a general summary and is not intended to be comprehensive. For additional information about us, you should refer to the information under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement.

THE OFFERING
The following contains basic information about the notes and is not complete. It does not contain all of the information that is important to you. For a more complete understanding of the notes, please refer to the sections entitled “Description of Notes” in this prospectus supplement and “Description of Debt Securities” in the accompanying prospectus. Unless otherwise expressly stated or the context otherwise requires, references under this caption “The Offering” to the “Issuers” mean LCFH and the Co-Issuer and not any of their respective subsidiaries, and references to “Parent” mean Ladder Capital Corp and not any of its subsidiaries.
Issuers
Ladder Capital Finance Holdings LLLP and Ladder Capital Finance Corporation
Guarantor
Ladder Capital Corp
Notes offered
$                aggregate principal amount of     % Senior Notes due 20   (the “notes”).
Maturity date
The notes will mature on            , 20     , unless redeemed, at our option, prior to such date.
Interest rate
      % per year.
Interest payment dates
       and      of each year, beginning            , 2026. Interest will accrue from           , 2025.
Optional redemption
The Issuers may, at their option, redeem the notes, in whole or in part, at any time and from time to time, at the applicable redemption price described under “Description of Notes — Redemption Rights.”
Ranking
The notes will be the Issuers’ senior unsecured obligations and will:
•
rank senior in right of payment to all of the Issuers’ existing and future subordinated indebtedness;

•
rank equally in right of payment with all of the Issuers’ existing and future unsecured unsubordinated indebtedness;

•
be effectively subordinated to all of the Issuers’ existing and future secured indebtedness and obligations to the extent of the value of the assets securing such indebtedness and obligations; and

•
be structurally subordinated to any obligations of the Issuers’ subsidiaries.

As of March 31, 2025, after giving effect to this offering, assuming a portion of the net proceeds therefrom are used to redeem, repay or otherwise repurchase the 2025 Notes in full, we would have had approximately $     billion of aggregate debt obligations outstanding, of which approximately $     million would have been secured indebtedness, and our subsidiaries, who will not guarantee the notes, would have had approximately $     million of outstanding liabilities (excluding intercompany liabilities).
Guarantee
The notes will be fully and unconditionally guaranteed by the Parent. The Parent guarantee will be a senior unsecured obligation of the Parent and will:
•
rank senior in right of payment to all of the Parent’s existing and future subordinated indebtedness;

•
rank equally in right of payment with all of the Parent’s existing and future unsecured indebtedness;

•
be effectively subordinated to all of the Parent’s existing and future secured indebtedness and obligations to the extent of the value of the assets securing such indebtedness and obligations; and

•
be structurally subordinated to any obligations of the Parent’s subsidiaries (other than, by virtue of the Issuers’ obligations as issuers of the notes, the Issuers).

Parent has no material assets other than its ownership of LCFH.
Certain covenants
The indenture that will govern the notes will contain certain covenants that, among other things:
•
limit LCFH’s ability and the ability of its subsidiaries to incur additional indebtedness or issue certain disqualified stock and preferred shares;

•
require that LCFH maintain a specified ratio of unencumbered assets to unsecured indebtedness of LCFH and its subsidiaries; and

•
limit LCFH’s ability to merge or consolidate with another company or sell all or substantially all of its assets.

The covenants contained in the indenture are subject to a number of important exceptions and qualifications. For additional information, see “Description of Notes — Certain Covenants.”
No public market
The notes are a new issue of securities with no established trading market. The Issuers do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system. The underwriters have advised the Issuers that they intend to make a market in the notes, but they are not obligated to do so and may discontinue any market-making at any time without notice.
Use of proceeds
The Issuers expect that the net proceeds from this offering will be approximately $     , after deducting the underwriting discount and estimated expenses. The Issuers intend to use the net proceeds from this offering for general corporate purposes, which may include the redemption, repurchase or other repayment of their outstanding 5.250% Senior Notes due 2025 (the “2025 Notes”).
Trustee
Wilmington Trust, National Association, is trustee under the indenture relating to the notes.
Book-entry
The notes will be issued in book-entry only form and will be represented by one or more permanent global notes deposited with, or on behalf of, The Depository Trust Company (“DTC”) and registered in the name of a nominee of DTC.
Tax considerations
Prospective investors should consult their tax advisors with respect to the federal, state, local and foreign tax consequences of purchasing, owning and disposing of the notes. See “Additional U.S. Federal Income Tax Considerations for Non-U.S. Holders” below.
Additional issuances
The Issuers may, from time to time, without the consent of holders of the notes, increase the principal amount of the notes by issuing additional notes in the future on the same terms and conditions (except for any difference in the issue date, initial public offering price and, if applicable, the date from which interest thereon will begin to accrue and the initial interest payment date). Any additional notes will not be issued with the same CUSIP number as the notes offered hereby unless such additional notes are fungible for

U.S. federal income tax purposes with the notes offered hereby. The notes offered by this prospectus supplement and any additional notes would rank equally and ratably in right of payment and would be treated as a single series of debt securities for all purposes under the indenture.
Governing law
The indenture, the notes and the guarantee will be governed by the laws of the State of New York.
Risk factors
Investing in the notes involves a high degree of risk. You should carefully read and consider the information set forth under the heading “Risk Factors” beginning on page S-10 of this prospectus supplement and the information set forth under the caption “Item 1A. Risk Factors” in the Annual Report, as well as the other information set forth in our other filings under the Exchange Act that is incorporated herein by reference, before making a decision to invest in the notes.

RISK FACTORS
Investing in the notes involves a high degree of risk. This section describes some, but not all, of the risks of investing in the notes. You should carefully consider the risk factors described below and the information set forth under the caption “Item 1A. Risk Factors” in the Annual Report, as well as the other information set forth in our other filings under the Exchange Act that is incorporated herein by reference, before making an investment decision to purchase notes. In addition, you should carefully review the factors discussed below and the cautionary statements referred to in the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”
Risks Related to this Offering
Our business is leveraged, which could lead to greater losses than if we were not as leveraged.
We do and, in the future, intend to use financial leverage in executing our business plan. Such borrowings may take the form of unsecured corporate debt, bank credit facilities, repurchase agreements, warehouse lines of credit and collateralized loan obligations issuances sponsored by us. We may also issue debt or equity securities to fund our growth. The type and percentage of leverage we employ vary depending on our available capital, our ability to obtain and access financing arrangements with lenders, credit ratings, the type of asset we are funding, whether the financing is recourse or non-recourse, debt restrictions contained in those financing arrangements and the lenders’ and rating agencies’ estimates of the stability of our investment portfolio’s cash flow. In addition, a significant portion of our borrowings are based on floating interest rates, the fluctuation of which could adversely affect our business and results of operations. Our use of leverage in a market that moves adversely to our business interests could result in a substantial loss to us, which would be greater than if we were not leveraged. After giving effect to this offering, assuming a portion of the net proceeds therefrom are used to redeem, repay or otherwise repurchase the 2025 Notes in full, at March 31, 2025, we would have had approximately $       billion of aggregate debt obligations outstanding, of which approximately $       million would have been secured indebtedness.
Incurring debt subjects us to many risks that, if realized, would materially and adversely affect us, including the risk that:
•
our cash flow from operations may be insufficient to make required payments of principal and interest on our debt, including the notes, or we may fail to comply with all of the other covenants contained in our debt, including the notes, which is likely to result in: (i) acceleration of such debt (and any other debt containing a cross-default or cross-acceleration provision) that we may be unable to repay from internal funds or to refinance on favorable terms, or at all; (ii) our inability to borrow unused amounts under our financing arrangements, even if we are current in payments on borrowings under those arrangements; (iii) enforcement of set-off rights against other assets; or (iv) the loss of some or all of our assets to foreclosure or sale;

•
our debt may increase our vulnerability to adverse economic and industry conditions, and investment yields may not increase with higher financing costs, including as a result of higher interest rates;

•
we may be required to dedicate a substantial portion of our cash flow from operations to payments on our debt, thereby reducing funds available for operations, future business opportunities, stockholders distributions or other purposes;

•
our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate may be limited;

•
we may be restricted from capitalizing on business opportunities;

•
we may be placed at a competitive disadvantage compared to our competitors that have less debt;

•
we may not be able to refinance debt that matures prior to the investment it was used to finance on favorable terms, or at all;

•
we may have increased difficulty in satisfying our financial obligations;

•
we may be limited by our ability to borrow additional funds for working capital, acquisitions, debt service requirements, execution of our business strategy or other general partnership purposes;

•
if we are compelled to liquidate our investments to repay obligations to our lenders, we may be unable to comply with REIT requirements regarding the composition of our assets and our sources of income, ultimately jeopardizing our qualification as a REIT, or we may be subject to a 100% tax on any resultant gain if we sell assets that are treated as dealer property or inventory;

•
we will have increased exposure to risks if the counterparties of our debt obligations are impacted by credit market turmoil or exposure to financial, regulatory or other pressures; and

•
we may have increased difficulty complying with applicable regulatory requirements.

We may significantly increase the amount of leverage we utilize at any time without approval of our board of directors. In addition, we may leverage individual assets at substantially higher levels. Although the agreements governing our indebtedness do limit our ability to incur additional indebtedness, these restrictions are subject to a number of qualifications and exceptions and, under certain circumstances, debt incurred in compliance with these restrictions could be substantial. To the extent that we incur substantial additional indebtedness in the future, the risks associated with our substantial leverage described herein, including our inability to meet all of our debt service obligations, would be exacerbated.
In addition, the credit agreement governing our revolving credit facility and the indentures governing our existing notes contain restrictive covenants that limit our ability to engage in activities that may be in our long-term best interests. The indenture will contain, and the agreements governing future indebtedness may contain, similar or additional restrictive covenants. Our failure to comply with any of these covenants could result in an event of default that, if not cured or waived, could result in the acceleration of all of our indebtedness.
The Issuers and the Parent will depend on payments from their subsidiaries and affiliates to fulfill their obligations under the notes and other indebtedness.
Parent and LCFH are holding companies and their assets consist primarily of investments in their subsidiaries. Our ability to service debt obligations, including the Parent’s and the Issuers’ ability to pay the interest on and principal of our revolving credit facility, the existing notes, the notes offered hereby and other debt securities when due, will be dependent upon cash distributions or other transfers from their subsidiaries and affiliates. Payments to LCFH by its subsidiaries will be contingent upon their respective earnings and subject to any limitations on the ability of such entities to make payments or other distributions to LCFH, including limitations imposed by individual debt arrangements at these subsidiaries. These subsidiaries are separate and distinct legal entities and have no obligations to make any funds available to the Issuers beyond the obligations that certain subsidiaries of LCFH have as guarantors under other indebtedness for which the Issuers are also liable. The inability of our subsidiaries to pay sufficient dividends to the holding company due to the lack of regulatory or lender approval could also prevent us from meeting our obligations. In certain circumstances, the credit agreement governing our revolving credit facility contains limitations on the ability of LCFH and its subsidiaries to pay dividends above certain amounts, any exception to which would require lender approval.
Despite our substantial indebtedness, we may still incur significantly more debt, which could exacerbate the risks related to our indebtedness, and adversely impact our ability to pay the principal of or interest on the notes.
We may be able to incur substantial additional indebtedness in the future. Although the agreements governing our secured and unsecured indebtedness limit additional indebtedness, and the indenture governing the notes will require the Issuers to maintain a certain percentage of total unencumbered assets and comply with specific leverage and debt service ratio requirements before incurring additional debt, these restrictions are subject to a number of significant exceptions, and we will have the ability to incur additional indebtedness, which could be substantial, without violating the limitations imposed by these debt instruments. To the extent we incur additional indebtedness, we may face additional risks associated with our indebtedness, including our possible inability to pay the principal of, and premium, if any, and interest on, the notes.
Your right to receive payments on the notes will be effectively subordinated to the right of lenders who have a security interest in our assets to the extent of the value of those assets.
Subject to the restrictions in the indenture, we and our subsidiaries may incur significant additional indebtedness secured by assets. If we are declared bankrupt or insolvent, or if we default under any of our existing or future indebtedness, including our funding debt, that is secured by assets, the holders of such indebtedness could declare all of the funds borrowed thereunder, together with accrued interest, immediately due and payable. If we were unable to repay such indebtedness, the holders of such indebtedness could foreclose on such assets to the exclusion of holders of the notes, even if an event of default exists under the indenture at such time. In any such event, because the notes will not be secured by such assets or the equity interests in the Issuers, it is possible that there would be no assets remaining from which your claims could be satisfied or, if any assets remained, they might be insufficient to satisfy your claims fully.
The notes will be structurally subordinated to the claims of the creditors of our subsidiaries that will not guarantee the notes.
The notes will only be guaranteed by Parent. None of the Issuers’ subsidiaries will guarantee the notes. Claims of creditors of our subsidiaries, including trade creditors, generally will have priority with respect to the assets and earnings of such subsidiaries over the claims of our creditors, including holders of the notes. As of March 31, 2025, after giving effect to this offering, our subsidiaries, who will not guarantee the notes, would have had approximately $       million of outstanding liabilities (excluding intercompany liabilities).
Holders of the notes will not be entitled to require us to redeem or repurchase the notes upon the occurrence of a change of control or highly levered transactions or other designated events.
After giving effect to this offering, assuming a portion of the net proceeds therefrom are used to redeem, repay or otherwise repurchase the 2025 Notes in full, at March 31, 2025, we would have had approximately $       billion of aggregate debt obligations outstanding and $850.0 million of borrowing capacity available (subject to customary conditions) under our revolving credit facility. The instruments and agreements governing some of our outstanding indebtedness (including borrowings under the revolving credit facility) contain provisions that require us to repay that indebtedness under specified circumstances or upon the occurrence of specified events, and our future debt agreements and debt securities may contain similar provisions or may require that we repay or repurchase or offer to repurchase for cash the applicable indebtedness under specified circumstances or upon the occurrence of specified changes of control of the Parent or the Issuers or other events. The notes offered hereby do not have any similar rights to require us to repurchase or repay the notes, whether upon the occurrence of a change of control or highly leveraged transaction or otherwise, even though these transactions could increase the amount of our indebtedness or otherwise adversely affect our capital structure or credit ratings, thereby adversely affecting the market value of the notes. These provisions may also allow holders of that other indebtedness to be repaid upon the occurrence of specified transactions or events, which may deplete our available cash and sources of financing and make it difficult or impossible for us to make payments on the notes when due.
Ratings of the notes may affect the market price and marketability of the notes.
We expect that the notes will be rated by one or more nationally recognized statistical rating organizations. A rating is not a recommendation to purchase, hold or sell debt securities, since a rating does not predict the market price of a particular security or its suitability for a particular investor. Any rating organization that rates the notes may lower its rating or decide not to continue to rate the notes in its sole discretion. The ratings of the notes will be based primarily on the rating organization’s assessment of the likelihood of timely payment of interest when due and the payment of principal on the maturity date. The ratings of the notes could change based upon, among other things, our operating performance, liquidity and leverage ratios. Our credit ratings from major national credit rating agencies are currently investment grade. However, these ratings are subject to ongoing evaluation by rating agencies, and we cannot assure you that any rating will not be changed or withdrawn by a rating agency in the future in response to adverse changes in these metrics caused by our operating results or by actions that we take that reduce our operating results or that require us to incur additional indebtedness.
Any downgrade or withdrawal of a rating by a rating agency that rates the notes could have an adverse effect on the trading prices or liquidity of the notes. Holders of notes will have no recourse against us or any other parties in the event of a change in or suspension or withdrawal of ratings of the notes. Any lowering, suspension or withdrawal of such ratings may have an adverse effect on the market price or marketability of the notes. We will not be required to redeem, repay or otherwise repurchase the notes in the event of any lowering, suspension or withdrawal of any ratings.
There is currently no trading market for the notes, and an active public trading market for the notes may not develop or, if it develops, be maintained or be liquid. The failure of an active public trading market for the notes to develop or be maintained is likely to adversely affect the market price and liquidity of the notes.
The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for inclusion in any quotation system. Although the underwriters have advised us that they intend to make a market in the notes, they are not obligated to do so and may discontinue any market-making at any time without notice. Accordingly, an active public trading market may not develop for the notes and, even if one develops, may not be maintained or be liquid. If an active public trading market for the notes does not develop or is not maintained, the market price and liquidity of the notes are likely to be adversely affected and holders may not be able to sell their notes at desired times and prices or at all. If any of the notes are traded after their purchase in this offering, they may trade at a discount, which could be substantial, from their purchase price.
The liquidity of the trading market, if any, and future trading prices of the notes will depend on many factors, including, among other things, prevailing interest rates, the financial condition, liquidity, results of operations, business, prospects and credit quality of the Issuers and their subsidiaries and the Parent and its subsidiaries and other comparable entities, the market for similar securities and the overall securities markets, and may be adversely affected by unfavorable changes in any of these factors, many of which are beyond our control. In addition, market volatility or events or developments in the credit markets could materially and adversely affect the market value of the notes, regardless of the Issuers’, the Parent’s or their respective subsidiaries’ financial condition, liquidity, results of operations, business, prospects or credit quality.
An increase in interest rates could result in a decrease in the market value of the notes.
In general, as prevailing market interest rates rise, notes bearing interest at a fixed rate generally decline in value. Consequently, if you purchase the notes and interest rates increase, the market value of the notes may decline. We cannot predict the future level of interest rates.
Certain proposed changes in tax law may have adverse tax consequences to certain non-U.S. Holders of the notes.
On May 22, 2025, the United States House of Representatives passed a bill that, if enacted into law, may affect the U.S. federal income tax considerations applicable to certain non-U.S. Holders (as defined below) of the notes. In particular, the bill proposes to increase the current U.S. tax rates, including reduced rates provided under an applicable income tax treaty, on interest payable under the notes to certain individuals and entities resident in, or owned by residents of, countries (“applicable persons”) that have enacted any unfair foreign tax, as defined in the bill. Among other things, the bill provides for escalating rates of tax on payments to applicable persons, including applicable persons that claim a reduced rate of withholding tax under an applicable income tax treaty, up to 20% above the current statutory rates of tax (determined without regard to any rate provided under an applicable income tax treaty in lieu of such statutory rate). Based on the Report of the Committee on the Budget of the House of Representatives, H. Rpt. 119-106, such increased rates of tax are not intended to apply to holders that claim the portfolio interest exemption with respect to interest payments under the notes. The likelihood of the bill or other similar legislation being enacted is uncertain, and the provisions of the bill or other similar legislation may change prior to enactment. Prospective investors in the notes should consult their legal advisors regarding the likelihood of the bill becoming law and the potential effects of the bill to them of investing in the notes.

USE OF PROCEEDS
We estimate that the net proceeds from this offering will be approximately $      , after deducting the underwriting discount and the other estimated offering expenses payable by us. We intend to use the net proceeds from this offering for general corporate purposes, which may include the redemption, repurchase or other repayment of the 2025 Notes.
The 2025 Notes mature on October 1, 2025 and bear interest at a rate of 5.250%. As of March 31, 2025, approximately $287.7 million in aggregate principal amount of 2025 Notes were outstanding.
Certain of the underwriters or their affiliates may hold positions in the 2025 Notes that we may redeem, repurchase or otherwise repay with a portion of the net proceeds of this offering and, as a result, may receive a portion of the net proceeds of this offering. See “Underwriting — Relationships.”

DESCRIPTION OF NOTES
The following description summarizes key terms and provisions of the notes, the guarantee and the indenture referred to below. The following description of the notes does not purport to be complete and is subject to, and qualified in its entirety by reference to, the actual terms and provisions of the notes, the guarantee and the indenture, which are incorporated herein by reference. We urge you to read those documents in their entirety because they, and not this description nor the description in the accompanying prospectus, define your rights as a holder of notes. You may request a copy of those documents from us, when available, as described in “Incorporation of Certain Information by Reference” in this prospectus supplement. The information in this section supplements and, to the extent inconsistent therewith, replaces the information in the accompanying prospectus under the caption “Description of Debt Securities.”
Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the notes or the indenture, as applicable. As used in this “Description of Notes,” references to (i) “LCFH” mean Ladder Capital Finance Holdings LLLP and not any of its subsidiaries, (ii) the “Co-Issuer” mean Ladder Capital Finance Corporation and not any of its subsidiaries, (iii) the “Issuers,” “we,” “our” or “us” mean LCFH and the Co-Issuer and not any of their respective subsidiaries and (iv) “Parent” mean Ladder Capital Corp and not any of its subsidiaries, unless otherwise expressly stated or the context otherwise requires. Capitalized terms used in this section have the meaning set forth below in “— Definitions.”
General
The notes will be issued pursuant to an indenture dated as of June 23, 2025, among the Issuers, the Parent, as guarantor, and Wilmington Trust, National Association, as trustee, as supplemented by the first supplemental indenture, dated as of           , 2025, among the Issuers, the Parent, as guarantor, and Wilmington Trust, National Association, as trustee. We refer to the indenture, as supplemented, as the “indenture”.
The terms of the notes include those provisions contained in the notes and the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The notes are subject to all such terms, and holders of notes are referred to the notes, the indenture and the Trust Indenture Act for a statement thereof.
The notes will be issued only in fully registered, book-entry form, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, except under the limited circumstances described below under “— Book-Entry Securities.” The principal of, and premium, if any, and interest on, the notes will be payable in U.S. dollars. The registered holder of a note will be treated as its owner for all purposes.
If any interest payment date, stated maturity date or redemption date is not a business day, the payment otherwise required to be made on such date will be made on the next business day without any additional payment as a result of such delay. The term “business day” means, with respect to any note, any day, other than a Saturday, Sunday or any other day on which banking institutions in New York, New York or the place of payment are authorized or obligated by law or executive order to close.
The notes will be fully and unconditionally guaranteed by the Parent on a senior unsecured basis. See “— Guarantee” below.
The terms of the notes provide that the Issuers are permitted to reduce interest payments and payments upon a redemption of notes otherwise payable to a holder for any amounts the Issuers are required to withhold by law. For example, non-U.S. holders of the notes may, under some circumstances, be subject to U.S. federal withholding tax with respect to payments of interest on the notes. The Issuers will set-off any such withholding tax that the Issuers are required to pay against payments of interest payable on the notes and payments upon a redemption of notes.
Ranking
The notes will be the Issuers’ senior unsecured obligations and will:
•
rank senior in right of payment to all of the Issuers’ existing and future subordinated indebtedness;

•
rank equally in right of payment with all of the Issuers’ existing and future unsecured unsubordinated indebtedness;

•
be effectively subordinated to all of the Issuers’ existing and future secured indebtedness and obligations to the extent of the value of the assets securing such indebtedness and obligations; and

•
be structurally subordinated to any obligations of the Issuers’ subsidiaries.

As of March 31, 2025, after giving effect to this offering, assuming a portion of the net proceeds therefrom are used to redeem, repay or otherwise repurchase the 2025 Notes in full, we would have had approximately $      billion of aggregate debt obligations outstanding, of which approximately $      million would have been secured indebtedness, and our non-guarantor subsidiaries would have had approximately $      million of outstanding liabilities (excluding intercompany liabilities).
See “— Guarantee” below for a description of the ranking of the guarantee.
Except as described under “— Certain Covenants” and “— Merger, Consolidation or Sale,” the indenture that will govern the notes will not prohibit the Issuers, the Parent or any of their respective Subsidiaries from incurring secured or unsecured indebtedness or issuing preferred equity or different classes of senior equity interests in the future and, although the indenture will contain covenants that could limit the ability of the Issuers and any of their Subsidiaries to incur indebtedness, those covenants are subject to significant exceptions, and in any event the Issuers and their Subsidiaries may be able, without taking advantage of any such exceptions, to incur substantial amounts of additional secured and unsecured indebtedness without violating those covenants. For additional information, see “Risk Factors — Risks Relating to this Offering — Your right to receive payments on the notes will be effectively subordinated to the right of lenders who have a security interest in our assets to the extent of the value of those assets,” “Risk Factors — Risks Relating to this Offering — The notes will be structurally subordinated to the claims of the creditors of our subsidiaries that will not guarantee the notes,” and “Risk Factors — Despite our substantial indebtedness, we may still incur significantly more debt, which could exacerbate the risks related to our indebtedness, and adversely impact our ability to pay the principal of or interest on the notes.”
Additional Notes
The notes will initially be limited to an aggregate principal amount of $      . The Issuers may, from time to time, without the consent of holders of the notes, increase the principal amount of the notes by issuing additional notes in the future on the same terms and conditions (except for any difference in the issue date, initial public offering price and, if applicable, the date from which interest thereon will begin to accrue and the initial interest payment date). Any additional notes will not be issued with the same CUSIP number as the notes offered hereby unless such additional notes are fungible for U.S. federal income tax purposes with the notes offered hereby. The notes offered by this prospectus supplement and any additional notes would be part of the same issue as the notes offered hereby under the indenture for all purposes, including waivers, amendments, redemptions and offers to purchase.
Interest
Interest on the      notes will accrue at a rate of      % per year from and including        , 2025 or the most recent interest payment date to which interest has been paid or provided for and will be payable semi-annually in arrears on        and        of each year, beginning         , 2026. The interest so payable will be paid to each holder in whose name a note is registered at the close of business on the        or       (whether or not a business day) immediately preceding the applicable interest payment date.
Interest on the notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.
Maturity
The notes will mature on           , 20   and will be paid against presentation and surrender thereof at the designated corporate trust office of the trustee unless earlier redeemed by us at our option as described under “— Redemption Rights” below. The notes will not be entitled to the benefits of, or be subject to, any sinking fund.

Redemption Rights
Prior to        , 20   (    months prior to their stated maturity date) (the “Par Call Date”), the Issuers may redeem the notes at their option, in whole or in part, at any time, or from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(1)
(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus     basis points less (b) unpaid interest accrued thereon to, but not including, the date of redemption, and

(2)
100% of the principal amount of the notes to be redeemed,

plus, in either case, unpaid interest accrued thereon to, but not including, the redemption date.
On or after the Par Call Date, the Issuers may redeem the notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus unpaid interest accrued thereon to, but not including, the redemption date.
“Treasury Rate” means, with respect to any redemption date, the yield determined by LCFH in accordance with the following two paragraphs.
The Treasury Rate shall be determined by LCFH after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the date the notice of redemption is given based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities — Treasury constant maturities — Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, LCFH shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life  — and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If, on the third business day preceding the date the notice of redemption is given, H.15 TCM is no longer published, LCFH shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding the date the notice of redemption is given of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, LCFH shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, LCFH shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Issuers’ actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.
Notwithstanding the foregoing, installments of interest that are due and payable on any interest payment date falling on or prior to a redemption date will be payable to the persons who were the registered holders of the notes (or one or more predecessor notes) at the close of business on the relevant record date for such interest payment date according to their terms and the provisions of the indenture.
Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the DTC’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of notes to be redeemed. Any notice of redemption may, at our discretion, be subject to the satisfaction of one or more conditions precedent, including completion of a transaction (including an equity offering, an incurrence of Indebtedness or other transaction). In such event, the related notice of redemption will describe each such condition and, if applicable, will state that, at our discretion, the redemption date may be delayed until such time (including by more than 60 days after the date the notice of redemption was mailed or electronically delivered (or otherwise transmitted in accordance with the DTC’s procedures)) as any or all such conditions are satisfied (or waived by us in our sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions have not been satisfied (or waived by us in our sole discretion) by the redemption date, or by the redemption date as so delayed. In addition, we may provide in such notice that payment of the redemption price and performance of the Issuers’ obligations with respect to such redemption may be performed by another person.
In the case of a partial redemption, selection of the notes for redemption will be made pro rata, by lot or by such other method as the trustee in its sole discretion deems appropriate and fair. No notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the notes are held by DTC (or another depositary), the redemption of the notes shall be conducted in accordance with the policies and procedures of the depositary.
In the event of any redemption of notes, the Issuers will not be required to:
•
register the transfer of or exchange any note during a period beginning at the opening of business 15 days before the mailing of notice of redemption of the notes and ending at the close of business on the day of such mailing, or

•
register the transfer of or exchange any note so selected for redemption, in whole or in part, except the unredeemed portion of any note being redeemed in part.

Unless the Issuers default in the payment of the redemption price and accrued interest on the notes (or portions thereof) called for redemption on a redemption date, then, from and after the redemption date, such notes (or portions thereof, as the case may be) shall cease to bear interest.
The indenture will provide that, notwithstanding anything to the contrary therein, the Issuers, the Parent and their respective Affiliates may, at any time and from time to time, purchase, repurchase, redeem, exchange, defease or otherwise acquire or retire the Issuers’ or any of their subsidiaries’ outstanding debt securities or loans, including the notes, by any means other than a redemption that is subject to the provisions described above (and, for the avoidance of doubt, without being subject to any pro rata repurchase requirement) from any Person, upon such terms and conditions, at such prices and with such considerations as the Issuers, the Parent and their respective Affiliates may determine, including in negotiated transactions, open market purchases, by tender offer or any other transactions with one or more holders or beneficial owners of notes.
Certain Covenants
Set forth below are summaries of certain covenants that will be contained in the indenture.
Indebtedness.   LCFH will not, and will not permit its Subsidiaries to, incur any additional Indebtedness if, immediately after giving effect to the incurrence of such additional Indebtedness and the application of the proceeds from such additional Indebtedness, on a pro forma basis:

(1)
the Leverage Ratio would be greater than 3.50:1.00; or

(2)
the Fixed Charge Coverage Ratio would be less than 1.25:1.00; provided that, at any time the Liquidity of LCFH and its Subsidiaries exceeds $75,000,000, the limitation described in this clause (2) will not apply.

Maintenance of Total Unencumbered Assets.   LCFH will not permit the ratio of (a) Total Unencumbered Assets to (b) the aggregate outstanding principal amount of Unsecured Indebtedness of LCFH and its Subsidiaries, in each case, as of the last day of any Fiscal Quarter after the Issue Date to be less than 1.20:1.00 (the “Financial Covenant”); provided that, if LCFH fails to comply with the requirements of the Financial Covenant, from and after the date that an authorized officer of the Parent or any of the Issuers obtains knowledge of such failure to comply (the “Cure Trigger Commencement Date”) until the date that is the earlier of (A) the date that is 30 days after the Cure Trigger Commencement Date and (B) the date that is 10 days following the date that financial statements were required to be delivered for the relevant period pursuant to the requirements described under “— Provision of Financial Information”, as the case may be (such period, the “Cure Period”), Parent shall have the right to issue, during the applicable Cure Period, on behalf of itself or its Subsidiaries, so long as, in each case, such cash is received from a Person who is not a Subsidiary of Parent, common Capital Stock for cash or otherwise receive cash capital contributions in respect of common Capital Stock, or sell assets for cash or receive cash in respect of any Investments or from any other source in an amount that, if applied in the manner described in clause (3) below for the relevant testing period, would have been sufficient to cause compliance with the Financial Covenant for such period (an “Equity Cure”); provided that:
(1)
LCFH and its Subsidiaries will not be entitled to exercise the Equity Cure more than five times prior to the maturity date of the notes and, in each four consecutive Fiscal Quarters, there shall be at least two Fiscal Quarters in which no Equity Cure shall have been made;

(2)
no Default or Event of Default shall be deemed to exist pursuant to the Financial Covenant (and any such Default or Event of Default shall be retroactively considered not to have existed or occurred) during the Cure Period (provided that, if the Equity Cure is not consummated within the Cure Period, each such Default or Event of Default shall be deemed to have occurred);

(3)
the cash amount received by Parent or its Subsidiaries pursuant to exercise of the right to make an Equity Cure shall be applied to either (A) reduce Indebtedness (if applied to the repayment of Indebtedness) or (B) increase Cash on the balance sheet of Parent and its Subsidiaries solely to the extent constituting unrestricted and unencumbered Cash (but not both), as elected by Parent in its sole discretion, which increase shall be deemed to have occurred on the last day of the applicable Fiscal Quarter for which such Equity Cure is being made, provided that, in the case of clause (B), such Cash is maintained on the balance sheet of Parent and its Subsidiaries until at least the earlier of (x) the testing date of the Financial Covenant for the subsequent Fiscal Quarter and (y) such time that LCFH and its Subsidiaries would be in compliance with the Financial Covenant in the absence of such Equity Cure;

(4)
any Equity Cure pursuant to clause (3) above shall be included in the Financial Covenant as set forth in clauses (1) and (2) above; and

(5)
the amount of any Equity Cure shall be no more than the amount required to cause LCFH to be in pro forma compliance with the Financial Covenant.

For purposes of the covenants described under “— Indebtedness” and “— Maintenance of Total Unencumbered Assets,” whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or chief accounting officer of the LCFH.
Provision of Financial Information.   For so long as the notes are outstanding, if at any time Parent is not subject to the periodic reporting requirements of the Exchange Act, we will, at our option, (a) post on a publicly available website, (b) post on a password protected online data system requiring user identification and a confidentiality acknowledgement (a “Confidential Datasite”), or (c) deliver to the trustee and the holders of the notes within 15 days of the filing date that would be applicable to a non-accelerated filer at that time pursuant to applicable SEC rules and regulations, the unaudited quarterly (except for the fourth Fiscal

Quarter) and audited annual financial statements. All such financial statements will be prepared in accordance with GAAP, as applicable, and shall be accompanied by a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that would have been required to be contained in Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, respectively, had we been subject to such Exchange Act reporting requirements. The trustee shall have no obligation to determine whether or not such reports, information, statements or documents have been filed, posted or delivered. Delivery of such reports, information, statements and documents to the trustee is for informational purposes only and the trustee’s receipt of such shall not constitute notice of any information contained therein or determinable from information contained therein, including our compliance with any of our covenants under the indenture. If we elect to furnish such reports via a Confidential Datasite, access to the Confidential Datasite will be provided upon request to holders, beneficial owners of and bona fide potential investors in the notes. We may condition such access or delivery of any such reports to such holders, beneficial owners of and bona fide potential investors on the agreement of such Persons to (i) treat all such reports (and the information contained therein) and information as confidential, (ii) not use such reports (and the information contained therein) and information for any purpose other than their investment or potential investment in the notes and (iii) not publicly disclose any such reports (and the information contained therein) and information. Notwithstanding the foregoing, in no event shall the Issuers or the Parent (solely by virtue of the indenture) be required to (x) comply with Regulation G under the Exchange Act or Item 10(e) of Regulation S-K with respect to any “non-GAAP” financial information contained in such reports, (y) provide any information that is not otherwise similar to information currently included in or incorporated by reference into this prospectus supplement or the accompanying prospectus or (z) provide the type of information contemplated by Rule 3-10 of Regulation S-X with respect to separate financial statements for guarantors or any financial statements for unconsolidated subsidiaries or 50.0% or less owned persons contemplated by Rule 3-09 of Regulation S-X or any schedules required by Regulation S-X, or in each case any successor provisions. In addition, notwithstanding the foregoing, if at any time the Parent is not subject to the periodic reporting requirements of the Exchange Act for any reason, the Issuers will not be required to (1) comply with Sections 302, 906 and 404 of the Sarbanes-Oxley Act of 2002, as amended, or (2) otherwise furnish any information, certificates or reports required by Items 307 or 308 of Regulation S-K.
To the extent any such information is not so filed or furnished, as applicable, within the time period specified above and such information is subsequently filed or furnished, as applicable, we will be deemed to have satisfied our obligations with respect thereto at such time and any Default with respect thereto shall be deemed to have been cured; provided that such cure shall not otherwise affect the rights of the holders under “— Events of Default” if holders of at least 25% in principal amount of the then total outstanding notes have declared the principal, premium, if any, interest and any other monetary obligations on all the then outstanding notes to be due and payable immediately and such declaration shall not have been rescinded or cancelled prior to such cure.
Notwithstanding anything to the contrary set forth above, if the Parent or the Issuers have furnished the trustee and the holders of notes or filed with the SEC the reports described in the preceding paragraphs with respect to the Parent, we shall be deemed to be in compliance with the provisions of this covenant. Reports, information and documents filed with the SEC via the EDGAR system will be deemed to be delivered to the trustee as of the time of such filing via EDGAR for purposes of this covenant, but the trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed via EDGAR.
Delivery of reports, information and documents to the trustee under the indenture is for informational purposes only and the information and the trustee’s receipt of the foregoing shall not constitute actual or constructive notice of any information contained therein, or determinable from information contained therein, including the Parent’s or the Issuers’ compliance with any of their covenants thereunder. The trustee shall have no duty to review or analyze reports delivered to it.
The covenants described under this caption “— Certain Covenants” shall, insofar as they relate to the notes, be subject to covenant defeasance as described under “— Defeasance — Defeasance of Certain Covenants,” provided that, notwithstanding the foregoing, the provisions described under “— Provision of Financial Information” shall not be subject to covenant defeasance. In addition, the Parent and the Issuers may omit in any particular instance to comply, insofar as relates to the notes, with any covenant described under this caption “— Certain Covenants” (other than the covenant described under “— Provision of Financial Information”) if the holders of a majority in aggregate principal amount of the outstanding notes waive such compliance.
Guarantee
The Parent will fully and unconditionally guarantee the Issuers’ obligations under the notes, including the due and punctual payment of principal of and premium, if any, and interest on the notes, whether at stated maturity, upon acceleration or otherwise. Under the terms of the Parent’s guarantee, holders of the notes will not be required to exercise their remedies against the Issuers before they proceed directly against the Parent. The Parent’s obligations under the guarantee of the notes will be limited to the maximum amount that will not, after giving effect to all other contingent and fixed liabilities of the Parent, result in the guarantee constituting a fraudulent transfer or conveyance.
The guarantee of the notes will be a senior unsecured obligation of the Parent and will:
•
rank senior in right of payment to all of the Parent’s existing and future subordinated indebtedness;

•
rank equally in right of payment with all of the Parent’s existing and future unsecured indebtedness;

•
be effectively subordinated to all of the Parent’s existing and future secured indebtedness and obligations to the extent of the value of the assets securing such indebtedness and obligations; and

•
be structurally subordinated to any obligations of the Parent’s subsidiaries (other than, by virtue of the Issuers’ obligations as issuers of the notes, the Issuers).

The covenants in the indenture that will limit the ability of the Issuers and their respective Subsidiaries to incur Indebtedness will not apply to the Parent.
The Parent has no material assets other than its ownership of LCFH. Accordingly, if the Issuers fail to make a payment on the notes when due, the Parent generally will not have funds to pay that amount pursuant to its guarantee. See “Risk Factors — Risks Relating to this Offering — The Issuers and the Parent will depend on payments from their subsidiaries and affiliates to fulfill their obligations under the notes and other indebtedness.”
For additional information, see “Risk Factors — Risks Relating to this Offering — Your right to receive payments on the notes will be effectively subordinated to the right of lenders who have a security interest in our assets to the extent of the value of those assets,” and “Risk Factors — Risks Relating to this Offering — The notes will be structurally subordinated to the claims of the creditors of our subsidiaries that will not guarantee the notes.”
Merger, Consolidation or Sale
The indenture will provide that LCFH may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its properties and assets (in each case, determined on a consolidated basis) (other than (i) sales, leases, conveyances, assignments, transfers or other dispositions of Securitization Assets, Repurchase Agreement Assets, Investments or other securities or assets, in each case, in the ordinary course of business and (ii) any Required Asset Sale) to, any person (such person, a “successor person”), unless:
(1)
LCFH is the surviving entity or the successor person (if other than LCFH) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes LCFH’s obligations on the notes and under the indenture through the execution of a supplemental indenture;

(2)
immediately after giving effect to the transaction, no Event of Default, shall have occurred and be continuing; and

(3)
an officers’ certificate and opinion of counsel each stating that the conditions precedent relating to such supplemental indenture have been met, and such supplemental indenture is permitted under the indenture shall be delivered to the trustee.

Notwithstanding the above, (i) LCFH may consolidate or otherwise combine with, merge into or transfer all or part of its properties and assets to the Parent or another guarantor of the notes, if any, (ii) LCFH may consolidate or otherwise combine with or merge into an Affiliate of LCFH incorporated or organized for the purpose of changing the legal domicile of LCFH, reincorporating LCFH in another jurisdiction, or changing the legal form of LCFH, (iii) any Subsidiary of LCFH may consolidate or otherwise combine with, merge into or transfer all or part of its properties and assets to LCFH, the Co-Issuer or the Parent, and (iv) any Subsidiary of LCFH may consolidate or otherwise combine with, merge into or transfer all or part of its properties and assets to any other Subsidiary, and, in each case, neither an officers’ certificate nor an opinion of counsel will be required to be delivered in connection therewith.
For purposes of clarity, it is understood and agreed that references in this covenant to sales, leases, conveyances, assignments, transfers or other dispositions of Securitization Assets, Repurchase Agreement Assets, Investments or other securities or assets in the ordinary course of business shall include, without limitation, any sales, leases, conveyances, assignments, transfers or other dispositions of Securitization Assets, Repurchase Agreement Assets, Investments or other securities or assets (a) that are made (i) to any Securitization Entity for the purpose of enabling such Securitization Entity to securitize the assets so sold, assigned, transferred, leased, conveyed or disposed of or enabling such Securitization Entity to issue Non-Recourse Indebtedness secured by such assets or to enter into any Repurchase Agreements with respect to such assets or (ii) to any Person pursuant to a Repurchase Agreement that is otherwise not expressly prohibited by the indenture, under which such Person is a buyer of Repurchase Agreement Assets, and (b) that LCFH in good faith determines to be consistent with past practice of LCFH or any of its Subsidiaries or to reflect customary or accepted practice in the businesses, industries or markets in which LCFH or any of its Subsidiaries operates or reasonably expects to operate or that reflect reasonable extensions, evolutions or developments of any of the foregoing (including, without limitation, by way of new transactions or structures), and as a result, none of the foregoing shall constitute a sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of LCFH’s properties and assets, on a consolidated basis or otherwise, for purposes of the other paragraphs of this covenant.
In the event of any transaction described in and complying with the conditions listed in the immediately preceding paragraphs, but not a lease of all or substantially all assets, in which LCFH is not the continuing entity, the successor person formed or remaining shall succeed, and be substituted for, and may exercise every right and power of LCFH, and LCFH shall be discharged from its obligations under the notes and the indenture.
There is no precise established definition of the phrase “substantially all” under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the property or assets of a person.
Events of Default
Each of the following will be an “Event of Default” with respect to the notes under the indenture:
(1)
Default in the payment of any interest on the notes when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of such payment is deposited by us with the trustee or with a paying agent prior to 11:00 a.m., New York City time, on the 30th day of such period);

(2)
Default in the payment of the principal amount or redemption price due with respect to the notes, when the same becomes due and payable;

(3)
Default in the performance or breach of any covenant by us under the notes or the indenture (other than defaults pursuant to paragraph (1) or (2) above), which Default continues uncured for a period of 90 days after there has been given, by written notice, to us by the trustee, or to us and the trustee by the holders of not less than 25% in principal amount of the outstanding notes a written notice specifying such Default and requiring it to be remedied and stating that such notice is a notice of Default; provided that in the case of a failure to comply with the indenture provisions described under “— Certain Covenants — Provision of Financial Information,” such period of continuance of such default or breach shall be 120 days after written notice described in this clause has been given;

(4)
failure to pay any Indebtedness (other than Non-Recourse Indebtedness) for monies borrowed by the Issuers or any of their respective Subsidiaries in an outstanding principal amount in excess of the Cross-Default Threshold at final maturity or upon acceleration after the expiration of any applicable grace period, which Indebtedness (other than Non-Recourse Indebtedness) is, or has become, the primary obligation of the Issuers and is not discharged, or such default in payment or acceleration is not cured or rescinded, in each case, within 60 days after there has been given, by written notice, to us by the trustee, or to us and the trustee by the holders of not less than 25% in principal amount of the outstanding notes a written notice specifying such Default and requiring it to be remedied and stating that such notice is a notice of Default;

(5)
failure by LCFH or a Significant Subsidiary to pay final judgments aggregating in excess of $50.0 million (measured at the date of such non-payment or acceleration) (other than judgments or orders in respect of Non-Recourse Indebtedness) other than any judgments covered by indemnities provided by, or insurance policies issued by, reputable and creditworthy companies, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final;

(6)
certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of the Issuers or the Parent; and

(7)
the Parent’s Guarantee of the notes ceases to be in full force and effect (other than in accordance with the terms of the indenture or upon release of such Guarantee in accordance with the indenture) or is declared null and void in a judicial proceeding or the Parent repudiates its obligations under the indenture or its Guarantee in writing.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default; provided that any Default that results solely from the taking of an action that would have been permitted but for the continuation of a previous Default will be deemed to be cured if such previous Default is cured prior to becoming an Event of Default.
The indenture will provide that, notwithstanding anything to the contrary therein, with respect to any Default or Event of Default, the words “exists,” “is continuing” or similar expressions with respect thereto mean that the Default or Event of Default has occurred and has not yet been cured or waived; provided that any court of competent jurisdiction may: (a) extend or stay any grace period prior to when any actual or alleged Default becomes an actual or alleged Event of Default; or (b) stay the exercise of remedies by the trustee upon the occurrence of an actual or alleged Event of Default, in each case, in accordance with the requirements of applicable law. If any Default or Event of Default occurs due to our failure to comply with the Financial Covenant, such Default or Event of Default shall be deemed not to exist during the Cure Period (provided that, if the Equity Cure is not consummated within the Cure Period, such Default or Event of Default shall be deemed to have occurred).
If a Default for a failure to deliver a required notice or certificate in connection with another Default under the indenture (the “Initial Default”) occurs, then at the time such Initial Default is cured, such default for a failure to deliver a required notice or certificate in connection with another default that resulted solely because of that Initial Default will also be cured without any further action and any Default or Event of Default for the failure to deliver any notice or certificate pursuant to any other provision of the indenture will be deemed to be cured upon the delivery of any such notice or certificate required by such covenant or such notice or certificate, as applicable, even though such delivery is not within the prescribed period specified in the indenture. Any time period in the indenture to cure any actual or alleged default or event of default may be extended or stayed by a court of competent jurisdiction.
The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain of our or our subsidiaries’ indebtedness outstanding from time to time.
If an Event of Default with respect to the notes at the time outstanding occurs and is continuing, then in every such case the trustee or the holders of not less than 25% in principal amount of the outstanding notes may declare the principal amount of and accrued and unpaid interest, if any, on all of the notes to be due and payable immediately, by a notice in writing to us (and to the trustee if given by holders), and upon any such declaration such principal amount (or specified amount) and accrued and unpaid interest, if any, will become immediately due and payable. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal amount (or specified amount) of and accrued and unpaid interest, if any, on all outstanding notes will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding notes. The holders of a majority in principal amount of the outstanding notes may waive all past or existing defaults or Events of Default (except with respect to nonpayment of principal or interest) and rescind any such acceleration with respect to the notes and its consequences if rescission would not conflict with any judgment or decree of a court of competent jurisdiction.
For purposes of clause (4) above, “Cross-Default Threshold” means (a) the payment “cross-default” threshold (as that term is generally understood) in the Primary Credit Facility or (b) if the Primary Credit Facility is terminated or no longer includes a payment cross-default threshold, $50,000,000; and “Primary Credit Facility” means the Revolving Credit Facility, including any renewals, extensions, amendments, restatements, replacements or refinancing in full (or a majority) thereof after the Issue Date.
The indenture will provide that the trustee will be under no obligation to exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense that might be incurred by it in exercising such right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes.
No holder of notes shall have any right to institute any proceeding, judicial or otherwise, with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:
(a)
such holder has previously given written notice to the trustee of a continuing Event of Default with respect to the notes;

(b)
the holders of not less than 25% in principal amount of the outstanding notes have made written request to the trustee to institute proceedings in respect of such Event of Default in its own name as trustee;

(c)
such holder or holders have offered to the trustee indemnity or security satisfactory to the trustee against the costs, claims, expenses and liabilities that might be incurred by the trustee in compliance with such request;

(d)
the trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(e)
no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the outstanding notes.

Notwithstanding any other provision in the indenture, the holder of any notes will have an absolute and unconditional right to receive payment of the principal of, and any premium and interest on, the notes on or after the due dates expressed in the notes and to institute suit for the enforcement of payment.
The indenture requires LCFH, within 120 days after the end of our Fiscal Year, to furnish to the trustee a statement as to compliance with the indenture. If a Default or Event of Default occurs and is continuing with respect to the notes and if it is known to a responsible officer of the trustee, the trustee shall mail to each holder of the notes notice of a Default or Event of Default within 90 days after it occurs. The indenture will provide that the trustee may withhold notice to the holders of notes of any Default or Event of Default (except in payment the notes) with respect to the notes if the trustee determines in good faith that withholding notice is in the interest of the holders of the notes.
Defeasance
Legal Defeasance.   The indenture will provide that we may be discharged from any and all obligations in respect of the notes (subject to certain exceptions). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay and discharge each installment of principal of and any premium and interest on the notes on the stated maturity of those payments in accordance with the terms of the indenture and the notes.
This discharge may occur only if, among other things, LCFH has delivered to the trustee an opinion of counsel stating that it has received from, or there has been published by, the IRS, a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the notes will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.
Defeasance of Certain Covenants.   The indenture will provide that, upon compliance with certain conditions, we will be released from our obligations under the notes and the related guarantee with respect to the covenants described under “— Certain Covenants — Indebtedness Test,” “— Certain Covenants — Maintenance of Total Unencumbered Assets” and “— Merger, Consolidation or Sale,” and any omission to comply with those obligations will not constitute a default or an event of default with respect to the notes and the related guarantee.
The conditions include:
•
depositing with the trustee money and/or U.S. government obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay and discharge each installment of principal of and any premium and interest on the notes on the stated maturity of those payments in accordance with the terms of the indenture and the notes, and

•
delivering to the trustee an opinion of counsel to the effect that the holders of the notes will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Covenant Defeasance and Events of Default.   In the event we exercise our option to effect covenant defeasance with respect to the notes and the notes are declared due and payable because of the occurrence of any Event of Default, the amount of money and/or U.S. government obligations on deposit with the trustee will be sufficient to pay amounts due on the notes at the time of their stated maturity but may not be sufficient to pay amounts due on the notes at the time of the acceleration resulting from the Event of Default. In such a case, we would remain liable for those payments.
Satisfaction and Discharge
The indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the notes, as may be expressly provided for in the indenture) as to all outstanding notes when:
•
either:

•
all notes theretofore authenticated and delivered (other than notes that have been destroyed, lost or stolen and that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid) have been delivered to the trustee for cancellation; or

•
all notes not theretofore delivered to the trustee for cancellation have become due and payable or will become due and payable at their maturity within one year, have been called for redemption or are to be called for redemption within one year or are deemed paid and discharged pursuant to the legal defeasance provisions of the indenture, and we have irrevocably deposited or caused to be irrevocably deposited with the trustee as trust funds in trust money and/or U.S. government obligations in an amount sufficient to pay and discharge the entire indebtedness on such notes not theretofore delivered to the trustee for cancellation, for principal of, and premium, if any, and interest on, the notes to the date of such deposit (in the case of notes which have become due and payable) or to the maturity date or redemption date, as the case may be;
•
we have paid or caused to be paid all other sums payable under the indenture by us; and

•
LCFH has delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent provided for in the indenture relating to the satisfaction and discharge of the indenture have been complied with.

Modification and Waiver
We and the trustee may modify and amend the indenture or the notes without the consent of any holder of notes:
•
to cure any ambiguity, defect, omission, mistake or inconsistency or reduce the minimum denomination of the notes;

•
provide for the assumption by a successor Person of the obligations of any Issuer or the Parent under the notes, the Guarantee or the indenture in accordance with the terms of the indenture;

•
to provide for uncertificated securities in addition to or in place of certificated securities;

•
to surrender any of our rights or powers under the indenture;

•
to add or modify covenants, events of default and other provisions under the indenture for the benefit of the holders of the notes;

•
to comply with the applicable procedures of the applicable depositary;

•
to make any change (including changing the CUSIP or other identifying number on any notes) that does not adversely affect the rights of any holder of notes in any material respect;

•
to provide for the issuance of additional notes in accordance with the limitations set forth in the indenture;

•
to effect the appointment of a successor trustee with respect to the notes and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee;

•
make any amendment to the provisions of the indenture relating to the transfer and legending of notes as permitted by the indenture, including, without limitation, to facilitate the issuance and administration of notes;

•
to convey, transfer, assign, mortgage or pledge to the trustee as security for the notes any property or assets that we may desire;

•
to make such other provisions in regard to matters or questions arising under the indenture as are not inconsistent with the provisions of the indenture or any supplemental indenture;

•
to comply with the Trust Indenture Act or maintain the qualification of the indenture under the Trust Indenture Act;

•
to reflect the release of a guarantor of the notes in accordance with the terms of the indenture;

•
to add guarantors with respect to the notes or to secure the notes or the guarantee; or

•
to conform the provisions of the indenture and the notes to this “Description of Notes” and “Description of Debt Securities” in the accompanying prospectus.

We may also modify and amend the indenture with the consent of the holders of a majority in principal amount of all the then outstanding notes. We may not make any modification or amendment without the consent of each holder affected if that amendment will:
•
reduce the percentage in principal amount of notes whose holders must consent to an amendment, supplement or waiver;

•
reduce the rate of or extend the time for payment of interest (including default interest) on the notes;

•
reduce the principal of or premium on or change the fixed maturity of any notes;

•
waive a default in the payment of the principal of, or any premium or interest on, the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the then outstanding notes and a waiver of the payment default that resulted from such acceleration);

•
make the principal of, or any premium or interest on, the notes payable in any currency other than U.S. dollars;

•
adversely affect the right of holders of the notes to receive payment of the principal of, or any premium or interest on, the notes and to institute suit for the enforcement of any such payment; or

•
reduce the premium payable upon the redemption of any such note or change the time at which any such note may be redeemed, in each case as described above under “— Redemption Rights”.

Except for certain specified provisions, the holders of a majority in principal amount of the outstanding notes may on behalf of the holders of all notes waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding notes may on behalf of the holders of all of the notes waive any past default under the indenture with respect to the notes and its consequences, except a default in the payment of the principal of, or any premium or interest on, the notes; provided, however, that the holders of a majority in principal amount of the outstanding notes may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.
Trustee
Wilmington Trust, National Association, or any successor thereto, will serve as trustee under the indenture.
The trustee may engage in transactions, including commercial banking and other transactions, with us and our subsidiaries from time to time. However, if the trustee acquires any conflicting interest, it must eliminate such conflict upon the occurrence of an event of default, or else resign.
No Conversion or Exchange Rights
The notes will not be convertible into or exchangeable for any Capital Stock of the Issuers or the Parent.
No Personal Liability of Directors, Officers, Employees or Stockholders
No director, officer, employee, or stockholder of the Issuers or any of their respective subsidiaries or affiliates, as such, will have any liability for any of obligations of the Issuers or the guarantors under the notes, the indenture, any guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. Such waiver may not be effective to waive liabilities under the U.S. federal securities laws and it is the view of the SEC that such a waiver is against public policy.
Book-Entry Securities
The notes will be issued in the form of one or more fully registered global notes that will be deposited with, or on behalf of, The Depository Trust Company (the “DTC”) and registered in the name of DTC or its nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. Global notes are not exchangeable for definitive note certificates except in the specific circumstances described below. For purposes of this prospectus supplement, “Global Note” refers to the Global Note or Global Notes representing an entire issue of notes. So long as DTC, or its nominee, is the registered owner of a Global Note, DTC or the nominee, as the case may be, will be considered the sole owner or holder of such notes under the indenture.
Except as provided below, you will not be entitled to have notes registered in your name, will not receive or be entitled to receive physical delivery of notes in definitive form, and will not be considered the owner or holder thereof under the indenture.

Except as set forth below, a Global Note may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.
DTC has advised the Issuers that it is:
•
a limited-purpose trust company organized under New York Banking Law;

•
a “banking organization” within the meaning of the New York Banking Law;

•
a member of the Federal Reserve System;

•
a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•
a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants (“Direct Participants”) deposit with DTC and facilitates the post-trade settlement of transactions among Direct Participants in such securities through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The rules applicable to DTC and its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com. The information contained on the DTC’s website is not intended to form a part of, or be incorporated by reference into, this prospectus supplement.
Purchases of notes under the DTC system must be made by or through Direct Participants, which will receive a credit for the notes on DTC’s records. The ownership interest of each actual purchaser of notes will be recorded on the Direct and Indirect Participants’ records. These beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participants or Indirect Participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in notes, except in the event that use of the book-entry system for the notes is discontinued.
To facilitate subsequent transfers, all notes deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of notes with DTC and their registration in the name of Cede & Co. or such other DTC nominee will not change the beneficial ownership of the notes. DTC has no knowledge of the actual beneficial owners of the notes; DTC’s records reflect only the identity of the Direct Participants to whose accounts such notes are credited, which may or may not be the beneficial owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
Redemption notices will be sent to DTC. If less than all of the notes are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the notes to be redeemed.
In any case where a vote may be required with respect to the notes, neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to such notes unless authorized by a Direct Participant in accordance with DTC’s MMI Procedures. Under its usual procedures, DTC mails an omnibus proxy to the issuer of securities as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the notes are credited on the record date (identified in the listing attached to the omnibus proxy).
Principal, interest payments and redemption proceeds, if any, on the notes will be made to Cede & Co, as nominee of DTC, or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts, upon DTC’s receipt of funds and corresponding detail information from the Issuers or the trustee, on the applicable payment date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC, the Issuers, the Parent or the trustee, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, interest and redemption proceeds to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the Issuers or the trustee. Disbursement of payments from Cede & Co. to Direct Participants is DTC’s responsibility. Disbursements of payments to beneficial owners are the responsibility of Direct and Indirect Participants.
In any case where the Issuers have made a tender offer for the purchase of any notes, a beneficial owner must give notice through a participant to a tender agent to elect to have its notes purchased or tendered. The beneficial owner must deliver notes by causing the direct participants to transfer the participant’s interest in the notes, on DTC’s records, to a tender agent. The requirement for physical delivery of notes in connection with an optional tender or a mandatory purchase is satisfied when the ownership rights in the notes are transferred by Direct Participants on DTC’s records and followed by a book-entry credit of tendered notes to the tender agent’s DTC account.
We have obtained the information in this section concerning DTC and DTC’s book-entry system from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.
If at any time DTC or any successor depository for the notes notifies the Issuers that it is unwilling or unable to continue as the depository for the notes, or if at any time DTC or such successor depository will no longer be a clearing agency registered under the Exchange Act and any other applicable statute or regulation, the Issuers will be obligated to use commercially reasonable efforts to appoint another depository for the notes. If another depository is not appointed within 90 days, definitive note certificates will be issued in exchange for the Global Note representing the notes.
The Issuers may at any time in the Issuers’ sole discretion determine that the notes will no longer be represented by the Global Note, in which case definitive note certificates will be issued in exchange for the Global Note representing the notes.
The Issuers have appointed Wilmington Trust, National Association to act as the security registrar and paying agent and to act as depositary custodian with respect to the Global Notes. The Issuers have authorized the Issuers’ agents and Wilmington Trust, National Association to act in accordance with a letter of representations entered into with the depositary.
Governing Law
The indenture, the notes and the guarantee will be governed by, and construed in accordance with, the laws of the State of New York.
Definitions
As used in the indenture, the following terms have the respective meanings specified below.
“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Associate” means (i) any Person engaged in a Similar Business of which LCFH or its Subsidiaries are the legal and beneficial owners of between 20% and 50% of all outstanding Voting Stock and (ii) any Joint Venture entered into by LCFH or any Subsidiary of LCFH.
“Capital Stock” means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.
“Capitalized Lease Obligation” means an obligation that is required to be classified and accounted for as a capitalized lease (and, for the avoidance of doubt, not a straight-line or operating lease) for financial reporting purposes on the basis of GAAP. The amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined on the basis of GAAP, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty; provided that all obligations of LCFH and its Subsidiaries that are or would be characterized as an operating lease as determined in accordance with GAAP as in effect on January 1, 2015 (whether or not such operating lease was in effect on such date) shall continue to be accounted for as an operating lease (and not as a Capitalized Lease Obligation) for purposes of the indenture regardless of any change in GAAP following January 1, 2015 (that would otherwise require such obligation to be recharacterized as a Capitalized Lease Obligation).
“Cash” means money, currency or a credit balance in any demand or Deposit Account.
“Cash Equivalents” means:
(1)
(a) U.S. dollars, euro, or any national currency of any member state of the European Union; or (b) any other foreign currency held by LCFH and its Subsidiaries in the ordinary course of business;

(2)
securities issued or directly and fully Guaranteed or insured by the United States or Canadian governments, a member state of the European Union or, in each case, any agency or instrumentality of thereof (provided that the full faith and credit of such country or such member state is pledged in support thereof), having maturities of not more than two years from the date of acquisition;

(3)
certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances having maturities of not more than one year from the date of acquisition thereof issued by any lender or by any bank or trust company (a) whose commercial paper is rated at least “A-2” or the equivalent thereof by S&P or at least “P-2” or the equivalent thereof by Moody’s (or if at the time neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization) or (b) (in the event that the bank or trust company does not have commercial paper which is rated) having combined capital and surplus in excess of $100,000,000;

(4)
repurchase obligations for underlying securities of the types described in clauses (2) and (3) entered into with any bank meeting the qualifications specified in clause (3) above;

(5)
commercial paper rated at the time of acquisition thereof at least “A-2” or the equivalent thereof by S&P or “P-2” or the equivalent thereof by Moody’s or carrying an equivalent rating by a Nationally Recognized Statistical Rating Organization, if both of the two named rating agencies cease publishing ratings of investments or, if no rating is available in respect of the commercial paper, the issuer of which has an equivalent rating in respect of its long-term debt, and in any case maturing within one year after the date of acquisition thereof;

(6)
readily marketable direct obligations issued by any state of the United States of America, any province of Canada, any member of the European Union or any political subdivision thereof, in each case, having one of the two highest rating categories obtainable from either Moody’s or S&P (or, if at the time, neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization) with maturities of not more than two years from the date of acquisition;
(7)
Indebtedness or Preferred Stock issued by Persons with a rating of “BBB-” or higher from S&P or “Baa3” or higher from Moody’s (or, if at the time, neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization) with maturities of 12 months or less from the date of acquisition;

(8)
bills of exchange issued in the United States, Canada, a member state of the European Union or Japan eligible for rediscount at the relevant central bank and accepted by a bank (or any dematerialized equivalent); and

(9)
interests in any investment company, money market or enhanced high yield fund which invests 95% or more of its assets in instruments of the type specified in clauses (1) through (8) above.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clause (1) above, provided that such amounts are converted into any currency listed in clause (1) as promptly as practicable and in any event within 10 business days following the receipt of such amounts.
“Cash Management Services” means any of the following to the extent not constituting a line of credit (other than an overnight draft facility that is not in default): ACH transactions, treasury, depository, credit or debit card, purchasing card, stored value card, electronic fund transfer services and/or cash management services, including, without limitation, controlled disbursement services, overdraft facilities, foreign exchange facilities, deposit and other accounts and merchant services or other cash management arrangements in the ordinary course or consistent with past practice.
“CLO Equity” means, as of any date of determination, all residual equity interests in the form of a subordinated note, trust certificate or preference share issued pursuant to a collateralized loan obligations of LCFH or its Subsidiaries.
“Consolidated Securitization Subsidiary” means, any special-purpose consolidated Subsidiary of LCFH that is a payor, obligor or trustee or Person acting in a similar capacity in respect of a commercial mortgage-backed securitization, collateralized debt or collateralized loan obligation or similar securitization transaction, or other sale or transfer of loans (collectively, “Securitization Transactions”) that exclusively holds collateral assets of a Securitization Transaction, as to which in any such case neither LCFH nor any of LCFH’s Subsidiaries is the obligor or has any direct liability (in each such case other than as special-purpose Subsidiaries of LCFH that are payors or obligors in respect of such Securitization Transaction).
“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing in any manner, whether directly or indirectly, any operating lease, dividend or other obligation that does not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”), including any obligation of such Person, whether or not contingent:
(1)
to purchase any such primary obligation or any property constituting direct or indirect security therefor;

(2)
to advance or supply funds:

(a)
for the purchase or payment of any such primary obligation; or

(b)
to maintain the working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3)
to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Credit Enhancement Agreements” means, collectively, any documents, instruments, guarantees or agreements entered into by LCFH, any of its Subsidiaries or any Securitization Entity for the purpose of providing credit support (that is reasonably customary as determined by LCFH) with respect to any Funding Indebtedness or Securitization Indebtedness.
“Credit Facility” means, with respect to LCFH or any of its Subsidiaries, one or more debt facilities, indentures or other arrangements (including commercial paper facilities and overdraft facilities) providing for revolving credit loans, term loans, notes, receivables financing (including through the sale of receivables to institutions or to special purpose entities formed to borrow from such institutions against such receivables), letters of credit or other Indebtedness, in each case, as amended, restated, modified, renewed, refunded, replaced, restructured, refinanced, repaid, increased or extended in whole or in part from time to time (and whether in whole or in part and whether or not with the original administrative agent and lenders or another administrative agent or agents or other banks, institutions, investors or other similar entities and whether provided under one or more other credit or other agreements, indentures, financing agreements or otherwise) and in each case including all agreements, instruments and documents executed and delivered pursuant to or in connection with the foregoing (including any notes and letters of credit issued pursuant thereto and any guarantee and collateral agreement, patent and trademark security agreement, mortgages or letter of credit applications and other guarantees, pledges, agreements, security agreements and collateral documents). Without limiting the generality of the foregoing, the term “Credit Facility” shall include any agreement or instrument (1) changing the maturity of any Indebtedness Incurred thereunder or contemplated thereby, (2) adding Subsidiaries of LCFH as additional borrowers or guarantors thereunder, (3) increasing the amount of Indebtedness Incurred thereunder or available to be borrowed thereunder or (4) otherwise altering the terms and conditions thereof.
“CRE Mezzanine Finance Assets” means loans made for the purposes of financing commercial real estate and secured primarily by the Capital Stock of Persons that directly or indirectly own commercial real estate.
“Deposit Account” means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.
“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:
(1)
matures or is mandatorily redeemable for cash or in exchange for Indebtedness pursuant to a sinking fund obligation or otherwise; or

(2)
is or may become (in accordance with its terms) upon the occurrence of certain events or otherwise redeemable or repurchasable for cash or in exchange for Indebtedness at the option of the holder of the Capital Stock in whole or in part, in each case on or prior to the earlier of (a) the maturity date of the notes or (b) the date on which there are no notes outstanding; provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided, further, however, that if such Capital Stock is issued to any plan for the benefit of employees of LCFH or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by LCFH or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.
“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.
“Fiscal Year” means the fiscal year of LCFH and its Subsidiaries ending on December 31 of each calendar year.
“Fixed Charge Coverage Ratio” means, as of any determination date, with respect to LCFH and its consolidated Subsidiaries, the sum of (a) Interest Income, (b) rental income from real estate and (c) fee income associated with the management of real estate and real estate related assets for such period divided by the sum of (i) Interest Expense and (ii) rental expense related to leasing of corporate facilities by LCFH and its Subsidiaries for such period, in each case, as determined in accordance with GAAP on a consolidated basis for LCFH and its Subsidiaries.
“Funding Indebtedness” means (i) any Indebtedness Incurred in connection with investment activities of a Similar Business, including Indebtedness to finance real estate and real estate related assets and Non-Recourse Indebtedness, as well as any Indebtedness Incurred by LCFH and its Subsidiaries in the ordinary course of their respective businesses and (ii) any Refinancing of the Indebtedness under clause (i).
“GAAP” means generally accepted accounting principles in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time; provided that all terms of an accounting or financial nature used in the indenture shall be construed, and all computations of amounts and ratios referred to in the indenture shall be made (a) without giving effect to any election under Accounting Standards Codification Topic 825 — Financial Instruments, or any successor thereto or comparable accounting principle (including pursuant to the Accounting Standards Codification), to value any Indebtedness of LCFH or any Subsidiary at “fair value,” as defined therein and (b) the amount of any Indebtedness under GAAP with respect to Capitalized Lease Obligations shall be determined in accordance with the definition of Capitalized Lease Obligations; provided, further, that for the purpose of determining such amounts and ratios, LCFH shall make such adjustments as it determines in good faith are necessary to remove the impact of consolidating any variable interest entities under the requirements of Accounting Standards Codification Topic 810, as such section is in effect on the Issue Date. At any time after the Issue Date, LCFH may elect to apply IFRS accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided in the indenture); provided that any such election, once made, shall be irrevocable; provided, further, any calculation or determination in the indenture that requires the application of GAAP for periods that include fiscal quarters ended prior to LCFH’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP. LCFH shall give notice of any such election made in accordance with this definition to the trustee. For the avoidance of doubt, solely making an election (without any other action) referred to in this definition will not be treated as an incurrence of Indebtedness.
If there occurs a change in IFRS or GAAP, as the case may be, and such change would cause a change in the method of calculation of any standards, terms or measures used in the indenture (an “Accounting Change”), then LCFH may elect that such standards, terms or measures shall be calculated as if such Accounting Change had not occurred.
“Governmental Authority” means any nation or government, any state or other political subdivision thereof and any entity of competent authority and jurisdiction exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government.
“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person, including any such obligation, direct or indirect, contingent or otherwise, of such Person:
(1)
to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise); or

(2)
entered into primarily for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” will not include endorsements for collection or deposit in the ordinary course of business or consistent with past practice, and provided further that the amount of any Guarantee shall be deemed to be the lower of (i) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made and (ii) the maximum amount for which such guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guarantee or, if such Guarantee is not an unconditional Guarantee of the entire amount of the primary obligations and such maximum amount is not stated or determinable, the amount of such guaranteeing Person’s maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith. The term “Guarantee” used as a verb has a corresponding meaning.
“Hedge Agreement” means an interest rate or currency swap, cap or collar agreement, foreign exchange agreement, commodity contract or similar arrangement entered into by LCFH or any of its Subsidiaries providing for protection against fluctuations in interest rates, currency exchange rates, commodity prices or the exchange of nominal interest obligations, either generally or under specific contingencies.
“IFRS” means International Financial Reporting Standards, as issued by the International Accounting Standards Board as in effect from time to time.
“Incur” means issue, create, assume, enter into any Guarantee of, incur, extend or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary and the terms “Incurred” and “Incurrence” have meanings correlative to the foregoing and any Indebtedness pursuant to any revolving credit or similar facility shall only be “Incurred” at the time any funds are borrowed thereunder.
“Indebtedness” means, with respect to any Person on any date of determination (without duplication):
(1)
the principal of indebtedness of such Person for borrowed money;

(2)
the principal of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)
all reimbursement obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (the amount of such obligations being equal at any time to the aggregate then undrawn and unexpired amount of such letters of credit or other instruments plus the aggregate amount of drawings thereunder that have not been reimbursed) (except to the extent such reimbursement obligations relate to trade payables and such obligations are satisfied within 30 days of Incurrence);

(4)
the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property (except trade payables or similar obligations to a trade creditor), which purchase price is due more than one year after the date of placing such property in service or taking final delivery and title thereto;

(5)
Capitalized Lease Obligations of such Person;

(6)
the principal component of all obligations, or liquidation preference, of such Person with respect to any Disqualified Stock or, with respect to any Subsidiary, any Preferred Stock (but excluding, in each case, any accrued dividends);

(7)
the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (a) the fair market value of such asset at such date of determination (as determined in good faith by LCFH) and (b) the amount of such Indebtedness of such other Persons;

(8)
Guarantees by such Person of the principal component of Indebtedness of other Persons to the extent Guaranteed by such Person; and

(9)
to the extent not otherwise included in this definition, net obligations of such Person under Hedge Agreements (the amount of any such obligations to be equal at any time to the net payments under such agreement or arrangement giving rise to such obligation that would be payable by such Person at the termination of such agreement or arrangement).

The term “Indebtedness” shall not include any lease, concession or license of property (or Guarantee thereof) which would be considered an operating lease under GAAP as in effect on February 26, 2016, any prepayments of deposits received from clients or customers in the ordinary course of business or consistent with past practice, or obligations under any license, permit or other approval (or Guarantees given in respect of such obligations) Incurred prior to the Issue Date or in the ordinary course of business or consistent with past practice. For purposes of clarity, the indenture will provide that Indebtedness of variable interest entities (within the meaning of GAAP) shall not be deemed Indebtedness of any Person or any of its Subsidiaries.
The amount of Indebtedness of any Person at any time in the case of a revolving credit or similar facility shall be the total amount of funds borrowed and then outstanding. The amount of Indebtedness of any Person at any date shall be determined as set forth above or otherwise provided in the indenture, and (other than with respect to letters of credit or Guarantees or Indebtedness specified in clause (7) above) shall equal the amount thereof that would appear on a balance sheet of such Person (excluding any notes thereto) prepared on the basis of GAAP.
Notwithstanding the above provisions, in no event shall the following constitute Indebtedness:
(i)
Contingent Obligations Incurred in the ordinary course of business or consistent with past practice;

(ii)
Cash Management Services;

(iii)
in connection with the purchase by LCFH or any Subsidiary of any business, any post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid in a timely manner; or

(iv)
for the avoidance of doubt, any obligations in respect of workers’ compensation claims, early retirement or termination obligations, pension fund obligations or contributions or similar claims, obligations or contributions or social security or wage taxes.

“Interest Expense” means, for any period with respect to LCFH and its consolidated Subsidiaries, the amount of total interest expense incurred by such Person, excluding previously paid capitalized or accruing interest and excluding interest funded under a construction loan, plus such Person’s allocable share of interest expense from any Joint Venture investments and unconsolidated Affiliates of such Person, all determined in accordance with GAAP, but excluding the total interest expense incurred (x) in connection with any non-recourse real estate related debt, (y) in connection with loan interests that were conveyed to third parties in transactions treated as financings in accordance with GAAP and (z) by any Consolidated Securitization Subsidiary, in the case of clauses (x) through (z), whether or not such interest expense is included in the consolidated financial statements of LCFH and its Subsidiaries in accordance with GAAP.
“Interest Income” means, for any period with respect to LCFH and its consolidated Subsidiaries, the amount of total interest income earned by such Person, including capitalized or accruing interest, plus, to the extent actually received in cash by such Person, such Person’s allocable share of interest income from any Joint Venture investments, unconsolidated Affiliates, and investments in Consolidated Securitization Subsidiaries of such Person, all determined in accordance with GAAP, but excluding the total interest income earned (x) by Consolidated Securitization Subsidiaries and (y) on loan interests that were conveyed to third parties in transactions treated as financings in accordance with GAAP (but for the avoidance of doubt including any interest income earned on loan interests retained by LCFH and its Subsidiaries other than Consolidated Securitization Subsidiaries), in the case of clauses (x) and (y), whether or not such interest income is included in the consolidated financial statements of LCFH and its Subsidiaries in accordance with GAAP.
“Investment” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan or other extensions of credit (other than (i) accounts receivable, trade credit, advances or extensions of credit to customers, suppliers, future, present or former directors, officers, employees, managers, contractors, consultants or advisors of any Person in the ordinary course of business or consistent with past practice, (ii) any debt or extension of credit represented by a bank deposit other than a time deposit, (iii) intercompany advances arising from cash management, tax and accounting operations and (iv) intercompany loans, advances or Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms)) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or the Incurrence of a Guarantee of any obligation of, or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such other Persons and all other items that are or would be classified as investments on a balance sheet prepared on the basis of GAAP.
“Issue Date” means        , 2025.
“Joint Venture” means, as to any Person, any other Person designated as a “joint venture” (1) that is not a Subsidiary of such Person, (2) in which such Person owns less than 100% of the equity or voting interests and (3) which Person is engaged in a Similar Business, including making Investments in real estate and real estate related assets.
“Leverage Ratio” means, as of any determination date, the ratio of (a) the sum of total Indebtedness for borrowed money for LCFH and its Subsidiaries determined without duplication to the extent that such total Indebtedness would appear on a consolidated balance sheet of LCFH and its Subsidiaries as of such date, prepared in accordance with GAAP but excluding any Indebtedness (without duplication) that is non-recourse to LCFH and the Parent and incurred (i) by a Consolidated Securitization Subsidiary, (ii) by any other investment vehicle where an Affiliate of LCFH is a general partner or managing member with Capital Stock of no more than two percent (2%) of the entire Capital Stock, but no direct liability (other than liability of no more than two percent (2%) of the entire Indebtedness) for such Indebtedness and (iii) in connection with loan interests that were conveyed to third parties in transactions treated as financings, in the case of clauses (i) through (iii), whether or not such Indebtedness is included in the consolidated financial statements of LCFH and its Subsidiaries in accordance with GAAP to (b) Net Worth of LCFH and its Subsidiaries as determined in accordance with GAAP and that would appear on a consolidated balance sheet of LCFH and its Subsidiaries as of such date.
“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).
“Liquidity” means, as of any determination date, the sum of (i) the aggregate sum of all unrestricted and unencumbered Cash plus Cash Equivalents, determined on a consolidated basis for LCFH and its Subsidiaries in accordance with GAAP, held by LCFH and its Subsidiaries and (ii) the product of (a) the market value of all unrestricted and unencumbered AAA rated and U.S. Government guaranteed debt instruments held by LCFH and its Subsidiaries and (b) 85%.
“Moody’s” means Moody’s Investors Service, Inc. or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.
“Nationally Recognized Statistical Rating Organization” means a nationally recognized statistical rating organization within the meaning of Rule 436 under the Securities Act.
“Net Worth” means, with respect to any Person and at any date of determination, the net worth of such Person at such time (including (a) any unencumbered, unconditional and unfunded investor capital commitments, (b) current expected credit losses and (c) the value of Undepreciated Real Estate Assets (after impairments)), determined in accordance with GAAP.
“Non-Recourse Indebtedness” means Indebtedness for borrowed money of a Subsidiary (or group of Subsidiaries) of LCFH, with respect to which recourse for payment is limited to investment assets of such Subsidiary (or such group of Subsidiaries) encumbered by a Lien securing such Indebtedness and/or the general credit of such Subsidiary (or group of Subsidiaries) but for which recourse shall not extend to the general credit of LCFH or any other of its Subsidiaries, it being understood that the instruments governing such Indebtedness may include customary carve-outs to such limited recourse such as, for example, personal recourse to LCFH or its Subsidiaries for breach of representations, fraud, misapplication or misappropriation of cash, voluntary or involuntary bankruptcy filings, violation of loan document prohibitions against transfer of assets or ownership interests therein, environmental liabilities, and liabilities and other circumstances customarily excluded by lenders from exculpation provisions and/or included in separate indemnification and/or guaranty agreements in financings of loan assets, unless, until and for so long as a claim for payment or performance has been made thereunder (which has not been satisfied) at which time the obligations with respect to any such customary carve-out shall not be considered Non-Recourse Indebtedness, to the extent that such claim is a liability of LCFH for GAAP purposes.
“Person” means any individual, corporation, partnership, Joint Venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity. Any reference in the indenture to a Person shall be construed to apply to any series of such Person to the extent applicable if such Person is a serialized entity.
“Preferred Stock” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.
“Refinance” means refinance, refund, replace, renew, repay, modify, restate, defer, substitute, supplement, reissue, resell, extend or increase (including pursuant to any defeasance or discharge mechanism) and the terms “Refinances,” “Refinanced” and “Refinancing” as used for any purpose in the indenture shall have a correlative meaning.
“Repurchase Agreement” means an agreement between LCFH and/or any of its Subsidiaries, as seller (in any such case, the “Repo Seller”), and one or more banks, other financial institutions and/or other investors, lenders or other Persons, as buyer (in any such case, the “Repo Buyer”), and any other parties thereto, under which LCFH and/or such Subsidiary or Subsidiaries, as the case may be, are permitted to finance the origination or acquisition of loans, Investments, Capital Stock, other securities, servicing rights and/or any other tangible or intangible property or assets and interests in any of the foregoing (collectively, “Applicable Assets”) by means of repurchase transactions pursuant to which the Repo Seller sells, on one or more occasions, Applicable Assets to the Repo Buyer with an obligation of the Repo Seller to repurchase such Applicable Assets on a date or dates and at a price or prices specified in or pursuant to such agreement, and which may also provide for payment by the Repo Seller of interest, fees, expenses, indemnification payments and other amounts, and any other similar agreement, instrument or arrangement, together with any and all existing and future documents related thereto (including, without limitation, any promissory notes, security agreements, intercreditor agreements, mortgages, other collateral documents and guarantees), in each case as the same may have been or may be amended, restated, amended and restated, supplemented, modified, renewed, extended, refunded, refinanced, restructured or replaced in any manner (whether before, upon or after termination or otherwise) in whole or in part from time to time (including successive amendments, restatements, amendments and restatements, supplements, modifications, renewals, extensions, refundings, refinancings, restructurings or replacements of any of the foregoing), and whether or not with the original or other sellers, buyers, guarantors, agents, lenders, banks, financial institutions, investors or other parties.
“Repurchase Agreement Assets” means any Applicable Assets that are or may be sold by LCFH or any of its Subsidiaries pursuant to a Repurchase Agreement.
“Required Asset Sale” means any disposition of assets that is a result of a repurchase right or obligation or a mandatory sale right or obligation related to Funding Indebtedness, which rights or obligations are either in existence on the Issue Date (or substantially similar in nature to such rights or obligations in existence on the Issue Date) or pursuant to the guidelines or regulations of a government-sponsored enterprise.
“Revolving Credit Facility” means the revolving credit facility governed by that certain Credit and Guaranty Agreement, dated as of December 20, 2024, by and among LCFH, Ladder Corporate Revolver I LLC, the Co-Issuer, the Parent, certain subsidiary guarantors, the lenders party hereto from time to time and JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, as may be amended, supplemented, modified, extended, renewed or restated from time to time.
“S&P” means Standard & Poor’s Investors Ratings Services or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.
“Secured Indebtedness” means any Indebtedness of LCFH or any of its Subsidiaries secured by a Lien upon the property of LCFH or any of its Subsidiaries.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder, as amended.
“Securitization” means a public or private transfer, sale or financing of servicing advances, mortgage loans, installment contracts, other loans, accounts receivable, real estate assets, mortgage receivables and any other assets capable of being securitized (collectively, the “Securitization Assets”) by which LCFH or any of its Subsidiaries directly or indirectly securitizes a pool of specified Securitization Assets including any such transaction involving the sale of specified servicing advances or mortgage loans to a Securitization Entity.
“Securitization Entity” means (i) any Person (whether or not a Subsidiary of LCFH) established for the purpose of issuing asset backed or mortgage backed or mortgage pass through securities of any kind (including collateralized mortgage obligations and net interest margin securities), (ii) any special purpose Subsidiary established for the purpose of selling, depositing or contributing Securitization Assets into a Person described in clause (i) or holding securities in any related Securitization Entity, regardless of whether such person is an issuer of securities; provided that such person is not an obligor with respect to any Indebtedness of LCFH, the Co-Issuer or the Parent and (iii) any special purpose Subsidiary of LCFH formed exclusively for the purpose of satisfying the requirements of Credit Enhancement Agreements and regardless of whether such Subsidiary is an issuer of securities; provided that such person is not an obligor with respect to any Indebtedness of LCFH, the Co-Issuer or the Parent other than under Credit Enhancement Agreements.
“Securitization Indebtedness” means (i) Indebtedness of LCFH or any of its Subsidiaries incurred pursuant to on-balance sheet Securitizations treated as financings and (ii) any Indebtedness consisting of advances made to LCFH or any of its Subsidiaries based upon securities issued by a Securitization Entity pursuant to a Securitization and acquired or retained by LCFH or any of its Subsidiaries.
“Significant Subsidiary” means any Subsidiary of LCFH that would be a “significant subsidiary” as defined in Article 1, Rule 1 02(w)(1)(ii) of Regulation S X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.
“Similar Business” means (a) any businesses, services or activities engaged in by LCFH or any of its Subsidiaries or any Associates on the Issue Date and (b) any businesses, services and activities engaged in by LCFH or any of its Subsidiaries or any Associates that are related, complementary, incidental, ancillary or similar to any of the foregoing or are extensions, expansions or developments of any thereof.
“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.
“Subsidiary” means, with respect to any Person:
(1)
any corporation, association, or other business entity (other than a partnership, Joint Venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; or

(2)
any partnership, Joint Venture, limited liability company or similar entity or series thereof of which:

(a)
more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership interests or otherwise; and

(b)
such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

For purposes of clarity, it is understood and agreed that, anything in the indenture to the contrary notwithstanding, variable interest entities (within the meaning of GAAP) shall be deemed not to be Subsidiaries of any Person.
“Total Unencumbered Assets” means, as of any date of determination, an amount equal to the sum of (a) those Undepreciated Real Estate Assets not securing any portion of Secured Indebtedness and (b) all other assets (but excluding goodwill) of LCFH and its Subsidiaries not securing any portion of Secured Indebtedness, in each case, determined on a consolidated basis for LCFH and its Subsidiaries in accordance with GAAP; provided that, notwithstanding the application of GAAP, loan interests related to loans made to Joint Ventures shall be included in such assets to the extent not securing any portion of Secured Indebtedness; provided, further, that (i) Capital Stock, and any assets, of any Person that is not a Subsidiary shall be excluded in any calculation of Total Unencumbered Assets, (ii) Liens on the Capital Stock of a Subsidiary of LCFH required by the terms of any Credit Facility shall be disregarded for purposes of this definition (other than for purposes of the immediately succeeding clause (iii)) and neither the Capital Stock of such Subsidiary nor the assets held by such Subsidiary shall be deemed to secure any portion of Secured Indebtedness solely as a result of such Liens and (iii) the portion of the Total Unencumbered Assets attributable to (x) CRE Mezzanine Finance Assets, (y) unencumbered Capital Stock, and unencumbered assets, of any Joint Venture and (z) CLO Equity, collectively, shall not exceed 15% of Total Unencumbered Assets, with any excess excluded from such calculation.
“Undepreciated Real Estate Assets” means, as of any date of determination, the cost (being the original cost to LCFH or any of its Subsidiaries plus capital improvements) of real estate assets of LCFH and its Subsidiaries on such date, before depreciation and amortization of such real estate assets, determined on a consolidated basis in accordance with GAAP. For the avoidance of doubt, it is understood and agreed that, anything in the foregoing sentence to the contrary notwithstanding, the cost of real estate assets shall include any portion of such cost that may be allocated to intangible assets under GAAP.
“Unsecured Indebtedness” means Indebtedness of LCFH or any of its Subsidiaries that is not Secured Indebtedness determined on a consolidated basis in accordance with GAAP; provided that, Unsecured Indebtedness shall not include obligations under Hedge Agreements.
“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors.

ADDITIONAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS
The following discussion supplements the discussion contained under the heading “U.S. Federal Income Tax Considerations For Non-U.S. Holders” in the accompanying prospectus and supersedes such discussion to the extent inconsistent with such discussion.
The following is a summary of certain U.S. federal income tax considerations relating to the purchase, ownership and disposition of the notes to non-U.S. Holders, but does not purport to be a complete analysis of all potential tax considerations. This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated thereunder, judicial authority, published administrative positions of the IRS and other applicable authorities, all as in effect on the date of this document, and all of which are subject to change, possibly on a retroactive basis. We have not sought, and do not intend to seek, any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with our statements and conclusions or that a court would not sustain any challenge by the IRS in the event of litigation.
This summary deals only with beneficial owners of notes that purchase the notes for cash in this offering at their “issue price” (generally, the first price at which a substantial amount of the notes are sold for money, excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) and that will hold the notes as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This summary is general in nature and does not purport to deal with all aspects of U.S. federal income taxation that might be relevant to particular non-U.S. Holders in light of their personal investment circumstances or status, nor does it address tax considerations applicable to investors that may be subject to special tax rules, such as financial institutions, individual retirement and other tax-deferred accounts, tax-exempt organizations, S corporations, partnerships or other pass-through entities for U.S. federal income tax purposes or investors in such entities, insurance companies, regulated investment companies, REITs, broker-dealers, dealers or traders in securities or currencies, former citizens or residents of the United States, controlled foreign corporations, passive foreign investment companies, corporations that accumulate earnings to avoid U.S. federal income tax and taxpayers subject to the alternative minimum tax. This summary also does not discuss notes held as part of a hedge, straddle, synthetic security, conversion transaction or constructive sale transaction. Moreover, the effect of any applicable U.S. federal taxes other than income taxes (such as estate or gift taxes) and any state, local or non-U.S. tax laws and the Medicare tax is not discussed.
For these purposes, a non-U.S. Holder is a beneficial owner of the notes (as determined for U.S. federal income tax purposes), other than a person that is, or is treated as, for U.S. federal income tax purposes:
•
an individual who is a citizen or individual resident of the United States;

•
a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•
an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; or

•
any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership or other entity taxable as a partnership for U.S. federal income tax purposes holds a note, the tax treatment of a partner in such partnership generally will depend upon the status of the partner and the activities of the partner and the partnership. Holders of notes that are partnerships or partners in such partnerships should consult their tax advisors as to the particular U.S. federal income tax considerations applicable to them.
INVESTORS CONSIDERING THE PURCHASE OF NOTES SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS, AS WELL AS ANY TAX CONSIDERATIONS ARISING UNDER ANY OTHER U.S. FEDERAL TAX LAWS OR THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Payment of Interest
A payment of interest on a note to a non-U.S. Holder will generally not be subject to U.S. taxation, provided that:
(i)
such interest is not effectively connected with the conduct of a trade or business in the United States by the non-U.S. Holder (and, in the case of certain tax treaties, is not attributable to a permanent establishment or fixed base within the United States);

(ii)
such non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote or of our capital or profits interests within the meaning of Section 871(h)(3) of the Code and the Treasury regulations thereunder;

(iii)
such non-U.S. Holder is not a controlled foreign corporation directly or indirectly or constructively related to us through stock ownership (as provided in Section 881(c)(3)(C) of the Code); and

(iv)
such non-U.S. Holder certifies to its non-U.S. status and that no withholding is required pursuant to FATCA (discussed below) on IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form).

Alternatively, a non-U.S. Holder that cannot satisfy the above requirements will generally be exempt from U.S. federal withholding tax with respect to interest paid or accrued on the notes if the non-U.S. Holder establishes that such interest is not subject to withholding tax because it is effectively connected with the non-U.S. Holder’s conduct of a trade or business in the United States (and, in the case of certain tax treaties, is attributable to a permanent establishment or fixed base within the United States), generally, by providing an IRS Form W-8ECI. However, to the extent that such interest is effectively connected with the non-U.S. Holder’s conduct of a trade or business in the United States (and, in the case of certain tax treaties, is attributable to a permanent establishment or fixed base within the United States), the non-U.S. Holder will be subject to U.S. federal income tax on a net basis and, if it is a foreign corporation, it may be subject to a 30% U.S. branch profits tax (or lower applicable treaty rate) on its effectively connected earnings and profits (subject to adjustments).
If a non-U.S. Holder does not satisfy the requirements described above, and does not establish that the interest is effectively connected with the non-U.S. Holder’s conduct of a trade or business in the United States (and, in the case of certain tax treaties, is attributable to a permanent establishment or fixed base within the United States), the non-U.S. Holder generally will be subject to U.S. withholding tax on payments of stated interest, currently imposed at 30%. Subject to the discussion of FATCA below, under certain income tax treaties, the U.S. withholding rate on payments of interest may be reduced or eliminated, provided that such interest is not attributable to a permanent establishment or fixed base within the United States and the non-U.S. Holder complies with the applicable certification requirements (generally, by providing a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable).
Sale, Exchange, Redemption, Retirement or Other Taxable Disposition of the Notes
Subject to the discussion of FATCA below, a non-U.S. Holder generally will not be subject to U.S. federal income taxation with respect to gain recognized on the sale, exchange, redemption, retirement or other disposition of a note (other than any amount representing accrued but unpaid interest on the note, which is subject to the rules discussed above under “— Payment of Interest”) unless:
(1)
the non-U.S. Holder holds the note in connection with the conduct of a U.S. trade or business (and, in the case of certain tax treaties, the gain is attributable to a permanent establishment or fixed base within the United States); or

(2)
in the case of an individual, such individual is present in the United States for 183 days or more during the taxable year in which gain is recognized and certain other conditions are met.

If the first exception applies, the non-U.S. Holder generally will be subject to U.S. federal income tax on a net basis in the same manner as interest that is effectively connected with the non-U.S. Holder’s conduct of a trade or business within the United States as described above under “— Payment of Interest” and, if it is a foreign corporation, may be subject to a 30% U.S. branch profits tax (or lower applicable treaty rate). If the second exception applies, the non-U.S. Holder generally will be subject to U.S. federal income tax at a rate of 30% (or at a reduced rate under an applicable income tax treaty) on the amount by which capital gains allocable to U.S. sources (including gains from the sale, exchange, redemption or other disposition of the notes and all other U.S. source capital gains recognized by such non-U.S. Holder during the same taxable year) exceed certain capital losses allocable to U.S. sources.
Backup Withholding and Related Information Reporting
Amounts of interest paid to a non-U.S. Holder on a note and the proceeds from the sale or other taxable disposition (including a retirement or redemption) of a note, and amounts withheld from such payments, if any, generally will be required to be reported to the IRS and to such holder. The IRS may make this information available under the provisions of an applicable income tax treaty or agreement to the tax authorities in the country in which the non-U.S. Holder is resident.
Backup withholding (at a rate of 24%) generally will not apply to payments of interest on the notes or the proceeds from the sale or other taxable disposition of a note if a non-U.S. Holder complies with certain certification procedures to establish that such non-U.S. Holder is not a U.S. person or otherwise establishes an exemption, provided that the applicable withholding agent does not have actual knowledge or reason to know that such holder is a U.S. person.
Any amounts withheld from a payment to a holder under the backup withholding rules will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle it to a refund, provided it timely furnishes the required information to the IRS.
Foreign Account Tax Compliance Act
Under the Foreign Account Tax Compliance Act (“FATCA”) withholding at a rate of 30% will generally be required on payments of interest in respect of notes held by or through certain foreign financial institutions (including investment funds) unless such institution (a) enters into, and complies with, an agreement with the U.S. Department of the Treasury to report, on an annual basis, information with respect to shares in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments or (b) complies with the terms of an intergovernmental agreement between the United States and an applicable foreign country. Accordingly, the entity through which notes are held will affect the determination of whether such withholding is required. Similarly, payments of interest in respect of notes held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions generally will be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which we or the applicable withholding agent will in turn provide to the Secretary of the Treasury. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations or other guidance, may modify the foregoing requirements. We will not pay any additional amounts to investors in respect of any amounts withheld. Non-U.S. Holders are encouraged to consult their tax advisors regarding the possible implications of FATCA on their investment in the notes.

UNDERWRITING
J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, BofA Securities, Inc. and SG Americas Securities, LLC are acting as the representatives of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of notes set forth opposite its name below.
Underwriter	Principal Amount of Notes
J.P. Morgan Securities LLC	$
Wells Fargo Securities, LLC	$
BofA Securities, Inc.	$
SG Americas Securities, LLC	$
Total	$
Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the notes sold under the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.
The Issuers and the Parent have agreed, jointly and severally, to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect of those liabilities.
The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, and satisfaction of other customary conditions contained in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. Sales of notes made outside of the United States may be made by affiliates of the underwriters.
Commissions and Discounts
The representatives have advised us that the underwriters propose initially to offer the notes to the public at the public offering price set forth on the cover page of this prospectus supplement and may offer notes to dealers at that price less a selling concession not in excess of     % of the principal amount per note. The underwriters may allow, and the dealers may reallow, a selling concession not in excess of     % of the principal amount per note to other dealers. After the initial offering of the notes to the public, the public offering price, concession and discount may be changed.
We estimate that our total expenses for this offering, excluding the underwriting discount, will be approximately $      .
New Issue of Notes
The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for inclusion of the notes on any automated quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of this offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice.
No assurance can be given as to the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active trading market for the notes does not develop or is not maintained, the market price and liquidity the notes may be adversely affected.
Price Stabilization, Short Positions
In connection with this offering, the underwriters may purchase and sell the notes in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater principal amount of the notes than they are required to purchase in this offering. Stabilizing transactions consist of various bids for or purchases of the notes made by the underwriters in the open market for the purpose of preventing or slowing a decline in the market price of the notes prior to the completion of this offering.
Any of these activities may have the effect of preventing or slowing a decline in the market prices of the notes. They may also cause the prices of the notes to be higher than the prices that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise.
Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Delayed Settlement
We expect that delivery of the notes will be made, against payment for the notes, on or about           , 2025, which will be the       business day following the pricing of the notes (such settlement cycle being referred to as “T+   ”). Under Rule 15c6-1 under the Exchange Act, purchases or sales of securities in the secondary market generally are required to settle within one business day (T+1), unless the parties to any such transactions expressly agree otherwise. Accordingly, purchasers of notes who wish to trade the notes prior to the business day preceding their date of delivery will be required, because the notes initially will settle in T+   , to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.
Electronic Distribution
In connection with this offering, certain of the underwriters or securities dealers may distribute this prospectus supplement and the accompanying prospectus by electronic means, such as e-mail.
Relationships
Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.
Certain of the underwriters or their affiliates are lenders under our committed master repurchase agreements and may, from time to time, hold our existing notes or other indebtedness. Certain of the underwriters or their affiliates may hold positions in the 2025 Notes that we may redeem, repurchase or otherwise repay with a portion of the net proceeds of this offering and, as a result, may receive a portion of the net proceeds of this offering.
From time to time, we may also co-fund commercial real estate mortgage loans or enter into other commercial real estate financing transactions with certain of the underwriters or their affiliates.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities or instruments of ours or our affiliates, including through any 10b5-1 plans established by our management and directors. Additionally, certain of the underwriters or their affiliates may in the future be the seller, buyer or broker for our trades in securities issued by third parties. The underwriters and their affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long or short positions in such securities and instruments. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby.
Selling Restrictions
Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement and the accompanying prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement and the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement and the accompanying prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.
Notice to Prospective Investors in Australia
No placement document, prospectus, product disclosure statement or other disclosure document (including as defined in the Corporations Act 2001 (Cth) (“Corporations Act”)) has been or will be lodged with the Australian Securities and Investments Commission (“ASIC”) or any other governmental agency, in relation to the offering. This prospectus supplement and the accompanying prospectus do not constitute a prospectus, product disclosure statement or other disclosure document for the purposes of Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act. No action has been taken which would permit an offering of the notes in circumstances that would require disclosure under Parts 6D.2 or 7.9 of the Corporations Act.
The notes may not be offered for sale, nor may application for the sale or purchase or any notes be invited in Australia (including an offer or invitation which is received by a person in Australia) and neither this prospectus supplement and the accompanying prospectus nor any other offering material or advertisement relating to the notes may be distributed or published in Australia unless, in each case:
(a)
the aggregate consideration payable on acceptance of the offer or invitation by each offeree or invitee is at least A$500,000 (or its equivalent in another currency, in either case, disregarding moneys lent by the person offering the notes or making the invitation or its associates) or the offer or invitation otherwise does not require disclosure to investors in accordance with Part 6D.2 or 7.9 of the Corporations Act;

(b)
the offer, invitation or distribution complied with the conditions of the Australian financial services license of the person making the offer, invitation or distribution or an applicable exemption from the requirement to hold such license;

(c)
the offer, invitation or distribution complies with all applicable Australian laws, regulations and directives (including, without limitation, the licensing requirements set out in Chapter 7 of the Corporations Act);

(d)
the offer or invitation does not constitute an offer or invitation to a person in Australia who is a “retail client” as defined for the purposes of Section 761G of the Corporations Act; and such action does not require any document to be lodged with ASIC or the ASX.

Notice to Prospective Investors in the Dubai International Financial Centre
The notes may not be or sold to any person in the Dubai International Financial Centre unless such offer is:
(a)
an “Exempt Offer” in accordance with the Markets Rules (MKT) Module of the Dubai Financial Services Authority (the “DFSA”) rulebook; and

(b)
made only to persons who meet the Professional Client criteria set out in Rule 2.3.3 of the Conduct of Business (COB) Module of the DFSA rulebook.

Notice to Prospective Investors in Hong Kong
The contents of this prospectus supplement and the accompanying prospectus have not been reviewed or approved by any regulatory authority in Hong Kong. This prospectus supplement and the accompanying prospectus do not constitute an offer or invitation to the public in Hong Kong to acquire the notes. Accordingly, (1) no person has offered or sold or will offer or sell in Hong Kong, by means of any document, any notes other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) and any rules made under the SFO; or (ii) in other circumstances which do not result in this prospectus supplement and the accompanying prospectus being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “C(WUMP)O”), or which do not constitute an offer to the public within the meaning of the C(WUMP)O; and (2) no person has issued or had in its possession for the purposes of issue, or will issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO. You are advised to exercise caution in relation to the offer. If you are in any doubt about the contents of this prospectus supplement and the accompanying prospectus, you should obtain independent professional advice.
Notice to Prospective Investors in Singapore
Neither this prospectus supplement nor the accompanying prospectus has been registered as a prospectus under the Securities and Futures Act 2001 (“SFA”) by the Monetary Authority of Singapore, and the offer of the notes in Singapore is made primarily pursuant to the exemptions under Sections 274 and 275 of the SFA. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor as defined in Section 4A of the SFA (an “Institutional Investor”) pursuant to Section 274 of the SFA, (ii) an accredited investor as defined in Section 4A of the SFA (an “Accredited Investor”) or other relevant person as defined in Section 275(2) of the SFA (a “Relevant Person”) and pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with, the conditions of any other applicable exemption or provision of the SFA.
It is a condition of the offer that where the notes are subscribed for or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a Relevant Person which is: (a) a corporation (which is not an Accredited Investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or (b) a trust (where the trustee is not an Accredited Investor), the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor, securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within 6 months after that corporation or that trust has subscribed for or acquired the notes except: (1) to an Institutional Investor, Accredited Investor, or other Relevant Person, or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(c)(ii) of the SFA (in the case of that trust); (2) where no consideration is or will be given for the transfer; (3) where the transfer is by operation of law; (4) as specified in Section 276(7) of the SFA; or (5) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.
Singapore Securities and Futures Act Product Classification — Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, the Issuers have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and “Excluded Investment Products” (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Notice to Prospective Investors in the European Economic Area
None of this prospectus supplement, the accompanying prospectus or any related free writing prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”).
This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of notes in any Member State of the European Economic Area (the “EEA”) will only be made to a legal entity, which is a qualified investor under the Prospectus Regulation (“EEA Qualified Investors”). Accordingly any person making or intending to make an offer in any Member State of the EEA of notes which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so with respect to EEA Qualified Investors. Neither the Issuers nor the underwriters have authorized, nor do they authorize, the making of any offer of notes in the EEA other than to EEA Qualified Investors.
Prohibition of Sales to EEA Retail Investors — The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, (1) a “retail investor” means a person who is one or more of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation; and (2) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
Notice to Prospective Investors in the United Kingdom
None of this prospectus supplement, the accompanying prospectus or any related free writing prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129 (as it forms part of domestic law in the United Kingdom) (the “UK Prospectus Regulation”). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of notes in the United Kingdom will only be made to a legal entity which is a qualified investor under the UK Prospectus Regulation (“UK Qualified Investors”). Accordingly any person making or intending to make an offer in the United Kingdom of notes which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so with respect to UK Qualified Investors. Neither the Issuers nor the underwriters have authorized, nor do they authorize, the making of any offer of notes in the United Kingdom other than to UK Qualified Investors.
Prohibition of Sales to United Kingdom Retail Investors — The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes, (1) a “retail investor” means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law in the United Kingdom; or (ii) a customer within the meaning of the provisions of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the United Kingdom; or (iii) not a qualified investor as defined in Article 2 of the UK Prospectus Regulation; and (2) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes. Consequently, no key information document required by

Regulation (EU) No 1286/2014 as it forms part of domestic law in the United Kingdom (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.
The communication of this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other document or materials relating to the issue of the notes offered hereby is not being made, and such documents and materials have not been approved, by an authorized person for the purposes of section 21 of the FSMA. Accordingly, this prospectus supplement, the accompanying prospectus, any related free writing prospectus and such other documents and materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. This prospectus supplement, the accompanying prospectus, any related free writing prospectus and such other documents and materials are for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), (ii) fall within Article 49(2)(a) to (d) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). This prospectus supplement, the accompanying prospectus, any related free writing prospectus and such other documents and/ or materials are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other document or materials relates will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus, any related free writing prospectus or any other documents or materials relating to the issue of the notes offered hereby or any of their contents.
Other Regulatory Restrictions in the United Kingdom
Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the notes may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to the Issuers or the Parent.
All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the notes in, from or otherwise involving the United Kingdom.
Notice to Prospective Investors in Switzerland
This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

LEGAL MATTERS
The validity of the notes offered hereby will be passed upon for us by Kirkland & Ellis LLP, New York, New York. Certain legal matters in connection with this offering will be passed upon for the underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

EXPERTS
The consolidated financial statements of Ladder Capital Corp appearing in Ladder Capital Corp’s Annual Report (Form 10-K) for the year ended December 31, 2024, and the effectiveness of Ladder Capital Corp’s internal control over financial reporting as of December 31, 2024, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act to register with the SEC the securities being offered in this prospectus supplement. This prospectus supplement, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed with it. For further information about us, and the securities being offered, reference is made to the registration statement and the exhibits filed with it. Statements contained or incorporated by reference in this prospectus supplement regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.
Parent files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is www.sec.gov.
Our website address is located at www.laddercapital.com. Through links on the “Investors” portion of our website, we make available free of charge the Parent’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act. Such material is made available through our website as soon as reasonably practicable after the Parent electronically files the information with, or furnishes it to, the SEC. The information contained on our website is not intended to form a part of, or be incorporated by reference into, this prospectus supplement.

Prospectus
Ladder Capital Corp
Class A Common Stock
Guarantees of Debt Securities

Ladder Capital Finance Holdings LLLP
Ladder Capital Finance Corporation
Debt Securities
Ladder Capital Corp (the “Parent”) may offer, from time to time, its Class A common stock, $0.001 par value per share, or guarantees of debt securities of the Issuers (as defined below) (such securities offered by Parent, the “Parent Securities”), in one or more offerings. In addition, the selling stockholders of the Parent as may be named in one or more prospectus supplements (the “Selling Stockholders”) may offer and sell shares of the Parent’s Class A common stock from time to time in one or more offerings. The Parent will not receive any proceeds from the sale of the Parent’s Class A common stock offered by the Selling Stockholders.
Ladder Capital Finance Holdings LLLP (“LCFH”) and Ladder Capital Finance Corporation (the “Co-Issuer” and, together with LCFH, the “Issuers”), each a wholly-owned subsidiary of the Parent, may offer, from time to time, debt securities in one or more series (the “Subsidiary Securities” and, together with the Parent Securities, the “Securities”), which will be fully and unconditionally guaranteed by the Parent, in one or more offerings.
The Parent or the Issuers, as the case may be, may offer and sell the Parent Securities or the Subsidiary Securities, respectively, and the Selling Stockholders may offer and sell shares of the Parent’s Class A common stock, to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. This prospectus describes the Parent’s Class A common stock and some of the general terms that may apply to the Issuers’ debt securities and the Parent’s guarantees thereof. The specific terms of any debt securities or guarantees to be offered will be described in one or more prospectus supplements. You should read this prospectus and the applicable prospectus supplement carefully before you invest in the Securities. This prospectus may not be used to offer and sell any Securities unless accompanied by a prospectus supplement.
The registration of the Securities covered by this prospectus does not mean that the Parent or the Issuers will offer or sell any Securities, or that the Selling Stockholders will offer or sell any shares of Parent’s Class A common stock.
The Parent’s Class A common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “LADR.”
The Parent has two authorized classes of common stock: Class A common stock and Class B common stock. Holders of the Parent’s Class A common stock and holders of the Parent’s Class B common stock are each entitled to one vote per share of the applicable class of common stock. All such holders vote together as a single class. However, holders of the Parent’s Class B common stock do not have any right to receive dividends or distributions upon the Parent’s liquidation or winding up. As of June 20, 2025, 127,471,867 shares of Class A common stock and no shares of Class B common stock were issued and outstanding.
Investing in the Securities involves a number of risks. See “Risk Factors” in the Parent’s most recent Annual Report on Form 10-K, which is incorporated by reference herein, as well as in any other recently filed quarterly or current reports and the applicable prospectus supplement.
Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission nor any other regulatory body has approved or disapproved of the Securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is June 23, 2025.

ABOUT THIS PROSPECTUS
Unless otherwise indicated or unless the context requires otherwise, when used in this prospectus, (i) “we,” “us” and “our” refer to Ladder Capital Corp and its consolidated subsidiaries, including the Issuers, (ii) the “Parent” refers to Ladder Capital Corp and not any of its subsidiaries, (iii) “LCFH” refers to Ladder Capital Finance Holdings LLLP and not any of its subsidiaries, (iv) the “Co-Issuer” refers to Ladder Capital Finance Corporation and not any of its subsidiaries and (v) the “Issuers” refers to LCFH and the Co-Issuer and not any of their respective subsidiaries.
This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, we may from time to time offer and sell any combination of the Securities in one or more offerings, and the Selling Stockholders may from time to time offer and sell shares of the Parent’s Class A common stock in one or more offerings.
This prospectus provides you with a general description of the Securities. Each time we sell any Securities, or the Selling Stockholders sell shares of the Parent’s Class A common stock, we will, to the extent required by law, provide a prospectus supplement that will contain certain specific information about the terms of that offering. The applicable prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” You should assume that the information in this prospectus is accurate only as of the date of this prospectus. Since the date of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.
We are responsible for the information contained in this prospectus, any applicable prospectus supplement and any permitted free writing prospectus. Neither we nor the Selling Stockholders have authorized anyone to provide you with different or additional information. This prospectus and any applicable prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the Securities, nor does this prospectus or any applicable prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.
You should not assume that the information contained in this prospectus, the applicable prospectus supplement or any permitted free writing prospectus is accurate on any date other than the date on the front cover of this prospectus or the applicable prospectus supplement, or the date of any such permitted free writing prospectus, as the case may be, or that the information incorporated by reference herein or therein is accurate as of any date other than the date of the relevant report or other document in which such information is contained.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus certain information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents and reports listed below (other than any such filings or portions thereof, including any corresponding exhibits, that are not deemed filed with the SEC, including any information furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, unless otherwise indicated therein):
•
the Parent’s Annual Report on Form 10-K for the year ended December 31, 2024 (the “Annual Report”), filed with the SEC on February 10, 2025;

•
the Parent’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025 (the “Q1 2025 10-Q”), filed with the SEC on April 28, 2025;

•
the Parent’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 21, 2025;

•
the Parent’s Current Report on Form 8-K, filed with the SEC on June 6, 2025; and

•
the description of the Parent’s capital stock contained in the Parent’s Form 8-A, filed with the SEC on February 4, 2014, as amended by the description of the Parent’s capital stock contained in Exhibit 4.21 to the Parent’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 26, 2021, and as amended by any subsequent amendments or reports filed for the purpose of updating such description.

We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than any such filings or portions thereof, including any corresponding exhibits, that are not deemed filed with the SEC, including any information furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, unless otherwise indicated therein), after the date of this prospectus and prior to the completion of the offering of all Securities covered by the respective prospectus supplement. The information contained in any such document will be considered part of this prospectus from the date the document is filed with the SEC.
Upon request, we will provide to each person to whom a prospectus is delivered a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may make a request for such information, free of charge, in writing or by telephone. Any such request should be directed to:
Ladder Capital Corp
320 Park Avenue, 15th Floor
New York, New York 10022
Attention: Investor Relations
Telephone: (917) 369-3207

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated herein by reference include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact contained in this prospectus and the documents incorporated herein by reference, including statements regarding our future results of operations and financial position, strategy and plans, and our expectations for future operations, are forward-looking statements. The words “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “might,” “will,” “should,” “can have,” “likely,” “continue,” “design,” and other words and terms of similar expressions are intended to identify forward-looking statements.
We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, strategy, short-term and long-term business operations and objectives and financial needs. Although we believe that the expectations reflected in our forward-looking statements are reasonable, actual results could differ from those expressed in our forward-looking statements. Our future financial position and results of operations, as well as any forward-looking statements, are subject to change and have inherent risks and uncertainties. You should consider our forward-looking statements in light of a number of factors that may cause actual results to vary from our forward-looking statements, including, but not limited to:
•
heightened market volatility driven by escalating global trade tensions and increased tariffs;

•
actions by the new United States (“U.S.”) presidential administration that have contributed to increased policy uncertainty, impacting the regulatory landscape, capital markets, and consumer confidence;

•
labor shortages, supply chain imbalances inflation and the potential for a global economic recession or further downgrades to the credit ratings of the U.S.;

•
increasing geopolitical uncertainty, including the broader impacts of the Ukraine-Russia and Hamas-Israel conflicts and escalating global tensions such as those between the U.S. and China;

•
changes or volatility in general economic conditions and in the commercial finance and the real estate markets;

•
risks inherent in the ownership and operation of real estate, including risks related to property management, leasing, tenant defaults, property maintenance, renovation costs, property taxes and compliance with environmental laws and regulations;

•
acts of God such as hurricanes, earthquakes, droughts, wildfires and other natural disasters, pandemics or outbreaks of infectious disease, acts of war and/or terrorism, and other events that may cause unanticipated and uninsured performance declines and/or losses to us or the owners and operators of the real estate securing our investments;

•
changes in credit spreads;

•
changes to our business and investment strategy and increased operating costs;

•
our ability to obtain and maintain financing arrangements;

•
the financing and advance rates for our assets, including the potential need for additional collateral;

•
our actual and expected leverage and liquidity;

•
the availability of investment opportunities in mortgage-related and real estate-related instruments and other securities;

•
the adequacy and performance of collateral securing our loan portfolio and a decline in the fair value of our assets;

•
interest rate and duration mismatches between our assets and our borrowings used to fund such investments;

•
changes in interest rates affecting the market value of our assets and the related impacts on our borrowers;

•
changes in prepayment rates on our mortgages and the loans underlying our commercial mortgage-backed and other asset-backed securities;

•
difficulty or delays in redeploying the proceeds from repayments of our existing investments, which may cause our financial performance to decline and impact our ability to maintain consistent returns to our stockholders;

•
the effects of hedging instruments and the degree to which our hedging strategies may or may not protect us from interest rate and credit risk volatility;

•
the increased rate of default and non-accrual or decreased recovery rates on our assets and the potential insufficiency of our provision for loan loss reserves;

•
the adequacy of our policies, procedures and systems for managing risk effectively;

•
a potential downgrade in the credit ratings assigned to the Parent’s subsidiaries or our investments or corporate debt;

•
our compliance with, and the impact of, and changes in laws, governmental regulations, tax laws and rates, accounting guidance and similar matters;

•
our ability to maintain our qualification as a real estate investment trust (“REIT”) for U.S. federal income tax purposes and our ability and the ability of our subsidiaries to operate in compliance with REIT requirements;

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our ability and the ability of our subsidiaries to maintain our and their exemptions from registration under the Investment Company Act of 1940, as amended;

•
the effects of climate change or the potential liability relating to environmental matters that impact the value of properties we may acquire or the properties underlying our investments;

•
the inability of insurance covering real estate underlying our loans and investments to cover all losses;

•
fraud by potential borrowers or their inability to complete their business plans;

•
our ability to attract and retain qualified originators;

•
cybersecurity risks, including the possibility of system outages resulting from cyber incidents;

•
our ability to maintain strategic business alliances;

•
the impact of any tax legislation or guidance by the Internal Revenue Service (the “IRS”);

•
volatility in the equity capital markets and the impact on the Parent’s Class A common stock;

•
the degree and nature of our competition; and

•
the market trends in our industry, interest rates, real estate values and the debt securities markets.

You should not rely upon forward-looking statements as predictions of future events. Investors should also carefully read the factors described under the section entitled “Risk Factors” and in other cautionary statements in the Parent’s Annual Report, Q1 2025 10-Q and the Parent’s other filings with the SEC that are incorporated by reference into this prospectus for a description of certain risks that could, among other things, cause our actual results to differ from those expressed in forward-looking statements. In addition, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. The forward-looking statements contained in this prospectus are made as of the date hereof, and we assume no obligation to update or supplement any forward-looking statements except as required by law. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect us in the future.

SUMMARY
This summary highlights selected information from this prospectus. This summary does not contain all of the information that you should consider before investing in the Securities. To understand the terms of the Securities, you should carefully read this prospectus and any applicable prospectus supplement. Together, these documents will give the specific terms of the Securities we are offering. You should also read the documents we have incorporated by reference into this prospectus for information about us and our financial statements.
Our Company
We are an internally-managed investment grade rated REIT and a leader in commercial real estate finance. We originate and invest in a diverse portfolio of commercial real estate and real estate-related assets, focusing on senior secured assets. Our investment activities include: (i) our primary business of originating senior first mortgage fixed and floating rate loans collateralized by commercial real estate with flexible loan structures; (ii) owning and operating commercial real estate, including net leased commercial properties; and (iii) investing in investment grade securities secured by first mortgage loans on commercial real estate. We believe that our in-house origination platform, ability to flexibly allocate capital among complementary product lines, credit-centric underwriting approach, access to diversified financing sources and experienced management team position us well to deliver attractive returns on equity to our stockholders through economic and credit cycles.
Corporate Information
Parent was incorporated on May 21, 2013 in Delaware. Parent, as the general partner of LCFH, operates our business through LCFH and its subsidiaries. LCFH was formed as a Delaware limited liability limited partnership on August 9, 2011 and is a direct wholly-owned subsidiary of the Parent. As of March 31, 2025, the Parent has a 100% economic interest in LCFH and controls the management of LCFH as a result of its ability to appoint its board members. Parent has no material assets other than its investments in LCFH. The Co-Issuer was incorporated as a Delaware corporation on August 23, 2012 and is a direct wholly-owned subsidiary of LCFH. Parent consolidates the financial results of LCFH and its subsidiaries, including the Co-Issuer.
Our principal executive offices are located at 320 Park Avenue, 15th Floor, New York, New York 10022, and our telephone number is (212) 715-3170. We maintain a website at www.laddercapital.com. The information contained on our website is not intended to form a part of, or be incorporated by reference into, this prospectus.
The foregoing information about us is only a general summary and is not intended to be comprehensive. For additional information about us, you should refer to the information under “Incorporation of Certain Information by Reference” in this prospectus.

GUARANTOR DISCLOSURES
The Parent and the Issuers have filed this prospectus with the SEC registering, among other securities, debt securities of the Issuers, which will be fully and unconditionally guaranteed by the Parent, as described in “Description of Debt Securities.” The Parent owns substantially all of its assets and conducts all of its operations through LCFH, and the Co-Issuer is a wholly-owned subsidiary of LCFH. The Issuers are consolidated into the Parent’s financial statements.
Pursuant to Rule 3-10 of Regulation S-X and Rule 12h-5 of the Exchange Act, subsidiary issuers of obligations guaranteed by their parent company and subsidiary guarantors of securities are not required to provide separate financial statements, provided that the subsidiary obligor is consolidated into such parent company’s consolidated financial statements, such related guarantee is “full and unconditional” and, subject to certain exceptions as set forth below, the alternative disclosure required by Rule 13-01 is provided, which includes narrative disclosure and summarized financial information. Accordingly, separate consolidated financial statements of the Issuers have not been presented.
Furthermore, as permitted under Rule 13-01(a)(4) of Regulation S-X, summarized financial information for the Issuers has been excluded because the combined assets, liabilities and results of operations of the Issuers and the Parent are not materially different than the corresponding amounts in the Parent’s consolidated financial statements incorporated by reference herein, and because management believes such summarized financial information would not be material for investors.

USE OF PROCEEDS
Unless otherwise indicated in any applicable prospectus supplement, we intend to use the net proceeds from the sale of any Securities offered by us under this prospectus and any related prospectus supplement for general corporate purposes. Additional information on the use of net proceeds from the sale of any combination of the Securities that we may offer from time to time by this prospectus will be set forth in the applicable prospectus supplement relating to a particular offering.
We will not receive any proceeds from the sale of shares of the Parent’s Class A common stock by any Selling Stockholder. All of the shares of Class A common stock offered by the Selling Stockholders pursuant to this prospectus and any related prospectus supplement will be sold by the Selling Stockholders for their own account. We may, however, bear a portion of the expenses of the offering of Class A common stock by the Selling Stockholders, except that we expect that the Selling Stockholders will pay any applicable underwriting fees, discounts or commissions and certain transfer taxes.

DESCRIPTION OF CAPITAL STOCK
The following is a summary description of the Parent’s Class A common stock and does not purport to be complete. This summary may not contain all of the information that you may find useful. For a complete description of the Parent’s Class A common stock, please refer to the Parent’s Second Amended and Restated Certificate of Incorporation, as amended (the Parent’s “Certificate of Incorporation”), and Amended and Restated By-laws, as amended (the Parent’s “By-laws”). This summary description is qualified in its entirety by reference to these documents, each of which is included as an exhibit to the registration statement of which this prospectus is a part, and the text of the relevant provisions of the General Corporation Law of the State of Delaware (the “DGCL”).
Authorized Capitalization
The Parent’s authorized capital stock consists of 600,000,000 shares of Class A common stock, par value $0.001 per share, 100,000,000 shares of Class B common stock, par value $0.001 per share, and 100,000,000 shares of preferred stock, par value $0.001 per share. The number of authorized shares of any class may be increased or decreased by an amendment to the Parent’s Certificate of Incorporation approved by the Parent’s board of directors and by a majority of voting shares voted on the issue at a meeting at which a quorum exists.
Class A Common Stock
Voting Rights
Holders of shares of Class A common stock are entitled to one vote per share on all matters on which stockholders generally are entitled to vote. Holders of the Parent’s Class B common stock vote together with holders of the Parent’s Class A common stock on all such matters. The Parent’s stockholders do not have cumulative voting rights in the election of directors.
Dividend Rights
Subject to the rights of the holders of any preferred stock that may be outstanding and any contractual or statutory restrictions, holders of the Parent’s Class A common stock are entitled to receive equally and ratably, share for share, dividends as may be declared by the Parent’s board of directors out of funds legally available to pay dividends. Dividends upon the Parent’s Class A common stock may be declared by the board of directors at any regular or special meeting, and may be paid in cash, in property, or in shares of capital stock.
Liquidation Rights
Upon liquidation, dissolution, distribution of assets or other winding up, the holders of Class A common stock are entitled to receive ratably the assets available for distribution to the stockholders after payment of liabilities and the liquidation preference of any of the Parent’s outstanding shares of preferred stock.
Other Matters
The shares of Class A common stock have no preemptive or conversion rights and are not subject to further calls or assessment by the Parent. There are no redemption or sinking fund provisions applicable to the Class A common stock. All outstanding shares of the Parent’s Class A common stock are fully paid and non-assessable.
Anti-Takeover Effects of Certain Provisions of Delaware Law and the Parent’s Certificate of Incorporation and By-laws
Certain provisions of the Parent’s Certificate of Incorporation and By-laws, which are summarized in the following paragraphs, may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.

Undesignated Preferred Stock
The ability to authorize undesignated preferred stock makes it possible for the Parent’s board of directors to issue preferred stock with super voting, special approval, dividend or other rights or preferences on a discriminatory basis that could impede the success of any attempt to acquire the Parent or otherwise effect a change in control of the Parent.
Calling of Special Meetings of Stockholders
The Parent’s By-laws provide that special meetings of the Parent’s stockholders may be called at any time only by the chief executive officer or the board of directors.
Stockholder Action by Written Consent
The Parent’s Certificate of Incorporation precludes stockholder action by written consent.
Advance Notice Requirements for Stockholder Proposals and Director Nominations
The Parent’s By-laws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors. In order for any matter to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide the Parent with certain information. The Parent’s By-laws allow the presiding chair at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings, which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed.
Removal of Directors; Vacancies
The Parent’s Certificate of Incorporation provides that directors may be removed only with cause and upon the affirmative vote of holders of at least a majority of the voting power of all the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class. In addition, the Parent’s By-laws provide that any newly-created directorship on the board of directors that results from an increase in the number of directors and any vacancy occurring on the board of directors will be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.
Delaware Anti-Takeover Statute
The Parent is subject to Section 203 of the DGCL. Subject to specified exceptions, Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder. “Business combinations” include mergers, asset sales and other transactions resulting in a financial benefit to the “interested stockholder.” Subject to various exceptions, an “interested stockholder” is a person who together with his or her affiliates and associates, owns, or within three years did own, 15% or more of the corporation’s outstanding voting stock. These restrictions generally prohibit or delay the accomplishment of mergers or other takeover or change in control attempts.
Limitations on Liability and Indemnification of Officers and Directors
Subject to the limitations included in the DGCL, the Parent’s Certificate of Incorporation includes a provision that eliminates the personal liability of directors and officers for monetary damages for breach of fiduciary duty as a director or an officer, as applicable.
The Parent’s Certificate of Incorporation and By-laws provide that the Parent must indemnify the Parent’s directors and officers to the fullest extent authorized by the DGCL. The Parent is also expressly authorized to, and does, carry directors’ and officers’ insurance providing coverage for the Parent’s directors, officers and certain employees for some liabilities.
The limitation of liability and indemnification provisions in the Parent’s Certificate of Incorporation and By-laws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Parent and the Parent’s stockholders.
REIT-related Restrictions on the Ownership of and Ability to Transfer the Parent’s Class A Common Stock
Among other things, the Parent’s Certificate of Incorporation provides that, subject to the exceptions and the constructive ownership rules described therein, no person may own, or be deemed to own, in excess of: (i) 9.8% in value of the outstanding shares of all classes or series of the Parent’s capital stock; or (ii) 9.8% in value or number (whichever is more restrictive) of the outstanding shares of any class of the Parent’s common stock, or such other percentage determined by the board of directors in accordance with the Parent’s Certificate of Incorporation.
In addition, the Parent’s Certificate of Incorporation prohibits: (i) any person from transferring shares of the Parent’s capital stock if such transfer would result in shares of the Parent’s capital stock being beneficially owned by fewer than 100 persons; and (ii) any person from beneficially or constructively owning shares of the Parent’s capital stock if such ownership would result in the Parent failing to qualify as a REIT.
Choice of Forum
The Parent’s Certificate of Incorporation provides that, unless the Parent consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the exclusive forum for: (i) any derivative action or proceeding brought on the Parent’s behalf; (ii) any action asserting a breach of fiduciary duty; (iii) any action asserting a claim against the Parent arising pursuant to the DGCL, the Parent’s Certificate of Incorporation or the Parent’s By-laws; or (iv) any action asserting a claim against the Parent that is governed by the internal affairs doctrine.
The Parent’s By-laws also provide that, unless the Parent consents in writing to the selection of an alternative forum, the federal district courts of the U.S. will be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.
Transfer Agent and Registrar
The transfer agent and registrar for the Parent’s Class A common stock is American Stock Transfer & Trust Company, LLC.
New York Stock Exchange Listing
The Parent’s Class A common stock is listed on the NYSE under the symbol “LADR.”

DESCRIPTION OF DEBT SECURITIES
Unless otherwise expressly stated or the context otherwise requires, as used in this “Description of Debt Securities,” references to (i) “LCFH” refer only to Ladder Capital Finance Holdings LLLP and its successors, and not to any of its subsidiaries, (ii) “Co-Issuer” refer only to Ladder Capital Finance Corporation and its successors, and not to any of its subsidiaries, (iii) “Issuers” refer collectively to Ladder Capital Finance Holdings LLLP and Ladder Capital Finance Corporation and their respective successors, and not to any of their respective subsidiaries, (iv) the “Parent” refer to Ladder Capital Corp, and not to any of its subsidiaries, and (v) “we,” “us” and “our” refer collectively to the Issuers, the Parent and their respective successors, and not to any of their respective subsidiaries.
Any debt securities that may be offered pursuant to this prospectus and an applicable prospectus supplement will be issued under an indenture, dated as of June 23, 2025 (the “indenture”), among the Issuers, the Parent and Wilmington Trust, National Association, as trustee. We have summarized selected provisions of the indenture and the debt securities below. The following summary of provisions of the indenture does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture, including definitions therein of certain terms and the provisions made part thereof by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).
The following summary may not contain all of the information that you may find useful. In particular, the following summary describes only general terms and specific terms of any offered debt securities, and the extent to which the general terms described below apply to these debt securities, will be described in the applicable prospectus supplement at the time of the offering. Any prospectus supplement, which we will file with the SEC, may or may not modify the general terms found in this prospectus. If any particular terms of the debt securities described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus. For a complete description of any series of debt securities, you should read both this prospectus and the prospectus supplement that applies to that series of debt securities.
The terms and conditions of the debt securities of each series will be set forth in those debt securities and in the indenture, as supplemented for a particular offering of debt securities. A form of each debt security, reflecting the specific terms and provisions of that series of debt securities, will be filed with the SEC in connection with each offering of debt securities and will be incorporated by reference in the registration statement of which this prospectus forms a part.
General
The Issuers may issue debt securities at any time and from time to time in one or more series without limitation as to the aggregate principal amount. The indenture gives the Issuers the ability to reopen a previous issue of a series of debt securities and issue additional debt securities of the same series. In addition, a single series may be issued at various times with different maturity dates, different interest rates and different dates from which interest accrues. One or more series of debt securities may be issued with the same or various maturities at par or at a discount. Debt securities bearing no interest or interest at a rate which at the time of issuance is below the market rate (“original issue discount securities”) will be sold at a discount below their stated principal amount. This discount may be substantial. We will provide information regarding material federal income tax consequences and other special considerations applicable to any original issue discount securities in the applicable prospectus supplement. In addition, we will describe in the prospectus supplement any special U.S. federal income tax considerations and any other special considerations for any debt securities we sell that are denominated in a currency or currency unit other than U.S. currency.
Unless otherwise indicated in the prospectus supplement, principal of, premium, if any, and interest on the debt securities will be payable, and the transfer of debt securities will be registrable, at any office or agency maintained by us for that purpose. No service charge will be made for any registration of transfer or exchange, redemption or repayment of the debt securities, but we may require you to pay a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange.
We will set forth in a prospectus supplement, including any pricing supplement or term sheet, relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, to the extent applicable:
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the title and ranking of the debt securities (including the terms of any subordination provisions);

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the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

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any limit on the aggregate principal amount of the debt securities;

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the date or dates on which the principal and premium, if any, on the debt securities is payable;

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the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable, any regular record date for the interest payable on any interest payment date and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

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the place or places where principal of, and any premium and interest on, the debt securities will be payable, the method of such payment, where debt securities may be surrendered for registration of transfer or exchange and where notices and demands to us relating to the debt securities may be delivered;

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the period or periods within which, the price or prices at which and the terms and conditions upon which the Issuers may redeem the debt securities;

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any obligation or right the Issuers have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

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the dates on which and the price or prices at which the Issuers will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

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the denominations in which the debt securities will be issued, if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof;

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whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

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the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

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the currency of denomination of the debt securities, which may be U.S. dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

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the designation of the currency, currencies or currency units in which payment of principal of, and any premium and interest on, the debt securities will be made;

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if payments of principal of, or any premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

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the manner in which the amounts of payment of principal of, or any premium or interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

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any provisions relating to any security provided for the debt securities or any guarantees;

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any addition to, deletion of or change in the Events of Default (as defined below) described in this prospectus or in the indenture and any change in the rights of the trustee or the holders of the debt securities arising from an Event of Default including, among others, the right to declare the principal amount of the debt securities due and payable;

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any addition to, deletion of or change in the covenants described in this prospectus or in the indenture;

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a discussion of any additional material United States federal income tax considerations applicable to an investment in the debt securities;

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any depositaries, interest rate calculation agents, exchange rate calculation agents, paying agents, or other agents with respect to the debt securities;

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the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, at the option of the holders thereof or at our option, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

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any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities;

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whether the debt securities are entitled to the benefits of the guarantee of any additional guarantor, and whether any such guarantee is made on a senior or subordinated basis and, if applicable, a description of the subordination terms of any such guarantee;

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the securities exchange, if any, on which the debt securities may be listed; and

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any change in the right of the trustee or the right of the requisite holders to declare the principal amount of debt securities due and payable.

The Issuers may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
If the Issuers denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of, and any premium and interest on, any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
Guarantees
Unless otherwise described in the applicable prospectus supplement, the debt securities issued by the Issuers will be fully and unconditionally guaranteed (the “Guarantee”) by the Parent on an unsecured senior basis. The Guarantee will not be subordinated to any of the Parent’s other debt obligations and therefore will rank equally with all of the Parent’s other unsecured and unsubordinated indebtedness. The obligations of the Parent under the Guarantee will be limited as necessary to prevent the Guarantee from constituting a fraudulent conveyance under applicable law.
No Protection in the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) that could adversely affect holders of debt securities.
Covenants
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.
Merger, Consolidation or Sale
LCFH may not consolidate with or merge with or into any person (such person, a “successor person”), unless:

(1)   immediately after giving effect to the transaction, no Event of Default, shall have occurred and be continuing; and
(2)   an officers’ certificate and opinion of counsel each stating that the conditions precedent relating to such supplemental indenture have been met, and such supplemental indenture is permitted under the indenture shall be delivered to the trustee.
Notwithstanding the above, (i) LCFH may consolidate or otherwise combine with or merge into a guarantor of any series of debt securities, (ii) LCFH may consolidate or otherwise combine with or merge into an affiliate of LCFH (including the Parent) incorporated or organized for the purpose of changing the legal domicile of LCFH, reincorporating LCFH in another jurisdiction, or changing the legal form of LCFH, (iii) any subsidiary of LCFH may consolidate or otherwise combine with or merge into LCFH or a guarantor of any series of debt securities and (iv) any subsidiary of LCFH may consolidate or otherwise combine with or merge into any other Subsidiary, and in each case neither an officers’ certificate nor an opinion of counsel will be required to be delivered in connection therewith.
Events of Default
Unless we state otherwise in the prospectus supplement, each of the following will be an “Event of Default” under the indenture for any series of debt securities:
(a)   Default in the payment of any interest on any debt security when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of such payment is deposited by us with the trustee or with a paying agent prior to 11:00 a.m., New York City time, on the 30th day of such period);
(b)   Default in the payment of principal of any debt security at maturity; provided, however, that a valid extension of the maturity of the debt securities in accordance with the terms of the indenture shall not constitute a default in the payment of principal;
(c)   Default in the performance or breach of any covenant by us under the debt security of that series or the indenture (other than defaults pursuant to paragraph (a) or (b) above or pursuant to a covenant that has been included in the indenture solely for the benefit of a series of securities other than that series), which Default continues uncured for a period of 90 days after there has been given, by written notice, to us by the trustee, or to us and the trustee by the holders of not less than 25% in principal amount of the outstanding debt securities of that series a written notice specifying such Default and requiring it to be remedied and stating that such notice is a notice of Default;
(d)   certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of us, or any guarantor; and
(e)   any other Event of Default provided with respect to debt securities of that series, which is specified in a resolution of the board of directors, a supplemental indenture to the indenture or an officer’s certificate, in accordance with the applicable provisions of the indenture.
“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default; provided that any Default that results solely from the taking of an action that would have been permitted but for the continuation of a previous Default will be deemed to be cured if such previous Default is cured prior to becoming an Event of Default.
The indenture provides that, notwithstanding anything to the contrary therein, with respect to any Default or Event of Default, the words “exists,” “is continuing” or similar expressions with respect thereto mean that the Default or Event of Default has occurred and has not yet been cured or waived; provided that any court of competent jurisdiction may: (x) extend or stay any grace period prior to when any actual or alleged Default becomes an actual or alleged Event of Default; or (y) stay the exercise of remedies by the trustee upon the occurrence of an actual or alleged Event of Default, in each case, in accordance with the requirements of applicable law.
If a Default for a failure to deliver a required notice or certificate in connection with another Default under the indenture (the “Initial Default”) occurs, then at the time such Initial Default is cured, such default for a failure to deliver a required notice or certificate in connection with another default that resulted solely because of that Initial Default will also be cured without any further action and any Default or Event of Default for the failure to deliver any notice or certificate pursuant to any other provision of the indenture will be deemed to be cured upon the delivery of any such notice or certificate required by such covenant or such notice or certificate, as applicable, even though such delivery is not within the prescribed period specified in the indenture. Any time period in the indenture to cure any actual or alleged default or event of default may be extended or stayed by a court of competent jurisdiction.
No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain of our or our subsidiaries’ indebtedness outstanding from time to time.
If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then in every such case the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the principal amount (or, if any securities of that series are discount securities, such portion of the principal amount as may be specified in the terms of such debt securities) of and accrued and unpaid interest, if any, on all of the debt securities of that series to be due and payable immediately, by a notice in writing to us (and to the trustee if given by holders), and upon any such declaration such principal amount (or specified amount) and accrued and unpaid interest, if any, will become immediately due and payable. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal amount (or specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. The holders of a majority in principal amount of the outstanding debt securities of that series may waive all past or existing defaults or Events of Default (except with respect to nonpayment of principal or interest) and rescind any such acceleration with respect to such debt securities and its consequences if rescission would not conflict with any judgment or decree of a court of competent jurisdiction. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.
The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense that might be incurred by it in exercising such right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.
No holder of any debt security shall have any right to institute any proceeding, judicial or otherwise, with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:
(a)   such holder has previously given written notice to the trustee of a continuing Event of Default with respect to the debt securities;
(b)   the holders of not less than 25% in principal amount of the outstanding debt securities have made written request to the trustee to institute proceedings in respect of such Event of Default in its own name as trustee;
(c)   such holder or holders have offered, and if requested, provided to the trustee indemnity or security satisfactory to the trustee against the costs, claims, expenses and liabilities that might be incurred by the trustee in compliance with such request;
(d)   the trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(e)   no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the outstanding debt securities.
Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and any premium and interest on, that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.
The indenture requires LCFH, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a Default or Event of Default occurs and is continuing with respect to the debt securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each holder of the debt securities of that series notice of a Default or Event of Default within 90 days after it occurs. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance.   The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, money and/or applicable foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay and discharge each installment of principal of and any premium and interest on, and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.
This discharge may occur only if, among other things, LCFH has delivered to the trustee an opinion of counsel stating that it has received from, or there has been published by, the IRS, a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.
Defeasance of Certain Covenants.   The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions we will be released from our obligations under the debt securities and the related guarantees with respect to specified covenants in the indenture, and any omission to comply with those obligations will not constitute a default or an event of default with respect to the debt securities and the related guarantees.
The conditions include:
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depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, money and/or applicable foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay and discharge each installment of principal of, any premium and interest on, and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

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delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Covenant Defeasance and Events of Default.   In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any Event of Default, the amount of money and/or U.S. government obligations or money and/or applicable foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the Event of Default. In such a case, we would remain liable for those payments.
Satisfaction and Discharge
The indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the debt securities, as may be expressly provided for in the indenture) as to all outstanding debt securities when:
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either:

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all the debt securities theretofore authenticated and delivered (other than debt securities that have been destroyed, lost or stolen and that have been replaced or paid and debt securities for whose payment money has been deposited in trust and thereafter been repaid) have been delivered to the trustee for cancellation; or

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all debt securities not theretofore delivered to the trustee for cancellation have become due and payable or will become due and payable at their maturity within one year, have been called for redemption or are to be called for redemption within one year, or are deemed paid and discharged pursuant to the legal defeasance provisions of the indenture, and we have irrevocably deposited or caused to be irrevocably deposited with the trustee as trust funds in trust money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, money and/or applicable foreign government obligations in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not theretofore delivered to the trustee for cancellation, for principal of, and premium, if any, and interest on, the debt securities, to the date of such deposit (in the case of debt securities which have become due and payable) or to the maturity date or redemption date, as the case may be;

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we have paid or caused to be paid all other sums payable under the indenture by us; and

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LCFH has delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent provided for in the indenture relating to the satisfaction and discharge of the indenture have been complied with.

Modification and Waiver
We and the trustee may modify and amend the indenture or the debt securities of any series without the consent of any holder of any debt security:
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to cure any ambiguity, defect, omission, mistake or inconsistency or reduce the minimum denomination of the debt securities;

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to comply with the covenant in the indenture described above under the heading “Merger, Consolidation or Sale,” as it may be amended in accordance with the terms hereof or otherwise apply to the debt securities of any series;

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to provide for uncertificated securities in addition to or in place of certificated securities;

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to surrender any of our rights or powers under the indenture;

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to add or modify covenants, events of default and other provisions under the indenture for the benefit of the holders of debt securities of any series;

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to comply with the applicable procedures of the applicable depositary;

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to make any change (including changing the CUSIP or other identifying number on any debt securities) that does not adversely affect the rights of any holder of debt securities in any material respect;

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to provide for the issuance of and establish the form and terms and conditions of debt securities of any series issued under the indenture;

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to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee;

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make any amendment to the provisions of the indenture relating to the transfer and legending of debt securities as permitted by the indenture, including, without limitation, to facilitate the issuance and administration of debt securities of any series;

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to convey, transfer, assign, mortgage or pledge to the trustee as security for the debt securities any property or assets that we may desire;

•
to prohibit the authentication and delivery of additional series of debt securities under the indenture;

•
to make such other provisions in regard to matters or questions arising under the indenture as are not inconsistent with the provisions of the indenture or any supplemental indenture;

•
to delete, amend or supplement any provision contained herein or in any supplemental indenture (which deletion, amendment or supplement may apply to one or more series of debt securities or may apply to the indenture generally, including the amendment and restatement the indenture), provided that such amendment or supplement does not (i) apply to any debt security of any series then outstanding created or issued prior to the date of the supplemental indenture pursuant to which such deletion, amendment or supplement, as the case may be, is made and entitled to the benefit of such provision deleted, amended or supplemented by such supplemental indenture or (ii) modify the rights of the holder of any such debt security;

•
to comply with the Trust Indenture Act or maintain the qualification of the indenture under the Trust Indenture Act;

•
to reflect the release of a guarantor of the debt securities in accordance with the terms of the indenture;

•
to add guarantors with respect to any or all of the debt securities or to secure any or all of the debt securities or the guarantees; or

•
to conform the provisions of the indenture and the debt securities to the description thereof contained in this prospectus and any related prospectus supplement.

We may also modify and amend the indenture with the consent of the holders of not less than a majority in principal amount of all the then outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:
•
reduce the percentage in principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•
reduce the rate of or extend the time for payment of interest (including default interest) on any debt security (other than provisions (if any) with respect to a change of control of the Issuers or the Parent);

•
reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities (other than provisions (if any) with respect to a change of control of the Issuers or the Parent);

•
reduce the principal amount of discount securities payable upon acceleration of maturity;

•
waive a default in the payment of the principal of, or any premium or interest on, any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•
make the principal of, or any premium or interest on, any debt security payable in any currency other than that stated in the debt security;

•
adversely affect the right of holders of debt securities to receive payment of the principal of, or any premium or interest on, those debt securities and to institute suit for the enforcement of any such payment; or

•
waive a redemption payment, made at LCFH’s option, with respect to any debt security.

Except for certain specified provisions, the holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all of the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium, if any, or interest, if any, on, any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.
The Trustee
Wilmington Trust, National Association, or any successor thereto, will serve as trustee under the indenture.
The trustee may engage in transactions, including commercial banking and other transactions, with us and our subsidiaries from time to time. However, if the trustee acquires any conflicting interest, it must eliminate such conflict upon the occurrence of an event of default, or else resign.
No Personal Liability of Directors, Officers, Employees or Stockholders
No director, officer, employee, or stockholder of the Issuers or any of their respective subsidiaries or affiliates, as such, will have any liability for any of obligations of the Issuers or the guarantors under the debt securities, the indenture, any guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of debt securities by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the debt securities. Such waiver may not be effective to waive liabilities under the U.S. federal securities laws and it is the view of the SEC that such a waiver is against public policy.
Book-Entry Securities
Unless otherwise indicated in the prospectus supplement, the debt securities will be issued in the form of one or more fully registered global notes that will be deposited with, or on behalf of, The Depository Trust Company (“DTC”) and registered in the name of DTC or its nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. Global notes are not exchangeable for definitive note certificates except in the specific circumstances described below. For purposes of this prospectus, “Global Note” refers to the Global Note or Global Notes representing an entire issue of debt securities. So long as DTC, or its nominee, is the registered owner of a Global Note, DTC or the nominee, as the case may be, will be considered the sole owner or holder of such debt securities under the indenture.
Except as provided below, you will not be entitled to have debt securities registered in your name, will not receive or be entitled to receive physical delivery of debt securities in definitive form, and will not be considered the owner or holder thereof under the indenture.
Except as set forth below, a Global Note may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.
DTC has advised the Issuers that it is:
•
a limited-purpose trust company organized under New York Banking Law;

•
a “banking organization” within the meaning of the New York Banking Law;

•
a member of the Federal Reserve System;

•
a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•
a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants (“Direct Participants”) deposit with DTC and facilitates the post-trade settlement of transactions among Direct Participants in such securities through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The rules applicable to DTC and its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com. The information contained on the DTC’s website is not intended to form a part of, or be incorporated by reference into, this prospectus.
Purchases of debt securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each debt security will be recorded on the Direct and Indirect Participants’ records. These beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participants or Indirect Participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.
To facilitate subsequent transfers, all debt securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee will not change the beneficial ownership of the debt securities. DTC has no knowledge of the actual beneficial owners of the debt securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such debt securities are credited, which may or may not be the beneficial owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
Redemption notices will be sent to DTC. If less than all of the debt securities of a series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such series to be redeemed.
In any case where a vote may be required with respect to the debt securities of any series, neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to such debt securities unless authorized by a Direct Participant in accordance with DTC’s MMI Procedures. Under its usual procedures, DTC mails an omnibus proxy to the issuer of securities as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the debt securities of the series are credited on the record date (identified in the listing attached to the omnibus proxy).
Principal, interest payments and redemption proceeds, if any, on the debt securities will be made to Cede & Co, as nominee of DTC, or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts, upon DTC’s receipt of funds and corresponding detail information from the Issuers or the trustee, on the applicable payment date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC, the Issuers, the Parent or the trustee, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, interest and redemption proceeds to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the Issuers or the trustee. Disbursement of payments from Cede & Co. to Direct Participants is DTC’s responsibility. Disbursements of payments to beneficial owners are the responsibility of Direct and Indirect Participants.
In any case where the Issuers have made a tender offer for the purchase of any debt securities, a beneficial owner must give notice through a participant to a tender agent to elect to have its debt securities purchased or tendered. The beneficial owner must deliver debt securities by causing the direct participants to transfer the participant’s interest in the debt securities, on DTC’s records, to a tender agent. The requirement for physical delivery of debt securities in connection with an optional tender or a mandatory purchase is satisfied when the ownership rights in the debt securities are transferred by Direct Participants on DTC’s records and followed by a book-entry credit of tendered debt securities to the tender agent’s DTC account.
We have obtained the information in this section concerning DTC and DTC’s book-entry system from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.
If at any time DTC or any successor depository for the debt securities of any series notifies the Issuers that it is unwilling or unable to continue as the depository for the debt securities of such series, or if at any time DTC or such successor depository will no longer be a clearing agency registered under the Exchange Act and any other applicable statute or regulation, the Issuers will be obligated to use commercially reasonable efforts to appoint another depository for the debt securities of such series. If another depository is not appointed within 90 days, definitive note certificates will be issued in exchange for the Global Note representing the debt securities of that series.
The Issuers may at any time in the Issuers’ sole discretion determine that the debt securities of any series will no longer be represented by the Global Note, in which case definitive note certificates will be issued in exchange for the Global Note representing the debt securities of that series.
The Issuers have appointed Wilmington Trust, National Association to act as the security registrar and paying agent and to act as depositary custodian with respect to the Global Notes. The Issuers have authorized the Issuers’ agents and Wilmington Trust, National Association to act in accordance with a letter of representations entered into with the depositary.
Governing Law
The indenture, the debt securities and any guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of the material U.S. federal income tax consequences of an investment in the Class A common stock of Ladder Capital Corp. This summary does not address the consequence of an investment in the debt securities or any guarantees. The tax considerations of such an investment will be discussed in the applicable prospectus supplement. For purposes of this section under the heading “U.S. Federal Income Tax Considerations,” references to “Ladder,” “we,” “our” and “us” generally mean only Ladder Capital Corp and not its subsidiaries or other lower tier entities, except as otherwise indicated. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated by the U.S. Department of the Treasury (the “Treasury”), rulings and other administrative pronouncements issued by the IRS, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and do not intend to seek an advance ruling from the IRS regarding our ability to qualify as a REIT. The summary is also based upon the assumption that we and our subsidiaries and affiliated entities will operate in accordance with our and their applicable organizational documents. This summary is for general information only and is not tax advice. It does not discuss any state, local, or non-U.S. tax consequences relevant to us or an investment in our Class A common stock, and it does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances or to investors subject to special tax rules, such as:
•
financial institutions;

•
insurance companies;

•
broker-dealers;

•
regulated investment companies;

•
partnerships and entities or arrangements treated as partnerships for U.S. federal income tax purposes;

•
persons who hold our stock on behalf of other persons as nominees or are otherwise not beneficial owners of our common stock;

•
persons who receive our stock through the exercise of employee stock options or otherwise as compensation;

•
persons holding our stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment; and

•
persons that are required to accelerate the recognition of any item of gross income as a result of such income being recognized on an applicable financial statement;

and, except to the extent discussed below:
•
tax-exempt organizations; and

•
foreign investors.

This summary assumes that investors will hold our Class A common stock as a capital asset, which generally means as property held for investment.
The U.S. federal income tax treatment of holders of our stock depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular stockholder of holding and disposing of our Class A common stock will depend on the stockholder’s particular tax circumstances. You are urged to consult your tax advisor regarding the U.S. federal, state, local, and foreign income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging, or otherwise disposing of our Class A common stock.
Taxation of Ladder Capital Corp
We elected to be subject to tax as a REIT commencing with our taxable year ended December 31, 2015. We believe that, commencing with such taxable year, we have been organized and have operated in such a manner as to qualify for taxation as a REIT under the applicable provisions of the Code. We intend to continue to operate in such a manner to continue to qualify for taxation as a REIT.
The law firm of Kirkland & Ellis LLP has acted as our tax counsel in connection with our election to be taxed as a REIT. In connection with this offering, we expect to receive an opinion of Kirkland & Ellis LLP to the effect that, commencing with our taxable year ended December 31, 2015, we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and that our actual method of operation has enabled us and our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT. It must be emphasized that the opinion of Kirkland & Ellis LLP will be based on various assumptions relating to our organization and operation, and will be conditioned upon fact-based representations and covenants made by our management regarding our organization, assets, and income, and the present and future conduct of our business operations. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Kirkland & Ellis LLP or by us that we will qualify as a REIT for any particular year. The opinion will be expressed as of the date issued. Kirkland & Ellis LLP has no obligation to advise us or our stockholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions. In addition, Kirkland & Ellis LLP’s opinion does not foreclose the possibility that we may have to utilize one or more REIT savings provisions discussed below, which could require the payment of an excise or penalty tax (which could be significant in amount) in order to maintain our REIT qualification.
Our qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of stock and asset ownership, various qualification requirements imposed upon REITs by the Code, the compliance with which will not be reviewed by Kirkland & Ellis LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets that we own directly or indirectly. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.
Taxation of REITs in general
As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below under “— Requirements for qualification — General.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See “— Failure to qualify.”
Provided that we qualify as a REIT, we will be entitled to a deduction for dividends that we pay and therefore will not be subject to U.S. federal corporate income tax on our taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from investment in a corporation. In general, the income that we generate is taxed only at the stockholder level upon a distribution of dividends to our stockholders.
Currently, most U.S. stockholders that are individuals, trusts or estates are taxed on corporate dividends that represent “qualified dividend income” at a maximum regular U.S. federal income tax rate of 20%. With limited exceptions, however, dividends from us or from other entities that are taxed as REITs are generally not eligible for this rate and will continue to be taxed at rates applicable to ordinary income, which are currently as high as 37%. However, for taxable years beginning after December 31, 2017 and before January 1, 2026, U.S. stockholders that are individuals, trusts or estates may generally deduct 20% of certain qualified business income, including “qualified REIT dividends” (generally, dividends received by a REIT stockholder that are not designated as capital gain dividends or qualified dividend income), subject to certain limitations, resulting in an effective maximum U.S. federal income tax rate of 29.6% on such income. See “— Taxation of Stockholders — Taxation of taxable U.S. Holders — Distributions.”

Any net operating losses, foreign tax credits and other tax attributes generally do not pass through to our stockholders, subject to special rules for certain items such as the capital gains that we recognize. See “— Taxation of Stockholders — Taxation of taxable U.S. Holders — Distributions.” Provided we qualify as a REIT, we will nonetheless be subject to U.S. federal tax in the following circumstances:
•
We will be taxed at regular U.S. federal corporate tax rates on any undistributed net taxable income, including undistributed net capital gain.

•
For taxable years prior to January 1, 2018, we may be subject to the “alternative minimum tax” on our items of tax preference, if any.

•
If we have net income from prohibited transactions, which are, in general, sales or other dispositions of inventory or property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “— Prohibited transactions,” and “— Foreclosure property” below.

•
If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may thereby avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to U.S. federal corporate income tax at the highest applicable rate (currently 21%).

•
If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because we satisfy other requirements, we will be subject to a 100% tax on an amount based on the magnitude of the failure, as adjusted to reflect the profit margin associated with our gross income.

•
If we derive “excess inclusion income” from an interest in certain mortgage loan securitization structures (i.e., a taxable mortgage pool (“TMP”) or a residual interest in a real estate mortgage investment conduit (“REMIC”)), we could be subject to corporate level U.S. federal income tax at the highest applicable rate to the extent that such income is allocable to specified types of tax exempt stockholders known as “disqualified organizations” that are not subject to unrelated business income tax. See “— Taxable mortgage pools and excess inclusion income” below.

•
If we violate the asset tests (other than certain de minimis violations) or other requirements applicable to REITs, as described below, and yet maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to a penalty tax. In that case, the amount of the penalty tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the highest corporate tax rate (currently 21%) if that amount exceeds $50,000 per failure.

•
If we fail to distribute during each calendar year at least the sum of: (i) 85% of our REIT ordinary income for such year; (ii) 95% of our REIT capital gain net income for such year; and (iii) any undistributed net taxable income from prior periods, we will be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of: (a) the amounts that we actually distributed and (b) the amounts we retained and upon which we paid income tax at the corporate level.

•
We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “— Requirements for qualification — General.”

•
A 100% tax may be imposed on transactions between us and a TRS that do not reflect arm’s-length terms.

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If we sell any of our existing appreciated assets or if we acquire appreciated assets from a corporation that is not a REIT (i.e., a corporation taxable under subchapter C of the Code) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, we may be subject to tax on such appreciation at the highest U.S. federal corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the five-year period following their acquisition from the subchapter C corporation.

•
The earnings of our TRSs will be subject to U.S. federal corporate income tax to the extent that such subsidiaries are subchapter C corporations.

In addition, we and our subsidiaries may be subject to a variety of other taxes, including payroll taxes and state, local, and foreign income, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.
Requirements for qualification — General
The Code defines a REIT as a corporation, trust or association:
1.
that is managed by one or more trustees or directors;

2.
the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

3.
that would be taxable as a domestic corporation but for its election to be subject to tax as a REIT;

4.
that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

5.
the beneficial ownership of which is held by 100 or more persons;

6.
in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include specified tax-exempt entities); and

7.
that meets other tests described below, including with respect to the nature of its income and assets.

The Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) need not be met during a corporation’s initial tax year as a REIT (which, in our case, was 2015). Our Certificate of Incorporation provides restrictions regarding the ownership and transfers of our stock, which are intended to assist us in satisfying the stock ownership requirements described in conditions (5) and (6) above.
To monitor compliance with the stock ownership requirements, we generally are required to maintain records regarding the actual ownership of our stock. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the stock (i.e., the persons required to include our dividends in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury regulations to submit a statement with your tax return disclosing your actual ownership of our stock and other information.
In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We adopted December 31 as our year-end, and thereby satisfy this requirement.
Effect of subsidiary entities
Ownership of partnership interests.   In the case of a REIT that is a partner in a partnership (references herein to “partnership” include entities or arrangements that are classified as partnerships for U.S. federal tax purposes), such as our operating partnerships at any time that an operating partnership has two or more partners for U.S. federal income tax purposes. Treasury regulations provide that we are deemed to own our proportionate share of such partnership’s assets, and to earn our proportionate share of such partnership’s income, for purposes of the asset and gross income tests applicable to REITs. Our proportionate share of a subsidiary partnership’s assets and income is based on our capital interest in the partnership (except that for purposes of the 10% value test, described below, our proportionate share of the partnership’s assets is based on our proportionate interest in the equity and certain debt securities issued by the partnership). In addition, the assets and gross income of the partnership are deemed to retain the same character in our hands. Thus, our proportionate share of the assets and items of income of any of our subsidiary partnerships generally will be treated as our assets and items of income for purposes of applying the REIT requirements.
We generally have control of our subsidiary partnerships and limited liability companies and intend to operate them in a manner consistent with the requirements for our qualification as a REIT. If we become a limited partner or non-managing member in any partnership or limited liability company and such entity takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.
Disregarded subsidiaries.   If we own a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is generally disregarded for U.S. federal income tax purposes, and all of the subsidiary’s assets, liabilities and items of income, deduction and credit are treated as our assets, liabilities and items of income, deduction and credit, including for purposes of the gross income and asset tests applicable to REITs. A qualified REIT subsidiary is any corporation, other than a TRS (as described below), that is directly or indirectly wholly-owned by a REIT. Other entities that are wholly-owned by us, including single member limited liability companies that have not elected to be taxed as corporations for U.S. federal income tax purposes, are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with any partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”
In the event that a disregarded subsidiary of ours ceases to be wholly-owned — for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours — the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See “— Asset tests” and “— Income tests.”
Taxable subsidiaries.   In general, we may jointly elect with a subsidiary corporation, whether or not wholly-owned (including a corporation owned by our operating partnership), to treat such subsidiary corporation as a TRS. We generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, unless we and such corporation elect to treat such corporation as a TRS. The separate existence of a TRS or other taxable corporation is not ignored for U.S. federal income tax purposes. Accordingly, a TRS or other taxable subsidiary corporation generally is subject to U.S. federal corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate, and may reduce our ability to make distributions to our stockholders.
We are not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by a taxable subsidiary to us is an asset in our hands, and we treat the dividends paid to us from such taxable subsidiary, if any, as income. This treatment can affect our income and asset test calculations, as described below. Because we do not include the assets and income of TRSs or other taxable subsidiary corporations on a look-through basis in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. For example, we may use TRSs or other taxable subsidiary corporations to perform services or conduct activities that give rise to certain categories of income such as management fees or to conduct activities that, if conducted by us directly, would be treated in our hands as prohibited transactions.
The TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT’s tenants (if any) that are not conducted on an arm’s-length basis. We intend that all of our transactions with our TRSs, if any, will be conducted on an arm’s-length basis. We may make loans to certain of our TRSs. Deductions for interest paid on any such loan by a TRS may be limited to the sum of: (i) the interest income of the TRS for the taxable year; and (ii) 30% of the adjusted taxable income for the taxable year.
Income tests
To qualify as a REIT, we must satisfy two gross income requirements on an annual basis. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions,” discharge of indebtedness and certain hedging transactions, generally must be derived from investments relating to real property or mortgages on real property, including interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities), “rents from real property,” dividends received from other REITs, and gains from the sale of real property, mortgages on real property, and shares in other REITs, as well as specified income from temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions, discharge of indebtedness and certain hedging transactions, must be derived from some combination of income that qualifies under the 75% gross income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property. Income and gain from certain hedging transactions will be excluded from both the numerator and the denominator for purposes of both the 75% and 95% gross income tests.
Interest income.   Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test (as described above) to the extent that the obligation upon which such interest is paid is secured by a mortgage on (i) real property or an interest in real property or (ii) property described in (i) and other property if such other property constitutes 15% or less of the total fair market value of the secured property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will generally be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property, or is undersecured (such that all or a portion of the interest thereon does not qualify for the 75% gross income test), the income that it generates may nonetheless qualify for purposes of the 95% gross income test. For these purposes, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued will generally not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales.
We may invest in U.S. Agency and non-U.S. Agency mortgage-backed securities that are either mortgage pass-through certificates or CMOs. We expect that such mortgage-backed securities will be treated either as interests in a grantor trust or as interests in a REMIC for U.S. federal income tax purposes. In the case of mortgage-backed securities treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest on such mortgage loans would be qualifying income for purposes of the 75% gross income test to the extent that the obligation is secured by real property, as discussed above. In the case of mortgage-backed securities treated as interests in a REMIC, income derived from REMIC interests will generally be treated as qualifying income for purposes of the 75% gross income tests. If less than 95% of the assets of the REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the 75% gross income test. In addition, some REMIC securitizations include imbedded interest swap or cap contracts or other derivative instruments that potentially could produce non-qualifying income for the holder of the related REMIC securities. We expect that substantially all of our income from mortgage-backed securities will be qualifying income for purposes of the REIT gross income tests.
Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income generally will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. In certain cases, personal property collateral securing a loan that we hold may be treated as real property for purposes of the foregoing rules. In addition, in certain cases (unless a safe harbor applies pursuant to IRS guidance), the modification of a debt instrument could result in the conversion of the interest paid on the instrument from qualifying income to wholly or partially non qualifying income, which may require that we dispose of the debt instrument or contribute it to a TRS in order to satisfy the income tests described above. Moreover, the IRS has taken the position that, for purposes of the REIT income tests, the principal amount of a loan is equal to its face amount, even in situations where the loan was acquired at a significant discount. Under this position, a portion of the income generated by the instrument would not qualify for purposes of the 75% gross income test in cases where the underlying real property has declined in value. Even if a loan is not secured by real property, or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.
To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan, income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests provided that the property is not held as inventory or dealer property. To the extent that we derive interest income from a mortgage loan, or income from the rental of real property, where all or a portion of the amount of interest or rental income payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales, and not the net income or profits, of the borrower or lessee. This limitation does not apply, however, where the borrower or lessee leases substantially all of its interest in the property to tenants or subtenants, to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as rents from real property had we earned the income directly.
We may invest in mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. The IRS has issued Revenue Procedure 2003-65 (the “Revenue Procedure”), which provides a safe harbor applicable to mezzanine loans. Under the Revenue Procedure, if a mezzanine loan meets each of the requirements contained in the Revenue Procedure: (i) the mezzanine loan will be treated by the IRS as a real estate asset for purposes of the asset tests described below; and (ii) interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the 75% gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law and certain typical mezzanine loan aspects may not be described in the Revenue Procedure. We generally intend to structure any investments in mezzanine loans in a manner that reasonably complies with the various requirements applicable to our qualification as a REIT. To the extent that any of our mezzanine loans do not meet all of the requirements for reliance on the safe harbor set forth in the Revenue Procedure, however, there can be no assurance that the IRS will not challenge the tax treatment of these loans.
Rents from real property.   Rents received by us, if any, will qualify as “rents from real property” in satisfying the gross income requirements described above only if several conditions are met. If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the rent that is attributable to the personal property will not qualify as “rents from real property” unless it constitutes 15% or less of the total rent received under the lease. In addition, the amount of rent must not be based in whole or in part on the income or profits of any person. Amounts received as rent, however, generally will not be excluded from rents from real property solely by reason of being based on fixed percentages of gross receipts or sales. Moreover, for rents received by us, if any, to qualify as “rents from real property,” we generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through a TRS or an “independent contractor” from which we derive no revenue. We are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and which are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide non customary services to tenants of our properties without disqualifying all of the rent from the property if the payments for such services does not exceed 1% of the total gross income from the property. For purposes of this test, we are deemed to have received income from such non customary services in an amount at least 150% of the direct cost of providing the services. Moreover, we are generally permitted to provide services to tenants or others through a TRS without disqualifying the rental income received from tenants for purposes of the income tests. Also, rental income will generally qualify as rents from real property only to the extent that we do not directly or constructively hold a 10% or greater interest, as measured by vote or value, in the lessee’s equity.
Dividend income.   We may directly or indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any dividends that we receive from a REIT, however, will be qualifying income for purposes of both the 95% and 75% gross income tests.
Fee income.   Fees will generally be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income and profits. Other fees generally will not be qualifying income for purposes of either gross income test. Any fees earned by a TRS, however, will not be included for purposes of the gross income tests.
Hedging transactions.   Any income or gain that we or our pass-through subsidiaries derive from instruments that hedge certain specified risks will be excluded from gross income for purposes of both the 75% and 95% gross income tests, provided that specified requirements are met, including the requirement that the instrument is entered into during the ordinary course of our business and that the instrument be properly identified as a hedge along with the risk that it hedges within prescribed time periods. Income and gain from all other hedging transactions will not be qualifying income for either the 95% or 75% gross income test. See “— Derivatives and hedging transactions.”
Failure to satisfy the gross income tests.   If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for such year if we are entitled to relief under applicable provisions of the Code. These relief provisions will generally be available if: (i) our failure to meet these tests was due to reasonable cause and not due to willful neglect; and (ii) following our identification of the failure to meet the 75% or 95% gross income test for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income test for such taxable year in accordance with Treasury regulations yet to be issued. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances, we will not qualify as a REIT. Even where these relief provisions apply, the Code imposes a tax based upon the amount by which we fail to satisfy the particular gross income test.
Timing differences between receipt of cash and recognition of income.   Due to the nature of the assets in which we will invest, we may be required to recognize taxable income from those assets in advance of our receipt of cash flow on or proceeds from disposition of such assets, and may be required to report taxable income in early periods that exceeds the economic income ultimately realized on such assets.
We may acquire mortgage-backed securities in the secondary market for less than their face amount. In addition, pursuant to our ownership of certain mortgage-backed securities, we may be treated as holding certain debt instruments acquired in the secondary market for less than their face amount. The discount at which such securities or debt instruments are acquired may reflect doubts about their ultimate collectability rather than current market interest rates. The amount of such discount may nevertheless generally be treated as “market discount” for U.S. federal income tax purposes. Accrued market discount is generally recognized as income when, and to the extent that, any payment of principal on the mortgage-backed security or debt instrument is made. If we collect less on the mortgage-backed security or debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions.
Moreover, some of the mortgage-backed securities that we acquire may have been issued with original issue discount. In general, we will be required to accrue original issue discount based on the constant yield to maturity of the securities, and to treat it as taxable income in accordance with applicable U.S. federal income tax rules even though smaller or no cash payments are received on such securities. As in the case of the market discount discussed in the preceding paragraph, the constant yield in question will be determined and we will be taxed based on the assumption that all future payments due on the mortgage-backed securities in question will be made, with consequences similar to those described in the previous paragraph if all payments on the securities are not made.

In addition, pursuant to our ownership of certain mortgage-backed securities, we may be treated as holding distressed debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding debt are “significant modifications” under the applicable Treasury regulations, the modified debt may be considered to have been reissued to us in a debt-for-debt exchange with the borrower. In that event, we may be required to recognize taxable gain to the extent the principal amount of the modified debt exceeds our adjusted tax basis in the unmodified debt, even if the value of the debt or the payment expectations have not changed. Following such a taxable modification, we would hold the modified loan with a cost basis equal to its principal amount for U.S. federal tax purposes. To the extent that such modifications are made with respect to a debt instrument held by a TRS that is treated as a dealer or trader and that makes an election to use mark-to-market accounting, such TRS would be required at the end of each taxable year, including the taxable year in which any such modification were made, to mark the modified debt instrument to its fair market value as if the debt instrument were sold. In that case, the TRS could recognize a loss at the end of the taxable year in which the modifications were made to the extent that the fair market value of such debt instrument at such time was less than the instrument’s tax basis.
In addition, in the event mortgage-backed securities, or any debt instruments we are treated as holding pursuant to our investments in mortgage-backed securities, are delinquent as to mandatory principal and interest payments, we may nonetheless be required to continue to recognize the unpaid interest as taxable income as it accrues, despite doubt as to its ultimate collectability. Similarly, we may be required to accrue interest income with respect to subordinate mortgage-backed securities at the stated rate regardless of whether corresponding cash payments are received.
Finally, we may be required under the terms of indebtedness that we incur to use cash received from interest payments to make principal payments on that indebtedness, with the effect of recognizing income but not having a corresponding amount of cash available for distribution to our stockholders.
Due to each of these potential timing differences between income recognition or expense deduction and cash receipts or disbursements, there is a significant risk that we may have substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized. See “—Taxation of Ladder Capital Corp — Annual distribution requirements.”
Asset tests
At the close of each calendar quarter, we must also satisfy five tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include some kinds of mortgage-backed securities and mortgage loans, as well as interests in real property (and certain ancillary personal property), stock of other corporations that qualify as REITs, and debt instruments (whether or not secured by real property) that are issued by a “publicly offered REIT” (i.e., a REIT that is required to file annual and periodic reports with the SEC under the Exchange Act). Assets that do not qualify for purposes of the 75% asset test are subject to the additional asset tests described below.
Second, the value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets.
Third, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to real estate assets, securities of TRSs and qualified REIT subsidiaries and the value prong of the 10% asset test does not apply to “straight debt” having specified characteristics and to certain other securities described below. Solely for purposes of the 10% asset test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code.
Fourth, the aggregate value of all securities of TRSs that we hold may not exceed 25% (or, for our 2018 and subsequent taxable years, 20%) of the value of our total assets.

Fifth, no more than 25% of the total value of our assets may be represented by “nonqualified publicly offered REIT debt instruments” (i.e., real estate assets that would cease to be real estate assets if debt instruments issued by publicly offered REITs were not included in the definition of real estate assets).
Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset or other conditions are met. Similarly, although stock of a non-publicly offered REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by a non-publicly offered REIT may not so qualify (such debt, however, will not be treated as “securities” for purposes of the 10% asset value test, as explained below).
Certain securities will not cause a violation of the 10% asset value test described above. Such securities include instruments that constitute “straight debt,” which term generally excludes, among other things, securities having contingency features. A security does not qualify as “straight debt” where a REIT (or a controlled TRS of the REIT) owns other securities of the same issuer which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the Code provides that certain other securities will not violate the 10% asset value test. Such securities include: (i) any loan made to an individual or an estate; (ii) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules); (iii) any obligation to pay rents from real property; (iv) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity; (v) any security (including debt securities) issued by another REIT; and (vi) any debt instrument issued by a partnership if the partnership’s income is of a nature that it would satisfy the 75% gross income test described above under “— Income tests.” In applying the 10% asset value test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate interest in the equity and certain debt securities issued by that partnership.
We invest in Agency and non-Agency mortgage-backed securities that are either mortgage pass-through certificates or CMOs. We expect that these securities will be treated either as interests in grantor trusts or as interests in REMICs for U.S. federal income tax purposes. In the case of mortgage-backed securities treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. Such mortgage loans will generally qualify as real estate assets to the extent that they are secured by real property. We expect that substantially all of our mortgage-backed securities treated as interests in grantor trusts will qualify as real estate assets.
In the case of mortgage-backed securities treated as interests in a REMIC, such interests will generally qualify as real estate assets. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the REIT asset tests.
If we hold a “residual interest” in a REMIC from which we derive “excess inclusion income,” we will be required to either distribute the excess inclusion income or pay tax on it (or a combination of the two), even though we may not receive the income in cash. To the extent that distributed excess inclusion income is allocable to a particular stockholder, the income: (i) would not be allowed to be offset by any net operating losses otherwise available to the stockholder; (ii) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from U.S. federal income tax; and (iii) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction pursuant to any otherwise applicable income tax treaty or other exemption, to the extent allocable to most types of foreign stockholders. Moreover, any excess inclusion income that we receive that is allocable to specified categories of tax-exempt investors which are not subject to unrelated business income tax (“UBIT”), such as government entities or charitable remainder trusts, may be subject to corporate-level income tax in our hands, whether or not it is distributed.
In addition, certain of our mezzanine loans may qualify for the safe harbor in the Revenue Procedure pursuant to which certain loans secured by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying assets for purposes of the 75% real estate asset test and the 10% vote or value test. See “— Income tests.” We may make some mezzanine loans that do not qualify for that safe harbor and that do not qualify as “straight debt” securities or for one of the other exclusions from the definition of “securities” for purposes of the 10% asset value test. We intend to make such investments in such a manner as not to fail the asset tests described above, and we believe that our existing investments satisfy such requirements. We believe that our holdings of securities and other assets will comply with the foregoing REIT asset requirements, and we intend to monitor compliance on an ongoing basis.
We enter into sale and repurchase agreements under which we nominally sell certain of our mortgage-backed securities to a counterparty and simultaneously enter into an agreement to repurchase the sold assets in exchange for a purchase price that reflects a financing charge. Economically, these agreements are financings, which are secured by the securities “sold” pursuant thereto. We believe that we will be treated for REIT asset and income test purposes as the owner of the securities that are the subject of any such agreement notwithstanding that such agreements may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the mortgage-backed securities during the term of the sale and repurchase agreement, in which case we could fail to qualify as a REIT.
No independent appraisals have been obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, values of some assets, including instruments issued in securitization transactions, may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.
However, certain relief provisions are available to allow REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements. One such provision allows a REIT which fails one or more of the asset requirements to nevertheless maintain its REIT qualification if: (i) the REIT provides the IRS with a description of each asset causing the failure; (ii) the failure is due to reasonable cause and not willful neglect; (iii) the REIT pays a tax equal to the greater of (a) $50,000 per failure, and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 21%); and (iv) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.
In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if: (i) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT’s total assets and $10,000,000; and (ii) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.
If we should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT qualification if we: (i) satisfied the asset tests at the close of the preceding calendar quarter; and (ii) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of non-qualifying assets, but instead arose from changes in the market value of our assets. If the condition described in (ii) was not satisfied, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of relief provisions described below.
Annual distribution requirements
In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:
(a)   the sum of:
(i)
90% of our net taxable income, computed without regard to our net capital gain and the deduction for dividends paid; and

(ii)
90% of our net income, if any, (after tax) from foreclosure property (as described below); minus

(b)   the sum of specified items of non-cash income.
We generally must make these distributions in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the year and if paid with or before the first regular dividend payment after such declaration.
To the extent that we distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. We may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect for our stockholders to include their proportionate shares of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax that we paid. Our stockholders would then increase their adjusted basis of their stock by the difference between: (i) the amounts of capital gain dividends that we designated and that they include in their taxable income; and (ii) the tax that we paid on their behalf with respect to that income.
To the extent that in the future we may have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of our stockholders, of any distributions that are actually made as ordinary dividends or capital gains. See “— Taxation of Stockholders — Taxation of taxable U.S. Holders — Distributions.”
If we fail to distribute during each calendar year at least the sum of: (i) 85% of our REIT ordinary income for such year; (ii) 95% of our REIT capital gain net income for such year; and (iii) any undistributed net taxable income from prior periods, we will be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of: (a) the amounts actually distributed, plus (b) the amounts of income we retained and on which we have paid U.S. federal corporate income tax.
As discussed above under “— Income tests — Timing differences between receipt of cash and recognition of income,” it is possible that, from time to time, we may not have sufficient cash to meet the distribution requirements due to timing differences between our actual receipt of cash and our inclusion of items in income for U.S. federal income tax purposes. In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary for us to arrange for short-term, or possibly long-term, borrowings, or to pay dividends in the form of taxable in-kind distributions of property. Alternatively, we may declare a taxable dividend payable in cash or stock at the election of each stockholder, where the aggregate amount of cash to be distributed in such dividend may be subject to limitation. In such case, for U.S. federal income tax purposes, taxable stockholders receiving such dividends will be required to include the full amount of the dividend as ordinary income to the extent of our current and accumulated earnings and profits.
We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing REIT qualification or being taxed on amounts distributed as deficiency dividends, subject to the 4% excise tax described above. We will be required to pay interest based on the amount of any deduction taken for deficiency dividends.
Prohibited transactions
Net income that we derive from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property, as discussed below) that is held as inventory or primarily for sale to customers in the ordinary course of a trade or business by us or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to us. We intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held as inventory or for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. Whether property is held as inventory or “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any property that we sell will not be treated as inventory or property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Code that would prevent such treatment. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular U.S. federal corporate tax rates. We intend to structure our activities to avoid prohibited transaction characterization.
Foreclosure property
Foreclosure property is real property and any personal property incident to such real property: (i) that we acquire as the result of having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by us and secured by the property; (ii) for which we acquired the related loan or lease at a time when default was not imminent or anticipated; and (iii) with respect to which we made a proper election to treat the property as foreclosure property. We generally will be subject to tax at the regular U.S. federal corporate tax rate (currently 21%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property.
Derivatives and hedging transactions
We may enter into hedging transactions with respect to interest rate exposure on one or more of our assets or liabilities. Any such hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, and options. Except to the extent provided by Treasury regulations, any income from a hedging transaction (including gain from the sale, disposition, or termination of a position in such a transaction) will not constitute gross income for purposes of the 75% or 95% gross income test if we properly identify the transaction as specified in applicable Treasury regulations and we enter into such transaction: (i) in the normal course of our business primarily to manage risk of interest rate changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets; (ii) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests; or (iii) in connection with the extinguishment of indebtedness with respect to which we have entered into a qualified hedging position described in clause (i) or the disposition of property with respect to which we have entered into a qualified hedging position described in clause (ii), primarily to manage the risks of such hedging positions. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that will not jeopardize our qualification as a REIT. We may conduct some or all of our hedging activities (including hedging activities relating to currency risk) through a TRS or other corporate entity, the income from which may be subject to U.S. federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT gross income tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.
Taxable mortgage pools and excess inclusion income
An entity, or a portion of an entity, may be classified as a TMP, under the Code if:
•
substantially all of its assets consist of debt obligations or interests in debt obligations;

•
more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates;

•
the entity has issued debt obligations (liabilities) that have two or more maturities; and

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the payments required to be made by the entity on its debt obligations (liabilities) “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.

Under Treasury regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a TMP. Our financing and securitization arrangements may give rise to TMPs, with the consequences as described below.
Where an entity, or a portion of an entity, is classified as a TMP, it is generally treated as a taxable corporation for U.S. federal income tax purposes. In the case of a REIT, or a portion of a REIT, or a disregarded subsidiary of a REIT, that is a TMP, however, special rules apply. The TMP is not treated as a corporation that is subject to U.S. federal corporate income tax, and the TMP classification does not adversely affect the qualification of the REIT. Rather, the consequences of the TMP classification would, in general, except as described below, be limited to the stockholders of the REIT.
A portion of the REIT’s income from the TMP arrangement could be treated as “excess inclusion income.” The REIT’s excess inclusion income, including any excess inclusion income from a residual interest in a REMIC, must be allocated among its stockholders in proportion to dividends paid. The REIT is required to notify stockholders of the amount of “excess inclusion income” allocated to them. A stockholder’s share of excess inclusion income:
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cannot be offset by any net operating losses otherwise available to the stockholder;

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is subject to tax as UBIT in the hands of most types of stockholders that are otherwise generally exempt from U.S. federal income tax; and

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results in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty or other exemption, to the extent allocable to most types of foreign stockholders.

See “— Taxation of Stockholders.” To the extent that excess inclusion income is allocated to a tax-exempt stockholder of a REIT that is not subject to unrelated business income tax (such as a government entity or charitable remainder trust), the REIT may be subject to tax on this income at the highest applicable corporate tax rate (currently 21%). In that case, the REIT could reduce distributions to such stockholders by the amount of such tax paid by the REIT attributable to such stockholder’s ownership. Treasury regulations provide that such a reduction in distributions does not give rise to a preferential dividend that could adversely affect the REIT’s compliance with its distribution requirements. See “— Taxation of Ladder Capital Corp — Annual distribution requirements.”
The manner in which excess inclusion income is calculated, or would be allocated to stockholders, including allocations among shares of different classes of stock, is not clear under current law. As required by IRS guidance, we intend to make such determinations using a reasonable method. Tax-exempt investors, foreign investors and taxpayers with net operating losses should carefully consider the tax consequences described above, and are urged to consult their tax advisors.
If a subsidiary partnership of ours that we do not wholly-own, directly or through one or more disregarded entities, were a TMP, the foregoing rules would not apply. Rather, the partnership that is a TMP would be treated as a corporation for U.S. federal income tax purposes and potentially would be subject to U.S. federal corporate income tax or withholding tax. In addition, this characterization would alter our income and asset test calculations, and could adversely affect our compliance with those requirements. We intend to monitor the structure of any TMPs in which we have an interest to ensure that they will not adversely affect our qualification as a REIT.
Asset-backed securities
Investments in asset-backed securities (“ABS”) generally are not qualifying assets for purposes of the 75% asset test applicable to REITs and generally do not generate qualifying income for purposes of the 75% income test applicable to REITs. As a result, we may be limited in our ability to invest in such assets.
Failure to qualify
If we fail to satisfy one or more requirements for REIT qualification other than the income or asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. Relief provisions are available for failures of the income tests and asset tests, as described above in “— Income tests” and “— Asset tests.”
If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, we would be subject to tax on our taxable income at regular U.S. federal corporate tax rates. We cannot deduct distributions to stockholders in any year in which we are not a REIT, nor would we be required to make distributions in such a year. In this situation, to the extent of current and accumulated earnings and profits, distributions to most domestic stockholders that are U.S. individuals, trusts or estates will generally be taxable at the preferential income tax rates (i.e., the 20% maximum U.S. federal income tax rate) for qualified dividends. In addition, subject to the limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which we lost qualification. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief.
Tax Aspects of Our Operating Partnerships and any Subsidiary Partnerships
All of our investments are held through two series of LCFH, Series REIT of LCFH and Series TRS of LCFH. We are the sole owner of Series REIT of LCFH for U.S. federal income tax purposes and as a result, Series REIT of LCFH is disregarded as an entity separate from our company for U.S. federal income tax purposes. Series REIT holds an interest in Series TRS through a TRS, and Series TRS is disregarded as an entity separate from such TRS for U.S. federal income tax purposes. In addition, our operating partnerships may hold certain of their investments indirectly through subsidiary partnerships and limited liability companies which we expect will be treated as partnerships or disregarded entities for U.S. federal income tax purposes. In general, entities that are treated as partnerships or disregarded entities for U.S. federal income tax purposes are “pass-through” entities which are not required to pay U.S. federal income tax. Rather, partners or members of such entities are allocated their shares of the items of income, gain, loss, deduction and credit of the partnership or limited liability company, and are potentially required to pay tax on this income, without regard to whether they receive a distribution from the partnership or limited liability company. We will include in our income our share of these partnership and limited liability company items for purposes of the various gross income tests, the computation of our REIT taxable income, and the REIT distribution requirements. Moreover, for purposes of the asset tests, we will include our pro rata share of assets held by our operating partnerships, including their share of their subsidiary partnerships and limited liability companies, based on our capital interest in each such entity. See “— Taxation of Ladder Capital Corp.”
Entity Classification
Our interests in our operating partnerships and the subsidiary partnerships and limited liability companies involve special tax considerations, including the possibility that the IRS might challenge the status of these entities as partnerships (or disregarded entities), as opposed to associations taxable as corporations for U.S. federal income tax purposes. If our operating partnerships or a subsidiary partnership or limited liability company were treated as an association, they would be taxable as a corporation and would be required to pay an entity-level tax on their income. In addition, the IRS could challenge the treatment of our series partnerships as separate entities. In this situation, the character of our assets and items of gross income would change and could prevent us from satisfying the REIT asset tests and possibly the REIT income tests. See “—Taxation of Ladder Capital Corp — Asset tests” and “— Income tests.” This, in turn, could prevent us from qualifying as a REIT. See “— Failure to qualify” for a discussion of the effect of our failure to meet these tests. In addition, a change in the tax status or tax treatment of our operating partnerships, a subsidiary partnership or limited liability company might be treated as a taxable event. If so, we might incur a distribution requirement or tax liability without any related cash distributions. We believe that our operating partnerships and each of our other partnerships and limited liability companies (for which we do not make an election to be treated as corporations for federal income tax purposes) will be classified as partnerships or disregarded entities for U.S. federal income tax purposes.
Allocations of Income, Gain, Loss and Deduction
A partnership agreement (or, in the case of a limited liability company treated as a partnership for U.S. federal income tax purposes, the limited liability company agreement) will generally determine the allocation of partnership income and loss among partners. Generally, Section 704(b) of the Code and the Treasury regulations thereunder require that partnership allocations respect the economic arrangement of the partners. If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the Treasury regulations thereunder, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Our operating partnerships’ allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Code and the Treasury regulations thereunder.
Partnership Audit Rules
Subject to certain exceptions, any audit adjustment to any item or amount with respect to a partnership which is relevant in determining the tax liability of any partner (and any partner’s distributive share thereof) is determined, and taxes, interest, or penalties attributable thereto are assessed and collected, at the partnership level. These rules could result in subsidiary partnerships in which we directly or indirect invest being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of these partnerships, could be required to bear the economic burden of those taxes, interest, and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment.
Taxation of Stockholders
Taxation of taxable U.S. Holders
As used herein, the term “U.S. Holder” means a holder of our Class A common stock who for U.S. federal income tax purposes is:
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an individual who is a citizen or resident of the U.S.;

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a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in the U.S. or under the laws of the U.S., or of any state thereof, or the District of Columbia;

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an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; or

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a trust if (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust, or (ii) the trust has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

If a partnership, including for this purpose any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes, holds our Class A common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our Class A common stock.
Distributions.   So long as we qualify as a REIT, the distributions that we make to our U.S. Holders out of current or accumulated earnings and profits that we do not designate as capital gain dividends will generally be taken into account by such stockholders as ordinary income and will not be eligible for the dividends received deduction for corporations. With limited exceptions, our dividends are not eligible for taxation at the preferential income tax rates (i.e., the 20% U.S. federal income tax rate for “qualified dividend income”) for qualified dividends received by most domestic U.S. Holders that are individuals, trusts and estates from taxable C corporations. However, for taxable years beginning after December 31, 2017 and before January 1, 2026 (unless extended or made permanent), non-corporate taxpayers may generally deduct 20% of certain qualified business income, including “qualified REIT dividends” (generally, dividends received by a REIT stockholder that are not designated as capital gain dividends or qualified dividend income), subject to certain limitations, resulting in an effective maximum U.S. federal income tax rate of 29.6% on such income. Additionally, such

U.S. Holders are taxed at the preferential U.S. federal income tax rates applicable to qualified dividend income on ordinary dividends designated by and received from REITs to the extent that the dividends are attributable to:
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income retained by the REIT in the prior taxable year on which the REIT was subject to corporate level income tax (less the amount of tax);

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dividends received by the REIT from TRSs or other taxable C corporations; or

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income in the prior taxable year from the sales of “built-in gain” property acquired by the REIT from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

In general, in order to be eligible for the preferential rate of U.S. federal income tax on qualified dividend income, a U.S. Holder must satisfy a holding period requirement and other applicable requirements.
Distributions that we designate as capital gain dividends generally will be taxed to our U.S. Holders as long-term capital gains, to the extent that such distributions do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. Holder that receives such distribution has held its stock. We may elect to retain and pay taxes on some or all of our net long-term capital gains, in which case provisions of the Code will treat our U.S. Holders as having received, solely for tax purposes, our undistributed capital gains, and the U.S. Holders will receive a corresponding credit for taxes that we paid on such undistributed capital gains. See “— Taxation of Ladder Capital Corp — Annual distribution requirements.” Corporate U.S. Holders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum regular U.S. federal income tax rates of 20% in the case of stockholders that are individuals, trusts or estates, and at a flat rate of 21% in the case of stockholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum regular U.S. federal income tax rate for taxpayers who are taxed as individuals, to the extent of previously claimed depreciation deductions.
Distributions in excess of our current and accumulated earnings and profits will generally represent a return of capital and will not be taxable to a U.S. Holder to the extent that the amount of such distributions does not exceed the adjusted basis of the U.S. Holder’s shares in respect of which the distributions were made. Rather, the distribution will reduce the adjusted basis of the U.S. Holder’s shares. To the extent that such distributions exceed the adjusted basis of a U.S. Holder’s shares, such holder generally must include such distributions in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend that we declare in October, November or December of any year and that is payable to a stockholder of record on a specified date in any such month will be treated as both paid by us and received by the stockholder on December 31 of such year, provided that we actually pay the dividend before the end of January of the following calendar year.
To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Any net operating losses generated in years beginning after December 31, 2017 will only be able to offset 80% of our net taxable income (determined without regard to the dividends paid deduction). See “— Taxation of Ladder Capital Corp — Annual distribution requirements.” Such losses, however, are not passed through to stockholders and do not offset income of stockholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of stockholders to the extent that we have current or accumulated earnings and profits. Any net operating losses generated in years beginning on or before December 31, 2017 are permitted to be carried back two years and forward 20 years. Net operating losses generated in years beginning after December 31, 2017 can no longer be carried back but can be carried forward indefinitely.
Dispositions of Ladder stock.   If a U.S. Holder sells or disposes of shares of our stock, it will generally recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and the stockholder’s adjusted tax basis in the shares of Ladder stock. In general, capital gains recognized by individuals, trusts or estates upon the sale or disposition of our stock will be subject to a maximum regular U.S. federal income tax rate of 20% if the stock is held for more than one year, and will be taxed at ordinary income rates (of up to 37%) if the stock is held for one year or less. Gains recognized by U.S. Holders that are corporations are subject to U.S. federal income tax at a flat rate of 21%, whether or not such gains are classified as long-term capital gains. Capital losses recognized by a U.S. Holder upon the disposition of our stock that was held for more than one year at the time of disposition will be considered long-term capital losses, and capital losses are generally available only to offset capital gain income of the U.S. Holder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our stock by a U.S. Holder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions that we make that are required to be treated by the stockholder as long-term capital gain.
If an investor recognizes a loss upon a subsequent disposition of our stock or other securities in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. These regulations, though directed towards “tax shelters,” are broadly written and apply to transactions that would not typically be considered tax shelters. The Code imposes significant penalties for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of our stock or securities or transactions that we might undertake directly or indirectly. Moreover, you should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.
Passive activity losses and investment interest limitations.   Distributions that we make and gain arising from the sale or exchange by a U.S. Holder will not be treated as passive activity income. As a result, U.S. Holders will not be able to apply any “passive losses” against income or gain relating to our stock. To the extent that distributions we make do not constitute a return of capital, they will be treated as investment income for purposes of computing the investment interest limitation.
Information Reporting and Backup Withholding Tax.   We will report to a U.S. Holder and the IRS the amount of distributions we pay during each calendar year and the amount of tax we withhold, if any. Under the backup withholding rules, a U.S. Holder of our common stock may be subject to backup withholding (currently at a maximum rate of 24%) with respect to distributions unless such U.S. Holder:
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is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or

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provides an accurate taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

Any amount paid as backup withholding will be creditable against a U.S. Holder’s income tax liability, which may entitle a U.S. Holder to a refund, provided that proper information is timely provided to the IRS.
Taxation of foreign stockholders
The rules governing U.S. federal income taxation of the ownership and disposition of our Class A common stock by persons that are, for purposes of such taxation, nonresident alien individuals, foreign corporations, foreign partnerships or foreign estates or trusts (collectively, “Non-U.S. Holders”) are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of U.S. federal income tax law and does not address state, local or foreign tax consequences that may be relevant to a Non-U.S. Holder in light of its particular circumstances. In addition, this discussion is based on current law, which is subject to change, and assumes that Ladder will qualify for taxation as a REIT. Non-U.S. Holders should consult their tax advisors to determine the impact of U.S. federal, state, local and foreign tax laws with regard to the ownership and disposition of our Class A common stock (including reporting requirements) in light of their individual circumstances.
Ordinary dividends.   The portion of dividends received by Non-U.S. Holders that is: (i) payable out of our earnings and profits; (ii) which is not attributable to our capital gains; and (iii) which is not effectively connected with a U.S. trade or business of the Non-U.S. Holder, will be subject to U.S. withholding tax at the rate of 30%, unless reduced or eliminated by treaty.
In general, Non-U.S. Holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a Non-U.S. Holder’s investment in our stock is, or is treated as, effectively connected with the Non-U.S. Holder’s conduct of a U.S. trade or business, the Non-U.S. Holder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as domestic stockholders are taxed with respect to such dividends. Such income must generally be reported on a U.S. federal income tax return filed by or on behalf of the Non-U.S. Holder. The income may also be subject to the 30% branch profits tax in the case of a Non-U.S. Holder that is a corporation.
Non-dividend distributions.   Unless our stock constitutes a U.S. real property interest (a “USRPI”) (as described below), distributions that we make which are not dividends out of our earnings and profits will not be subject to U.S. federal income tax. If we cannot determine at the time a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. The Non-U.S. Holder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our stock constitutes a USRPI, as described below, distributions that we make in excess of the sum of: (a) the stockholder’s proportionate share of our earnings and profits, plus (b) the stockholder’s basis in its stock, will be taxed under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), at the rate of tax, including any applicable capital gains rates, that would apply to a domestic stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a withholding at a rate of 15% of the amount by which the distribution exceeds the stockholder’s share of our earnings and profits.
Capital gain dividends.   Under FIRPTA, a distribution that we make to a Non-U.S. Holder, to the extent attributable to gains from dispositions of USRPIs that we held directly or through pass-through subsidiaries, or USRPI capital gains, will, except as described below, be considered effectively connected with a U.S. trade or business of the Non-U.S. Holder and will be subject to U.S. federal income tax at the rates applicable to U.S. individuals or corporations, without regard to whether we designate the distribution as a capital gain dividend. See above under “— Taxation of foreign stockholders — Ordinary dividends,” for a discussion of the consequences of income that is effectively connected with a U.S. trade or business. In addition, we will be required to withhold tax equal to 21% of the maximum amount that could have been designated as USRPI capital gains dividends. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a Non-U.S. Holder that is a corporation. A distribution is not attributable to USRPI capital gain if we held an interest in the underlying asset solely as a creditor. Capital gain dividends received by a Non-U.S. Holder that are attributable to dispositions of our assets other than USRPIs are not subject to U.S. federal income or withholding tax, unless: (i) the gain is effectively connected with the Non-U.S. Holder’s U.S. trade or business, in which case the Non-U.S. Holder would be subject to the same treatment as U.S. holders with respect to such gain; or (ii) the Non-U.S. Holder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S., in which case the Non-U.S. Holder will incur a 30% tax on his capital gains. We do not expect that a significant portion of our assets will be USRPIs.
A capital gain dividend that would otherwise have been treated as a USRPI capital gain will not be so treated or be subject to FIRPTA, and generally will not be treated as income that is effectively connected with a U.S. trade or business, and instead will generally be treated in the same manner as an ordinary dividend (see “— Taxation of foreign stockholders — Ordinary dividends”), if: (i) the capital gain dividend is received with respect to a class of stock that is regularly traded on an established securities market located in the U.S.; and (ii) the recipient Non-U.S. Holder does not own more than 10% of that class of stock at any time during the year ending on the date on which the capital gain dividend is received. We anticipate that our Class A common stock will be “regularly traded” on an established securities exchange.
Dispositions of Ladder stock.   Unless our stock constitutes a USRPI, a sale of our stock by a Non-U.S. Holder generally will not be subject to U.S. taxation under FIRPTA. Our stock will be treated as a USRPI if 50% or more of our assets throughout a prescribed testing period consist of interests in real property located within the U.S., excluding, for this purpose, interests in real property solely in a capacity as a creditor. It is not currently anticipated that our stock will constitute a USRPI. However, we cannot assure you that our stock will not become a USRPI.
Even if the foregoing 50% test is met, our stock will not constitute a USRPI if we are a “domestically controlled qualified investment entity.” A domestically controlled qualified investment entity includes a REIT, less than 50% of the value of which is held directly or indirectly by Non-U.S. Holders at all times during a specified testing period (after applying certain presumptions regarding the ownership of our stock, as described in the Code). We believe that we will be and will remain a domestically controlled qualified investment entity, and that a sale of our stock should not be subject to taxation under FIRPTA. However, no assurance can be given that we will be or will remain a domestically controlled qualified investment entity.
In the event that we are not a domestically controlled qualified investment entity, but our stock is “regularly traded,” as defined by applicable Treasury regulations, on an established securities market, a Non-U.S. Holder’s sale of our Class A common stock nonetheless also would not be subject to tax under FIRPTA as a sale of a USRPI, provided that the selling Non-U.S. Holder held 10% or less of our outstanding Class A common stock any time during the one-year period ending on the date of the sale. We expect that our Class A common stock will be regularly traded on an established securities market.
In addition, if a Non-U.S. Holder disposes of such common stock during the 30 day period preceding the ex-dividend date of any dividend payment, and such Non-U.S. Holder acquires or enters into a contract or option to acquire our common stock within 61 days of the first day of such 30 day period described above, and any portion of such dividend payment would, but for the disposition, be treated as USRPI capital gain to such Non-U.S. Holder under FIRPTA, then such Non-U.S. Holder will be treated as having USRPI capital gain in an amount that, but for the disposition, would have been treated as USRPI capital gain.
If gain on the sale of our stock were subject to taxation under FIRPTA, the Non-U.S. Holder would be required to file a U.S. federal income tax return and would be subject to the same treatment as a domestic stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the stock could be required to withhold 15% of the purchase price and remit such amount to the IRS.
Gain from the sale of our stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the U.S. to a Non-U.S. Holder in two cases: (i) if the Non-U.S. Holder’s investment in our stock is effectively connected with a U.S. trade or business conducted by such Non-U.S. Holder, the Non-U.S. Holder will be subject to the same treatment as a domestic stockholder with respect to such gain; or (ii) if the Non-U.S. Holder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S., the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.
Special FIRPTA Rules.   Recently enacted amendments to FIRPTA create special rules that modify the application of the foregoing FIRPTA rules for particular types of foreign investors, including “qualified foreign pension funds” and their wholly owned foreign subsidiaries and certain widely held, publicly traded “qualified collective investment vehicles.” Non-U.S. stockholders are urged to consult their own tax advisors regarding the applicability of these or any other special FIRPTA rules to their particular investment in our common stock.
Information Reporting and Backup Withholding Tax
Dividends paid to a Non-U.S. Holder may be subject to U.S. information reporting and backup withholding. A Non-U.S. Holder will be exempt from backup withholding if the Non-U.S. Holder provides a properly executed IRS Form W-8BEN or W-8BEN-E, as applicable, or otherwise meets documentary evidence requirements for establishing its status as a Non-U.S. Holder or otherwise establishes an exemption.
The gross proceeds from the disposition of our common stock may be subject to U.S. information reporting and backup withholding. If a Non-U.S. Holder sells our common stock outside the U.S. through a non-U.S. office of a non-U.S. broker and the sales proceeds are paid to the Non-U.S. Holder outside the U.S., then the U.S. backup withholding and information reporting requirements generally will not apply to that payment. However, U.S. information reporting, but not U.S. backup withholding, will apply to a payment of sales proceeds, even if that payment is made outside the U.S., if a Non-U.S. Holder sells our common stock through a non-U.S. office of a broker that is a United States person or has certain enumerated connections with the U.S., unless the broker has documentary evidence in its files that the Non-U.S. Holder is not a United States person and certain other conditions are met or the Non-U.S. Holder otherwise establishes an exemption.

If a Non-U.S. Holder receives payments of the proceeds of a sale of our common stock to or through a U.S. office of a broker, the payment is subject to both U.S. backup withholding and information reporting unless the Non-U.S. Holder provides a properly executed IRS Form W-8BEN or W-8BEN-E, as applicable, certifying that the Non-U.S. Holder is not a “United States person” or the Non-U.S. Holder otherwise establishes an exemption.
A Non-U.S. Holder generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed the Non-U.S. Holder’s U.S. federal income tax liability by timely filing a refund claim with the IRS.
Estate tax.   If our stock is owned or treated as owned by an individual who is not a citizen or resident (as specially defined for U.S. federal estate tax purposes) of the U.S. at the time of such individual’s death, the stock will be includable in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and may therefore be subject to U.S. federal estate tax.
Foreign stockholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign income and other tax consequences of owning Ladder stock.
Taxation of tax-exempt stockholders
Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they may be subject to taxation on their UBIT. While some investments in real estate may generate UBIT, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBIT. Based on that ruling, and provided that: (i) a tax-exempt stockholder has not held our stock as “debt financed property” within the meaning of the Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder); and (ii) our stock is not otherwise used in an unrelated trade or business, distributions that we make and income from the sale of our stock generally should not give rise to UBIT to a tax-exempt stockholder.
Tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code are subject to different UBIT rules, which generally require such stockholders to characterize distributions that we make as UBIT.
In certain circumstances, a pension trust that owns more than 10% of our stock could be required to treat a percentage of the dividends as UBIT if we are a “pension-held REIT.” We will not be a pension-held REIT unless: (i) we are required to “look through” one or more of our pension trust stockholders in order to satisfy the REIT “closely-held” test; and (ii) either (a) one pension trust owns more than 25% of the value of our stock, or (b) one or more pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of the value of our stock. Certain restrictions on ownership and transfer of our stock generally should prevent a tax-exempt entity from owning more than 10% of the value of our stock and generally should prevent us from becoming a pension-held REIT.
Tax-exempt stockholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign income and other tax consequences of owning Ladder stock.
Other Tax Considerations
Medicare 3.8% tax on investment income
Certain U.S. holders who are individuals, estates or trusts and whose income exceeds certain thresholds are required to pay a 3.8% Medicare tax on their “net investment income,” which includes dividends received from us and capital gains from the sale or other disposition of our Class A common stock. The temporary 20% deduction currently allowed with respect to ordinary REIT dividends received by non-corporate taxpayers is apparently not allowed as a deduction allocable to such dividends for purposes of determining the amount of net investment income subject to the 3.8% Medicare tax. U.S. stockholders should consult their tax advisors regarding this tax on net investment income.

Foreign Account Tax Compliance Act
Withholding at a rate of 30% generally will be required on dividends, and, subject to the regulatory relief described below, gross proceeds from the sale of, our Class A common stock held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the Treasury to report, on an annual basis, information with respect to shares in, and the accounts maintained by, the institution held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments. Accordingly, the entity through which our Class A common stock is held will affect the determination of whether such withholding is required. Similarly, dividends, and, subject to the regulatory relief described below, gross proceeds from the sale of, our Class A common stock held by an investor that is a non-financial non-U.S. entity which does not qualify under certain exemptions will be subject to withholding at a rate of 30%, unless such entity either: (i) certifies that such entity does not have any “substantial United States owners”; or (ii) provides certain information regarding the entity’s “substantial United States owners,” which the applicable withholding agent will in turn provide to the Secretary of the Treasury. An intergovernmental agreement between the U.S. and an applicable foreign country may modify these requirements. Under proposed U.S. Treasury regulations that may be relied upon pending finalization, the withholding tax on gross proceeds would be eliminated and, consequently, FATCA withholding on gross proceeds from the sale or other disposition of our Class A common stock is not expected to apply. We will not pay any additional amounts to stockholders in respect of any amounts withheld. Non-U.S. Holders are encouraged to consult their tax advisors regarding the possible implications of these withholding taxes on their investment in our Class A common stock.
State, local and foreign taxes
We and our subsidiaries and stockholders may be subject to state, local or foreign taxation in various jurisdictions including those in which we or they transact business, own property or reside. Our state, local or foreign tax treatment and that of our stockholders may not conform to the U.S. federal income tax treatment discussed above. Any foreign taxes that we incur do not pass through to stockholders as a credit against their U.S. federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our stock.
Legislative or other actions affecting REITs
The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department which may result in statutory changes as well as revisions to regulations and interpretations. We cannot predict how changes in the tax laws might affect our investors or us. New legislation, Treasury regulations, administrative interpretations or court decisions could significantly and negatively affect our ability to qualify as a REIT or the U.S. federal income tax consequences to our investors and us of such qualification.
Prospective stockholders are urged to consult with their tax advisors with respect to the effects of any regulatory or administrative developments and proposals and their potential effect on investment in our Class A common stock.

PLAN OF DISTRIBUTION
General
We may offer and sell any combination of the Securities, or one or more Selling Stockholders may offer and sell shares of the Parent’s Class A common stock, in one or more transactions from time to time through one or more of the following methods:
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on the NYSE or any other national securities exchange or U.S. inter-dealer system of a registered national securities association;

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in one or more underwritten offerings;

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to or through dealers;

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in negotiated transactions;

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in block trades;

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in “at-the-market” offerings;

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directly to one or more purchasers;

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to or through agents; and

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in any combination of such methods of sale.

A prospectus supplement relating to a particular offering of any Securities may include the following information:
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the terms of the offering;

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the names of any underwriters, dealers or agents;

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the purchase price of the Securities;

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any net proceeds to the Parent or the Issuers from the sale of the Securities;

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any delayed delivery arrangements;

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any underwriting discounts and other items constituting underwriters’ compensation;

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any public offering price;

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any discounts or concessions allowed or paid to dealers or agents; and

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any option under which underwriters may purchase additional shares of the Parent’s Class A common stock from the Parent or any Selling Stockholder.

The distribution of any Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, or in underwritten offerings, block trades or in other types of trades.
Underwriting Compensation
We may offer and sell any Securities, or one or more Selling Stockholders may offer and sell the Parent’s Class A common stock, to the public through underwriting syndicates represented by a managing underwriter or managing underwriters or through an underwriter or underwriters without an underwriting syndicate. If underwriters are used for the sale of any Securities, such Securities will be acquired by the underwriters for their own account. The underwriters may resell any Securities in one or more transactions, including in negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale. In connection with any such underwritten sale of Securities, underwriters may receive compensation from us, any Selling Stockholders (in the case of any offering of shares of Class A Common Stock by any Selling Stockholder) or from purchasers for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell any Securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents.
If the Parent or the Issuers use an underwriter or underwriters in the sale of Securities, they will execute an underwriting agreement with those underwriters at the time of sale of the Securities. The names of the underwriters will be set forth in the prospectus supplement used by the underwriters to sell the Securities. Unless otherwise indicated in the prospectus supplement relating to a particular offering of Securities, the obligations of the underwriters to purchase the Securities will be subject to customary conditions precedent and the underwriters will be obligated to purchase all of the Securities if any of the Securities are purchased.
Underwriters, dealers and agents that participate in the distribution of any Securities may be deemed to be underwriters under the Securities Act. Any discounts or commissions that they receive from the Parent or the Issuers and any profit that they receive on the resale of Securities of the Parent or the Issuers may be deemed to be underwriting discounts and commissions under the Securities Act. If any entity is deemed an underwriter or any amounts deemed underwriting discounts and commissions, the prospectus supplement will identify the underwriter or agent and describe the compensation received from the Parent or the Issuers.
Indemnification
We may enter agreements under which underwriters and agents that participate in the distribution of any Securities may be entitled to indemnification by us against various liabilities, including liabilities under the Securities Act, and to contribution with respect to payments which the underwriters, dealers or agents may be required to make.
Related Transactions
Various of the underwriters who participate in the distribution of any Securities, and their affiliates, may perform various commercial banking and investment banking services for us from time to time in the ordinary course of business.
Delayed Delivery Contracts
We may authorize underwriters or other persons acting as our agents to solicit offers by institutions to purchase any Securities from us pursuant to contracts providing for payment and delivery on a future date. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases we must approve these institutions. The obligations of any purchaser under any of these contracts will be subject to the condition that the purchase of any Securities will not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.
Price Stabilization and Short Positions
If underwriters or dealers are used in the sale, until the distribution of any Securities is completed, rules of the SEC may limit the ability of any underwriters to bid for and purchase the Securities. As an exception to these rules, representatives of any underwriters are permitted to engage in transactions that stabilize the price of the Securities. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Securities. If the underwriters create a short position in the Securities in connection with the offering (that is, if they sell more Securities than are set forth on the cover page of the prospectus supplement) the representatives of the underwriters may reduce that short position by purchasing the Securities in the open market.
We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Securities. In addition, we make no representation that the representatives of any underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

LEGAL MATTERS
The validity of the Securities offered hereby and certain legal and tax matters as described under “United States Federal Income Tax Considerations” will be passed upon for us by Kirkland & Ellis LLP, New York, New York. If any legal matters relating to offerings made in connection with this prospectus are passed upon by counsel for the underwriters, dealers or agents, that counsel will be named in the prospectus supplement relating to such offering.
EXPERTS
The consolidated financial statements of Ladder Capital Corp appearing in Ladder Capital Corp’s Annual Report on Form 10-K for the year ended December 31, 2024, and the effectiveness of Ladder Capital Corp’s internal control over financial reporting as of December 31, 2024, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
Ladder Capital Corp files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is www.sec.gov.
Our website address is located at www.laddercapital.com. Through links on the “Investors” portion of our website, we make available free of charge the Parent’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act. Such material is made available through our website as soon as reasonably practicable after the Parent electronically files the information with, or furnishes it to, the SEC. The information contained on our website is not intended to form a part of, or be incorporated by reference into, this prospectus.
The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the Securities offered under this prospectus. The registration statement is available at the SEC’s website above.

LADDER CAPITAL FINANCE HOLDINGS LLLP
LADDER CAPITAL FINANCE CORPORATION
$               % Senior Notes due 20
guaranteed by
LADDER CAPITAL CORP

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers
J.P. Morgan	Wells Fargo Securities	BofA Securities	SOCIETE GENERALE

         , 2025